      As filed with the Securities and Exchange Commission on July 18, 1997
                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------

                        COMMUNITY NATIONAL CORPORATION
                ----------------------------------------------
                (Name of Small Business Issuer in Its Charter)

              Tennessee                               6035                                  Applied for
---------------------------------         -----------------------------               ------------------------
 (State or other jurisdiction of          (Primary standard industrial                    (I.R.S. employer
  incorporation or organization)           classification code number)                 identification number)

              19 Natchez Trace Drive, Lexington, Tennessee 38351
                                (901) 968-6624
--------------------------------------------------------------------------------
             (Address and telephone number of principal executive
                   offices and principal place of business)

                        Mr. Howard W. Tignor, President
                        COMMUNITY NATIONAL CORPORATION
                            19 Natchez Trace Drive
                          Lexington, Tennessee 38351
                                (901) 968-6624
--------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)

                 Please send copies of all communications to:
                          Gary R. Bronstein, Esquire
                           Howard S. Parris, Esquire
                           Julie D. Keegan, Esquire
                      Housley Kantarian & Bronstein, P.C.
                       1220 19th Street, N.W., Suite 700
                            Washington, D.C. 20036

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                              Proposed               Proposed
                                         Dollar               Maximum                Maximum
      Title of Each Class                Amount               Offering              Aggregate            Amount of
         of Securities                   to be               Price Per               Offering           Registration
        to be Registered               Registered               Unit                Price (1)               Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $1.00 per share...............       $ 3,442,750             $10.00              $ 3,442,750           $1,043.15
-----------------------------------------------------------------------------------------------------------------------

     (1)  Estimated solely for the purpose of calculating the registration fee.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS

                        COMMUNITY NATIONAL CORPORATION
      (Proposed Holding Company for Community National Bank of Tennessee)
                     Up to 494,500 Shares of Common Stock
                               $10.00 Per Share

     Community National Corporation (the "Company"), a Tennessee corporation, is offering up to 494,500 shares (which may be increased to 568,675 shares under certain circumstances described below) of its common stock, par value $1.00 per share (the "Common Stock"), in connection with (i) the Exchange described herein to be effected in connection with the reorganization of Lexington First Federal Savings Bank ("Lexington First" or the "Bank") as a subsidiary of the Company and (ii) the Offerings described herein. See "The Stock Conversion and Reorganization -- Description of the Stock Conversion and Reorganization" and " -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

     Pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") adopted by the Company, the Bank and Lexington First Federal, Mutual Holding Company (the "Mutual Holding Company"), the Bank will become a subsidiary of the Company, upon consummation of the transactions described herein (collectively, the "Stock Conversion and Reorganization"). As soon as possible following completion of the Stock Conversion and Reorganization, the Bank intends to convert from a federal stock savings bank to a national bank (the "Bank Conversion") to be known as "Community National Bank of Tennessee" (the "National Bank"). The purpose of the Bank Conversion is to provide the Bank with additional operating flexibility and to enhance its ability to provide a full range of banking products and services to its community. However, completion of the Stock Conversion and Reorganization is not contingent upon the Bank's consummation of the Bank Conversion and the Board of Directors of the Bank may elect at any time not to proceed with the Bank Conversion. Furthermore, there can be no assurance that the Bank and the Company will obtain regulatory approval to consummate the Bank Conversion. A delay in the receipt of the approvals necessary to consummate the Bank Conversion may result in a delay in the consummation of the Stock Conversion and Reorganization, and result in a delay in Company stockholders receiving their stock certificates. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion" and " -- Risk of Delayed Offering." It is presently the intent of the Bank's Board of Directors to proceed with both the Stock Conversion and Reorganization and the Bank Conversion. The Stock Conversion and Reorganization and the Bank Conversion are referred to collectively herein as the "Conversion."

     For a discussion of certain factors that should be considered by each prospective investor, see "Risk Factors" on page 1.
                                                (continued on following page)

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER FEDERAL AGENCY OR STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

=================================================================================================================================

                                                                                     Estimated Fees,
                                                                                       Commissions                Estimated
                                                            Subscription             and Conversion                  Net
                                                              Price (1)               Expenses (2)              Proceeds (3)
---------------------------------------------------------------------------------------------------------------------------------
Minimum Per Share.....................................       $10.00                   $1.58                      $8.42
---------------------------------------------------------------------------------------------------------------------------------
Midpoint Per Share....................................       $10.00                   $1.34                      $8.66
---------------------------------------------------------------------------------------------------------------------------------
Maximum Per Share.....................................       $10.00                   $1.17                      $8.83
---------------------------------------------------------------------------------------------------------------------------------
Maximum Per Share, as adjusted........................       $10.00                   $1.02                      $8.98
---------------------------------------------------------------------------------------------------------------------------------
Total Minimum (1).....................................       $2,212,550               $350,000                   $1,862,550
---------------------------------------------------------------------------------------------------------------------------------
Total Midpoint (1)....................................       $2,603,000               $350,000                   $2,253,000
---------------------------------------------------------------------------------------------------------------------------------
Total Maximum (1).....................................       $2,993,700               $350,000                   $2,643,700
---------------------------------------------------------------------------------------------------------------------------------
Total Maximum, as adjusted (1)........................       $3,442,750               $350,000                   $3,092,750
=================================================================================================================================

 (1) Determined in accordance with an independent appraisal prepared by Ferguson & Company ("Ferguson & Co."), as of June 20, 1997 (the "Appraisal") which states that the estimated pro forma market value of the Bank and the Mutual Holding Company, on a combined basis, was $4.3 million. The Appraisal was multiplied by the Mutual Holding Company's percentage interest in the Bank (i.e., 60.54%) to determine a midpoint ($2,603,000) and the minimum and maximum range were set at 15% below and above the midpoint, respectively, resulting in a range of $2,212,500 to $2,993,700 (the "Valuation Price Range"). See "The Stock Conversion and Reorganization -- Stock Pricing, Exchange Ratio and the Number of Shares to be Issued." Based upon the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, respectively.
(2) Consists of the estimated costs to the Primary Parties to be incurred in connection with the Stock Conversion and Reorganization and marketing fees and expenses of $85,000 to be paid to Trident Securities in connection with the Offerings. See "The Conversion -- Marketing Arrangements." The actual fees and expenses may vary from the estimates. Such fees paid to Trident Securities may be deemed to be underwriting fees. See "Pro Forma Data."
(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in the Offerings and other factors. For the effect of such purchases, see "Capitalization" and "Pro Forma Data."

                           TRIDENT SECURITIES, INC.
               The date of this Prospectus is ___________, 1997.

         The Offerings. In addition to the Exchange noted below, nontransferable subscription rights to subscribe for up to 299,370 shares (which may be increased to 344,275 shares under certain circumstances described below) of Common Stock (the "Conversion Stock") have been granted to certain depositors and borrowers of the Bank as of specified record dates, directors, officers and employees of the Bank, and the holders of Public Bank shares, subject to the limitations described herein (the "Subscription Offering"). The Company may offer any shares of Common Stock not subscribed for in the Subscription Offering (if any) in a community offering (the "Community Offering") to certain members of the general public to whom the Company delivers a copy of this Prospectus and a stock order form (the "Stock Order Form"). Natural persons ordering Conversion Stock in the Community Offering will be given a preference if they are residents of Henderson County in the State of Tennessee (the "Local Community"). The Company, the Mutual Holding Company and the Bank (the "Primary Parties") may, in their absolute discretion, reject orders in the Community Offering in whole or in part. In the Exchange, those persons, other than the Mutual Holding Company (the "Public Stockholders") owning shares of Bank Common Stock (the "Public Bank Shares") prior to consummation of the Conversion will have their Public Bank Shares exchanged for shares of Company Common Stock (the "Exchange Shares") pursuant to a ratio which preserves their 39.46% aggregate ownership of Bank Common Stock (not including shares which may be required to be divested).

         It is anticipated that shares of Conversion Stock not subscribed for in the Subscription Offering and Community Offering, if any, will be offered by the Company to members of the general public to whom a copy of this Prospectus is delivered by or on behalf of the Company in a syndicated community offering (the "Syndicated Community Offering") (the Subscription Offering, any Community Offering and any Syndicated Community Offering are referred to collectively as the "Offerings"). The Primary Parties have engaged Trident Securities, Inc. ("Trident Securities") to consult with and advise them in the Stock Conversion and Reorganization and Trident Securities has agreed to use its best efforts to solicit subscription and purchase orders for shares of Conversion Stock in the Offerings. Trident Securities is not obligated to take or purchase any shares of Conversion Stock in the Offerings. See "The Conversion -- Marketing Arrangements."

         The Subscription Offering will terminate at 12:00 Noon, Central Time, on _____________, 1997 (the "Expiration Date"), unless extended by the Primary Parties, with approval of the Office of Thrift Supervision ("OTS"), if necessary. Such extensions may not be extended beyond _________, 199_. The Community Offering, if any, may commence without notice at any time after the commencement of the Subscription Offering and may terminate at any time without notice, but may not terminate later than ____________, 1997. The Community Offering and/or any Syndicated Community Offering must be completed within 45 days after the close of the Subscription Offering, or by ____________, 1997, unless extended by the Primary Parties with the approval of the OTS, if necessary. Orders submitted are irrevocable until the completion of the Stock Conversion and Reorganization; provided, however, that if the Stock Conversion and Reorganization is not completed within the 45-day period referred to above, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be canceled. The Offerings may not be extended beyond ____________, 199_. See "The Stock Conversion and Reorganization -- The Offerings -- Subscription Offering."

         Purchase Limitations. The Plan sets forth various purchase limitations which are applicable in the Offerings. No person may purchase fewer than 25 shares. In the Subscription Offering, each eligible subscriber may subscribe for up to 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock at the maximum of the Valuation Price Range. No person, together with associates or persons acting in concert with such person, shall, upon completion of the Stock Conversion and Reorganization beneficially own Conversion Stock that, when combined with Exchange Shares, exceeds 5.0% of the shares of Common Stock outstanding (this limitation may also be increased to 9.9% under certain circumstances, as described below). The Primary Parties reserve the right to increase the purchase limitation to allow a limited number of purchasers to purchase in excess of 5.0% of the shares of Conversion Stock to be sold in the Offerings, provided that, the number of shares allocated to purchasers in excess of 5.0% of the shares may not, in the aggregate, exceed 10.0% of the shares sold in the Offerings. Certain Bank stockholders currently own more than 5.0% of the outstanding shares of Bank Common Stock. Under the Plan, such stockholders will be required to divest sufficient shares to reduce their ownership to 5.0% unless the foregoing purchase limitation is increased. See "The Stock Conversion and Reorganization -- The Offerings -- Subscription Offering," " -- Community Offering" and " -- Limitation on Conversion Stock Purchases."

         For additional information and how to subscribe for Common Stock, please call the Stock Information Center at (901) ___-____.

                        [MAP OF BANK'S MARKET AREA HERE]




















         THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                    SUMMARY

         This summary is qualified in its entirety by the more detailed information regarding the Company, the Bank and the Mutual Holding Company and the Financial Statements of the Bank appearing elsewhere in this Prospectus.

Community National Corporation

         Community National Corporation is a Tennessee corporation organized in July 1997 by the Bank for the purpose of holding all of the capital stock of the Bank following the Stock Conversion and Reorganization and of the National Bank following the Bank Conversion. The Company has received approval from the OTS to acquire control of the Bank subject to satisfaction of certain conditions. Prior to the Conversion, the Company has not engaged and will not engage in any material operations. Upon consummation of the Stock Conversion and Reorganization, the Company will have no significant assets other than the outstanding capital stock of the Bank (or, following the Bank Conversion, the National Bank), and a portion of the net proceeds of the Stock Conversion. Upon consummation of the Conversion, the Company's principal business will be overseeing and directing the business of the National Bank and investing the net Stock Conversion proceeds retained by it, and the Company will register with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA") and deregister with the OTS as a savings and loan holding company. See "Business of the Company" and "Regulation -- Depository Institution Regulation and -- Regulation of the Company."

Lexington First Federal Savings Bank

         Lexington First commenced operations in 1961 as a federally-chartered mutual savings association under the name "Lexington First Federal Savings and Loan Association" (the "Association"). Its deposits have been federally insured up to applicable limits, and it has been a member of the Federal Home Loan Bank ("FHLB") system since that time. Lexington First's deposits are currently insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") and it is a member of the FHLB of Cincinnati. Lexington First is subject to the regulation of the OTS, as well as the FDIC. On December 14, 1992, the Association reorganized into the mutual holding company form of organization and completed a sale of stock to the public. To accomplish this transaction, the Association organized a federal stock savings bank as a wholly owned subsidiary. The mutual Bank then transferred substantially all of its assets and liabilities to the stock Bank in exchange for 135,000 shares of Bank Common Stock, and reorganized itself into a federally chartered mutual holding company known as Lexington First Federal Mutual Holding Company and sold 80,000 shares of Bank Common Stock to certain members of the Bank and members of the general public (the "MHC Reorganization"). As of the date hereof, the Mutual Holding Company and the Public Stockholders own an aggregate of 135,000 shares and 87,993 shares, or 60.54% and 39.46%, respectively, of the outstanding shares of Bank Common Stock, respectively.

         Lexington First's primary business, as conducted through its office located in Lexington, Tennessee, has been the origination of mortgage loans secured by single-family residential real estate located primarily in Henderson County, Tennessee, with funds obtained through the attraction of savings deposits, primarily transaction accounts, and certificate accounts with terms of 18 months or less. The Bank also makes construction loans on single-family residences, savings account loans, and second mortgage consumer loans. In past years, the Bank has made a limited number of loans on multi-family and commercial real estate. The Bank also purchases mortgage-backed securities, and invests in other liquid investment securities when warranted by the level of excess funds. In the early 1980's, the Bank made and began to emphasize the origination of adjustable-rate mortgage loans. However, due to customer preference for fixed-rate mortgage loans, the Bank has been unable to originate a significant number of adjustable-rate loans in recent years. The Bank will continue to offer and make loans with adjustable rates, as the market allows, although the residential loans originated by the Bank in recent months have been mostly short-term balloon loans with terms of one, three, five and seven years. However, it is expected that a significant percentage of the Bank's assets will continue to be invested in mortgage-backed securities and other liquid investment securities due to limited lending opportunities in the Bank's market area.

                                      (i)

         In February 1997, the Bank hired Howard W. Tignor as its President and Chief Executive Officer. Mr. Tignor has over 31 years experience as a national bank examiner, loan officer, operating officer and Chief Executive Officer of various commercial banks located in central Tennessee. Under Mr. Tignor's leadership, the Bank will attempt to significantly increase its origination of commercial real estate loans, commercial business loans and consumer loans. The offering of a wider range of loan products, the opening of a new branch office, and the Conversion, including the Bank Conversion, are all integral parts of Lexington First's new emphasis on commercial banking. The goals in implementing these steps are to increase the Bank's interest rate spread, improve the Bank's interest rate sensitivity mismatch and increase overall profitability, while maintaining an acceptable level of risk. Although there are additional risks inherent in pursuing a commercial banking strategy, the Board of Directors believes that President Tignor and the new employees he has hired (including two new lending officers) possess the requisite amount of skill, experience and leadership to accomplish this goal over a reasonable period of time. For more information, see "Risk Factors -- Risks Related to Commercial Real Estate, Commercial Business and Consumer Lending," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Bank -- Lending Activities."

         At March 31, 1997, Lexington First's interest-bearing liabilities which were estimated to mature or reprice within one year exceeded Lexington First's interest-earning assets with the same characteristics by $13.8 million or 53.1% of Lexington First's total assets. This large interest rate sensitivity gap subjects Lexington First to significant and severe risk during periods of rising interest rates. For more information see "Risk Factors -- The Bank's Interest Sensitivity Mismatch and Potential Effects of Changes in Interest Rates."

         At March 31, 1997, Lexington First had total assets of $25.9 million, deposits of $20.9 million, net loans receivable of $16.4 million, cash and investment securities of $5.6 million, mortgage-backed securities of $3.2 million and stockholders' equity of $3.9 million. The Bank's tangible capital to assets ratio at that date was 15.02%.

Lexington First Federal Mutual Holding Company

         The Mutual Holding Company is a federally chartered mutual holding company formed in 1992 in connection with the MHC Reorganization. The Mutual Holding Company's primary asset is 135,000 shares of Bank Common Stock which represented 60.54% of the shares of Bank Common Stock outstanding as of the date of this Prospectus. The Mutual Holding Company's only other asset at March 31, 1997 was approximately $92,000 in cash. As part of the Stock Conversion and Reorganization, the Mutual Holding Company will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank being the surviving entity.

Community National Bank of Tennessee

         Upon consummation of the Bank Conversion, Community National Bank of Tennessee will succeed to all of the assets and liabilities of the Bank and will initially continue to conduct business in substantially the same manner as the Bank prior to the Conversion. However, subsequent to the Bank Conversion, it is expected that the National Bank will increase its origination of commercial real estate, commercial business and consumer loans, including automobile loans and home equity loans.

         The deposits of the National Bank will continue to be insured by the SAIF of the FDIC, and, as such, the National Bank will continue to be subject to regulation and supervision by the FDIC. The National Bank will not be subject to OTS regulation and supervision; rather, the primary regulator of the National Bank will be the Office of the Comptroller of the Currency (the "OCC"). The National Bank will remain a member of the FHLB of Cincinnati. As a national bank, the National Bank also will be required to become a member of the Federal Reserve System. For information regarding regulations applicable to the Bank and the National Bank, see "Regulation."


                                     (ii)

Purposes of the Stock Conversion and Reorganization

         In their decision to pursue the Stock Conversion and Reorganization, the Mutual Holding Company and the Bank considered the various advantages of a stock holding company form of organization including: (1) a stock holding company's ability to diversify the Company's and the Bank's business activities;
(2) the larger capital base of a stock holding company; (3) the enhancement of the Company's future access to capital markets; (4) the increase in the number of outstanding shares of publicly traded stock (which may increase the liquidity of the Common Stock); and (5) the greater flexibility in structuring acquisitions. In addition, the Mutual Holding Company and the Bank considered various regulatory uncertainties associated with the mutual holding company structure, as well as the general uncertainty regarding the future of the thrift charter.

Description of the Stock Conversion and Reorganization

         On April 12, 1997, the Boards of Directors of the Bank and the Mutual Holding Company adopted the Plan (which was subsequently adopted, as amended) and in July 1997 the Bank organized the Company under Tennessee law as a first-tier wholly owned subsidiary. Pursuant to the Plan: (i) the Mutual Holding Company will convert to an interim federal stock savings bank and simultaneously will merge with and into the Bank; (ii) the Mutual Holding Company will cease to exist and the 135,000 shares or 60.54% of the outstanding Bank Common Stock held by the Mutual Holding Company will be canceled; and (iii) a second interim savings association ("Interim") formed by the Company solely for such purpose will then merge with and into the Bank. As a result of the merger of Interim with and into the Bank, the Bank will become a wholly owned subsidiary of the Company operating under the name "Lexington First Federal Savings Bank" and the outstanding Public Bank Shares, which amounted to 87,993 shares or 39.46% of the outstanding Bank Common Stock at __________, 1997, will be converted into the Exchange Shares pursuant to a ratio (the "Exchange Ratio"), which will result in the holders of such shares (the "Public Stockholders") owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Stock Conversion and Reorganization (i.e., the Conversion Stock and the Exchange Shares) as the percentage of Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Stock Conversion and Reorganization, before giving effect to: (i) the exercise of dissenters' rights of appraisal by the holders of any shares of Bank Common Stock; (ii) the payment of cash in lieu of issuing fractional Exchange Shares; and (iii) any shares of Conversion Stock purchased by the Bank's stockholders in the Offerings.


                                     (iii)

         The following diagram outlines the current organizational structure of the parties and their respective ownership interests:


----------------------------               -------------------------------

   Lexington First Federal                        Public Stockholders
   Mutual Holding Company

----------------------------               -------------------------------


               60.54%                           39.46%
          ------------------------------------------------



                         ----------------------------

                            Lexington First Federal
                                 Savings Bank

                         ----------------------------


                                            100%


                          ----------------------------

                               Community National
                                   Corporation

                          ----------------------------


                                            100%


                          ----------------------------

                                     Interim
                                 (to-be-formed)

                          ----------------------------






                                      (iv)

         The following diagram reflects the results of the Stock Conversion and Reorganization, including: (i) the merger of the Mutual Holding Company (following its conversion to an interim federal stock savings bank) with and into the Bank; (ii) the merger of Interim with and into the Bank, pursuant to which the Public Bank Shares will be converted into Exchange Shares; and (iii) the Offerings of Conversion Stock. The diagram assumes that there are no shares for which holders properly perfect dissenters' rights of appraisal, there are no fractional shares and does not give effect to purchases of Conversion Stock by holders of Public Bank Shares.



-------------------------------------     -------------------------------------

      Purchasers of Stock in the                Holders of Exchange Shares
 Stock Conversion and Reorganization           (Former Public Stockholders)

--------------------------------------    -------------------------------------



                         60.54%                  39.46%
                     --------------------------------------




                     --------------------------------------

                               Community National
                                   Corporation

                     --------------------------------------



                                                    100%
                    ----------------------------------------
                                 Lexington First
                              Federal Savings Bank
                       (to become "Community National Bank
                      of Tennessee" in the Bank Conversion)
                    ----------------------------------------



         In addition to shares of Common Stock to be issued pursuant to the Exchange, pursuant to the Plan, the Company is offering shares of Conversion Stock in the Offerings as part of the Stock Conversion and Reorganization. See " -- The Offerings" below and "The Stock Conversion and Reorganization -- The Offerings."

The Bank Conversion

         The Board of Directors of the Bank adopted the Plan on April 12, 1997, which was subsequently adopted as amended, and provides for both the Stock Conversion and Reorganization and the Bank Conversion. As soon as possible following completion of the Stock Conversion and Reorganization, the Bank will convert to a national bank to be known as "Community National Bank of Tennessee." Although it is presently the intent of the Bank's Board of Directors to proceed with both the Stock Conversion and Reorganization and the Bank Conversion under the Plan, the Board of Directors of the Bank has the ability to elect, at any time, not to proceed with the Bank Conversion. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion" and "The Conversion -- General."

         The OTS has approved the Plan, subject to member approval and satisfaction of certain other conditions. The OTS has also approved the Company's application to acquire all of the capital stock of the Bank, and thereby become a savings and loan holding company, as part of the Stock Conversion and Reorganization. The Bank has notified the OTS of its intent to convert the Bank to the National Bank and has applied for the approval of the OCC for its Bank Conversion. In addition, the Company has applied to the Federal Reserve Board for approval to own all of the capital

                                      (v)
stock of the National Bank and thereby become a bank holding company following completion of the Bank Conversion. The approval of the Federal Reserve Board has not been obtained as of the date of this Prospectus, and there can be no assurance that such approval will be obtained. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion."

Conditions to Closing of the Offerings

         Pursuant to OTS regulations, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as: (i) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of the Mutual Holding Company ("Members") as of the close of business on __________, 1997 (the "Voting Record Date") at a special meeting of Members called for the purpose of submitting the Plan for approval (the "Members' Meeting"); and (ii) the approval of the holders of at least two-thirds of the shares of the outstanding Bank Common Stock, including the Mutual Holding Company (the "Stockholders"), eligible to be voted at the special meeting of the Bank's Stockholders as of the close of business on ________________, 1997 (the "Stockholder Voting Record Date") at a special meeting of Stockholders called for the purpose of submitting the Plan for approval (the "Stockholders' Meeting"). In addition, the Primary Parties have conditioned the consummation of the Conversion on: (i) the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting; and (ii) the exercise of dissenters' rights of appraisal by the holders of less than 10% of the outstanding shares of Bank Common Stock. The Mutual Holding Company intends to vote its shares of Bank Common Stock, which amount to 60.54% of the outstanding shares, in favor of the Plan at the Stockholders' Meeting. In addition, as of ________, 1997, directors and executive officers of the Bank as a group (9 persons) beneficially owned 48,938 shares or 21.95% of the outstanding Bank Common Stock, which shares can also be expected to be voted in favor of the Plan at the Stockholders' Meeting.

The Exchange

         Pursuant to the Plan adopted by the Company, the Bank and the Mutual Holding Company, the Bank will become a subsidiary of the Company upon consummation of the Stock Conversion and Reorganization. As a result of the Stock Conversion and Reorganization, each share of Bank Common Stock held by the Mutual Holding Company, which currently holds 135,000 shares or 60.54% of the outstanding Bank Common Stock, will be canceled, and all Public Bank shares, which amounted to 87,993 shares or 39.46% of the outstanding Bank Common Stock at ________, 1997, will be converted into Exchange Shares pursuant to the Exchange Ratio that will result in the Public Stockholders owning in the aggregate approximately the same percentage of the Company as they owned of the Bank, before giving effect to: (i) the exercise of dissenters' rights of appraisal by the holders of any shares of Bank Common Stock; (ii) the payment of cash in lieu of fractional Exchange Shares; and (iii) any shares of Common Stock purchased by Public Stockholders in the Offerings described herein (the "Exchange"). The final Exchange Ratio will be established so that, subject to the Plan's ownership limitations and possible divestiture requirements (see "Risk Factors -- Possible Divestiture Requirement for Public Stockholders"), Public Stockholders will receive the same percentage of shares of Common Stock to be issued in the Stock Conversion and Reorganization as they currently own in the Bank regardless of whether the Conversion Stock is sold at the minimum, midpoint, maximum or maximum, as adjusted of the Valuation Price Range.

The Offerings

         Pursuant to the Plan and in connection with the Stock Conversion and Reorganization, the Company is offering up to 299,370 shares of Conversion Stock in the Offerings, as may be adjusted. Conversion Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted, in the following order of priority, to: (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on December 31, 1995 ("Eligible Account Holders"); (ii) depositors of the Bank with account balances of $50.00 or more as of the close of business on June 30, 1997 ("Supplemental Eligible Account Holders"); (iii) depositors of the Bank as of the close of business on __________, 1997 (other than Eligible Account Holders and Supplemental Eligible Account Holder(s)) and

                                     (vi)
borrowers of the Bank as of December 14, 1992 whose loans continue to be outstanding on ____________, 1997 ("Other Members"); (iv) directors, officers and employees of the Bank; and (v) Public Stockholders. Subscription rights will expire if not exercised by 12:00 Noon, Central Time, on _____________, 1997, unless extended.

Although the Plan provides for the purchase of Conversion Stock by the ESOP, the Company currently has no plans to implement the ESOP and as a result, the ESOP will not purchase any shares of Conversion Stock in the Stock Conversion and Reorganization.

         Subject to the prior rights of holders of subscription rights, Conversion Stock not subscribed for in the Subscription Offering is being offered in the Community Offering to certain members of the general public to whom a copy of this Prospectus is delivered, with preference given to natural persons residing in the Local Community. It is anticipated that shares not subscribed for in the Subscription Offering and the Community Offering (if any) will be offered to certain members of the general public in a Syndicated Community Offering. The Primary Parties reserve the absolute right to reject or accept any orders in the Community Offering or the Syndicated Community Offering, in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date.

         The Primary Parties have retained Trident Securities as financial advisor and marketing agent in connection with the Offerings and to assist in soliciting subscriptions in the Offerings. See "The Stock Conversion and Reorganization -- The Offerings -- Subscription Offering," " -- Community Offering," " -- Syndicated Community Offering" and " -- Marketing Arrangements."

Purchase Limitations

         No person may purchase fewer than 25 shares. In the Subscription Offering, each eligible subscriber may subscribe for up to 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of the Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock at the maximum of the Valuation Price Range. The Primary Parties may in their sole discretion increase the purchase limitation to up to 9.9% of the shares to be sold in the Offerings (29,638 shares at the maximum of the Valuation Price Range) provided that: (i) each subscriber who has subscribed for the maximum number of shares of Conversion Stock shall have been offered the opportunity to increase his subscription to the new purchase limitation; and
(ii) the aggregate number of shares sold to subscribers in the Offerings in excess of 5.0% of the total number of shares issued in the Offerings does not exceed 10% of the number of shares sold in the Offerings. In addition, following the Stock Conversion and Reorganization no person or entity, together with associates and persons acting in concert may beneficially own more than 5.0% of the total number of shares of Common Stock outstanding. The Primary Parties may in their sole discretion increase the ownership limitation to up to 9.9% of the Common Stock outstanding provided that: (i) each subscriber who has subscribed for the maximum permissible number of shares of Conversion Stock shall have been offered the opportunity to increase his subscription to such percentage of the Conversion Stock (subject to the availability of shares and the limitations on subscriptions in excess of 5.0% described above) and (ii) the aggregate number of shares held by all stockholders in excess of 5.0% of the shares outstanding does not exceed 10% of the number of shares outstanding. Certain Bank stockholders currently own more than 5.0% of the outstanding shares of Bank Common Stock. Under the Plan, such stockholders will be required to divest sufficient shares to reduce their ownership to 5.0% unless the foregoing purchase limitation is increased. The minimum purchase is 25 shares. See "The Stock Conversion and Reorganization -- Limitations on Conversion Stock Purchases." In the event of an oversubscription, shares will be allocated in accordance with the Plan, as described under "The Conversion -- The Offerings -- Subscription Offering" and " -- Community Offering." Because the purchase limitations contained in the Plan include Exchange Shares to be issued to Public Stockholders for their Public Bank Shares, certain holders of Public Bank Shares may be limited in their ability to purchase Conversion Stock in the Offerings. See "Risk Factors -- Possible Divestiture Requirements for Public Stockholders."



                                     (vii)

Stock Pricing, Exchange Ratio and Number of Shares to be Issued in the Stock Conversion and Reorganization

         Federal regulations require the aggregate purchase price of the Conversion Stock to be consistent with Ferguson & Co.'s pro forma appraisal of the Bank and the Mutual Holding Company, which was $4.3 million as of June 20, 1997. Because the holders of the Public Bank Shares will continue to hold the same aggregate percentage ownership interest in the Company as they held in the Bank (before giving effect to additional purchases in the Offerings, the exercise of dissenters' rights and fractional shares), the appraisal was multiplied by the Mutual Holding Company's percentage interest in the Bank (i.e., 60.54%) to determine the midpoint of the Valuation Price Range, which was $2,603,000. In accordance with OTS regulations, the minimum and maximum of the Valuation Price Range were set at 15% below, and above the midpoint, respectively, resulting in a range of $2,212,550 to $2,993,700. The full text of the appraisal report of Ferguson & Co. describes the procedures followed, the assumptions made, limitations on the review undertaken and matters considered, which included the trading market for the Bank Common Stock (see "Market for the Common Stock") but was not dependent thereon. The appraisal report has been filed as an exhibit to the Registration Statement and Application for Conversion of which this Prospectus is a part, and is available in the manner set forth under "Additional Information." The appraisal of the Conversion Stock is not intended and should not be construed as a recommendation of any kind as to the advisability of purchasing such stock. The proposed Exchange Ratio was determined independently by the Boards of Directors of the Mutual Holding Company and the Bank based upon, among other things, the Valuation Price Range. Ferguson & Co. expresses no opinion on the Exchange Ratio or the exchange of Public Bank Shares. OTS policy requires that the holders of Public Bank Shares prior to the Stock Conversion and Reorganization receive Exchange Shares in an amount that will result in them owning, in the aggregate, approximately the same percentage of the Company as they owned of the Bank.

         All shares of Conversion Stock will be sold at $10.00 per share (the "Purchase Price"), which was established by the Boards of Directors of the Primary Parties. The actual number of shares to be issued in the Offerings will be determined by the Primary Parties based upon the final updated valuation of the estimated pro forma market value of the Conversion Stock at the completion of the Offerings. The number of shares of Conversion Stock to be issued is expected to range from a minimum of 221,255 shares to a maximum of 299,370 shares. Subject to approval of the OTS, the Valuation Price Range may be increased or decreased to reflect market and economic conditions prior to the completion of the Offerings, and under such circumstances the Primary Parties may increase or decrease the number of shares of Conversion Stock. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless: (i) the gross proceeds from the sale of the Conversion Stock are less than the minimum, or more than 15% above the maximum, of the current Valuation Price Range; or (ii) the Offerings are extended beyond ____________, 1997. Any increase or decrease in the number of shares of Conversion Stock will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Stock Conversion and Reorganization, the Conversion Stock and the Exchange Shares will represent approximately 60.54% and 39.46%, respectively, of the Company's total outstanding shares. See "The Stock Conversion and Reorganization -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued."

         Based on 87,993 Public Bank Shares outstanding at ________, 1997, and assuming a minimum of 221,255 and a maximum of 299,370 shares of Conversion Stock are issued in the Offerings, the Exchange Ratio is expected to range from approximately 1.639 to 2.218 Exchange Shares for each Public Bank Share outstanding immediately prior to the consummation of the Stock Conversion and Reorganization. The Exchange Ratio will be affected if any stock options to purchase shares of Bank Common Stock are exercised between the date of this Prospectus and consummation of the Stock Conversion and Reorganization. If any stock options are outstanding immediately prior to consummation of the Stock Conversion and Reorganization, they will be converted into options to purchase shares of Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged. At ________, 1997, there were no options outstanding to purchase shares of Bank Common Stock.



                                    (viii)

         The following table sets forth, based upon the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, the following:
(i) the total number of shares of Conversion Stock and Exchange Shares to be issued in the Stock Conversion and Reorganization, (ii) the percentage of the total Common Stock represented by the Conversion Stock and the Exchange Shares, and (iii) the Exchange Ratio. The table assumes that no holder of Public Bank Shares exercises dissenters' rights and that there is no cash paid in lieu of issuing fractional Exchange Shares.

                           Conversion Stock          Exchange Shares                Total
                             to be Issued              to be Issued             Common Stock to       Exchange
                        -----------------------   ------------------------
                        Amount        Percent     Amount        Percent         be Outstanding          Ratio
                        ------        -------     ------        -------         --------------          -----
Minimum..............    221,255         60.54%   144,220           39.46%         365,475              1.639
Midpoint.............    260,300         60.54    169,650           39.46          429,950              1.928
Maximum..............    299,370         60.54    195,170           39.46          494,540              2.218
15% above maximum        344,275         60.54    224,380           39.46          568,655              2.550


         The final Exchange Ratio will be determined based upon the number of shares issued in the Offerings in order to maintain the Public Stockholders' approximately 39.46% ownership interest in the Bank and will not be based upon the market value of the Public Bank Shares. At the minimum, midpoint and maximum of the Valuation Price Range, one Public Bank Share will be exchanged for 1.639,
1.928 and 2.218 shares of Common Stock, respectively (which have a calculated equivalent estimated value of $16.39, $19.28 and $22.18 based on the $10.00 Purchase Price of a share of Common Stock in the Offerings and the aforementioned Exchange Ratios). However, there can be no assurance as to the actual market value of a share of Common Stock after the Stock Conversion and Reorganization or that such shares could be sold at or above the $10.00 Purchase Price.

Payment for Subscriptions for Conversion Stock

         Payment for subscriptions may be made: (i) in cash, if delivered in person at any office of the Bank; (ii) by check or money order; or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Funds from payments made by cash, check or money order will be deposited in a segregated account at the Bank and will earn interest at the Bank's passbook rate of interest from the date payment is received until completion or termination of the Stock Conversion and Reorganization. No wire transfers will be accepted. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from the deposit account will continue to accrue interest at the contractual rate until completion or termination of the Stock Conversion and Reorganization, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Stock Conversion and Reorganization.

         If a subscriber authorizes the Bank to withdraw the aggregate amount of the purchase price from a deposit account, the Bank will do so as of the effective date of the Stock Conversion and Reorganization. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. See "The Stock Conversion and Reorganization -- Procedure for Purchasing Shares in the Offerings."

Differences in Stockholder Rights

         The Company is a Tennessee corporation subject to the provisions of the Tennessee Business Corporation Act and its Charter and Bylaws and the Bank is a federally chartered savings bank subject to federal laws and regulations and its Charter and Bylaws. Upon consummation of the Stock Conversion and Reorganization, the Public Stockholders of the Bank will become stockholders of the Company and their rights will be governed by the Company's Charter and Bylaws and Tennessee law. The rights of stockholders of the Bank are materially different in certain respects from the

                                     (ix)
rights of stockholders of the Company. See "Comparison of Stockholders' Rights" and "Description of Capital Stock of the Company."

Benefits of Stock Conversion and Reorganization to Directors and Officers

         General. The Company intends to adopt certain stock benefit plans for the benefit of directors, officers and employees of the Company and the Bank and to submit such plans to stockholders for approval at a special or annual meeting of stockholders to be held no earlier than six months after the completion of the Stock Conversion and Reorganization. The proposed benefit plans are as follows: (i) a 1997 Stock Option and Incentive Plan (the "1998 Option Plan"), pursuant to which a number of authorized but unissued shares of Common Stock equal to 10% of the Conversion Stock to be sold in the Offerings (29,337 shares at the maximum of the Valuation Price Range) will be reserved for issuance pursuant to the exercise of stock options and stock appreciation rights and (ii) a 1998 Management Recognition Plan and Trust Agreement (the "1998 MRP"), which will, following the receipt of stockholder approval, purchase a number of shares of Common Stock, with funds contributed by the Company, either from the Company or in the open market, equal to 4.0% of the Conversion Stock to be sold in the Offerings (11,975 shares at the maximum of the Valuation Price Range) for distribution to directors, officers and employees. OTS regulations permit individual members of management to receive up to 25% of the shares of any non-tax qualified stock benefit plan and directors who are not employees to receive up to 5% of such stock individually and up to 30% in the aggregate of any plan. OTS regulations also permit a qualified stock benefit plan of a converting institution to purchase, without shareholder approval, up to 10% of the common stock sold in the offering, however, no such qualified plan is being implemented in conjunction with the Stock Conversion. For presentation of the pro forma effects of the 1998 MRP on the operations of the Company and its stockholders' equity, see "Capitalization" and "Pro Forma Data."

         The Company believes that the additional plans will be in the best interest of its stockholders. Both the 1998 MRP and the 1998 Option Plan are designed to provide management of the Bank with an opportunity to acquire a proprietary interest in the common stock of the Bank as an incentive to the organization's success. The 1992 Management Recognition Plan and 1992 Stock Option Plan were also designed to provide similar incentives. All available awards under the 1992 Stock Option Plan and 1992 Management Recognition Plan have been made and all outstanding options have been exercised.

         The Management Recognition Plan. Upon receipt of stockholder approval of the 1998 MRP, the Company anticipates granting stock awards for shares of Common Stock to directors, executive officers and other key personnel. A total of 4.0% of the number of shares of Conversion Stock to be sold in the Offerings will be available for the award of shares of Common Stock pursuant to the 1998 MRP to directors, executive officers and key employees of the Bank. The 1998 MRP will be administered by a committee of two or more non-employee members of the Board of Directors of the Company who are "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has not made a determination as to specific plan share awards that it will make if the 1998 MRP is approved by the Company's stockholders but it does anticipate that approximately 25% of the shares reserved will be awarded to the Company's President and that each other director of the Company will receive approximately 3.3% of the shares. Assuming that 100% of the shares are awarded, the aggregate value to the recipients would be approximately $119,748 based on a $10.00 per share market value of the Common Stock (based on the issuance of 299,370 shares of Conversion Stock at the maximum of the Valuation Price Range). The actual value of the shares awarded pursuant to the 1998 MRP will be determined as of the date the share awards vest (at a rate not in excess of 20% per year with the initial vesting occurring no earlier than one year from the date the 1998 MRP is approved by the stockholders).

         The Option Plan. Upon receipt of stockholder approval of the 1998 Option Plan, the Company anticipates granting stock options for shares of Common Stock to directors, executive officers and other key employees. The 1998 Option Plan will be administered by a committee of two or more non-employee members of the Board of Directors of the Company who are "disinterested" within the meaning of Rule 16b-3 under the Exchange Act. It is anticipated that grants will be made by such committee primarily based on performance, although the committee will be able to consider

                                      (x)
other factors determined to be relevant in its sole discretion. Pursuant to the 1998 Option Plan, 10.0% of the shares of Conversion Stock to be sold in the Offerings will be reserved for issuance upon the exercise of stock options or stock appreciation rights upon receipt of stockholder approval of the 1998 Option Plan. All of the stock options will be granted at no cost to the recipients, although the recipients will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of Common Stock. The Company has not made a determination as to the specific awards of stock options that it will make if the 1998 Option Plan is approved by the Company's stockholders, but it does anticipate that approximately 25.0% of the initial awards will be made to the Company's President and each other director of the Company will receive options to purchase 3.3% of the shares reserved under the 1998 Option Plan. See "Management of the Bank -- Certain Benefit Plans and Agreements" and "Risk Factors -- Possible Dilutive Effect of Issuance of Additional Shares."

Use of Proceeds

         Net proceeds from the sale of the Conversion Stock are estimated to be between $1.86 million and $2.64 million (as may be adjusted), depending on the number of shares sold and the expenses of the Stock Conversion and Reorganization. See "Pro Forma Data." The Company plans to contribute to the Bank approximately 50% of the net proceeds from the Offerings. Funds retained by the Company may be used to support the future expansion of operations and for other business or investment purposes, including the possible acquisition of other financial institutions and/or branch offices, although there are no current plans, arrangements, understandings or agreements regarding such acquisitions. The Bank also expects to use a portion of the proceeds for its new branch office in Lexington, Tennessee, which it expects to open in the fourth quarter of 1997. For more information see "Properties." Subject to applicable limitations, the Company may use available funds to purchase shares of Common Stock, to contribute funds to the 1998 MRP for the purpose of purchasing shares of Common Stock in the open market and for the payment of dividends. The portion of the net proceeds received by the Bank (and the National Bank) will be used for general corporate purposes. The proceeds also will be used to support the Bank's (and the National Bank's) lending and investment activities and thereby enhance the Bank's (and the National Bank's) capabilities to serve the borrowing and other financial needs of the communities it serves. See "Use of Proceeds."

Dividend Policy

         The Company will consider the establishment of a dividend policy following the Stock Conversion and Reorganization, although no such policy has, as yet, been adopted. The Board will review its dividend policy on a quarterly basis. The Company's ability to pay dividends in the future will depend on the net proceeds retained from the Offerings and on dividends received from the Bank, which is subject to various restrictions on the payment of dividends. See "Dividend Policy" and "Regulation -- Depository Institution Regulation -- Dividend Limitations." Assuming the issuance of 299,370 shares of Conversion Stock at the maximum of the Valuation Price Range, after deducting amounts retained to fund the 1998 MRP, the Company estimates that it would retain approximately 50% of the net proceeds which would be available for the payment of dividends and for other corporate purposes and that the Bank would have at least $2.1 million available for the payment of dividends to the Company under current OTS regulations. During the year ended December 31, 1996 and for the quarter ended March 31, 1997, the Bank paid quarterly dividends equal to $.20 per share. These dividends were paid to the holders of Public Bank Shares, and were waived by the Mutual Holding Company, as approved by the OTS.

Market for the Common Stock

         There is no established market for the Bank Common Stock. The Company has never issued stock before and, consequently, there is no established market for the Common Stock. Due to the relatively small size of the Offerings, it is unlikely that an active and liquid trading market will develop or be maintained. Following the completion of the Offerings, the Company anticipates that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board." The Company has been advised by Trident Securities that Trident Securities intends to make a market in the Common Stock. The development of a public trading

                                     (xi)
market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. There can be no assurance that an active and liquid market for the Common Stock will develop in the foreseeable future or, once developed, will continue. Even if a market develops, there can be no assurance that stockholders will be able to sell their shares at or above the initial Purchase Price after the completion of the Offerings. Purchasers of Common Stock should consider the potentially illiquid and long-term nature of their investment in the shares being offered hereby. See "Market for the Common Stock."

Risk Factors

         See "Risk Factors" beginning on page 1 for a discussion of certain factors that should be considered by prospective investors, including risks relating to: the Bank's interest sensitivity mismatch and the potential effects of changes in interest rates; future commercial banking activities, recent management changes and dependence on key personnel; a potential delay or denial of approval of the Bank Conversion; certain anti-takeover provisions; the effect of regulatory changes on operations; the anticipated low return on equity following Conversion; the possible dilutive effect of the issuance of additional shares; the absence of a market for the Common Stock; the possible divestiture requirements for Public Stockholders; the possible dilution to Public Stockholders as a result of the purchase limitations; competition; and the possible adverse tax consequences of the distribution of subscription rights.



                                     (xii)

                        SELECTED FINANCIAL AND OTHER DATA

         The following selected financial and other data of Lexington First does not purport to be complete and is qualified in its entirety by reference to the more detailed financial information contained elsewhere herein. The data at March 31, 1997 and for the three months ended March 31, 1997 and 1996 is unaudited, but in the opinion of management reflects all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation. This information at and for the years ended December 31, 1996 and 1995 is derived in part from, and is qualified in its entirety by reference to, the Financial Statements and Notes thereto included elsewhere herein. The financial data for the three months ended March 31, 1997 is not necessarily indicative of the operating results to be expected for the entire fiscal year.


                                                                  At                    At December 31,
                                                               March 31,           ----------------------
                                                                 1997               1996            1995
                                                            -----------            ------          ------
                                                                           (Dollars in thousands)
   Total assets...........................................  $   25,942             $   25,623      $   25,945
   Loans receivable, net..................................      16,429                 16,205          14,512
   Cash and cash equivalents..............................       1,823                  1,392           1,761
   Investment securities:
      Available for sale..................................       1,568                  1,802           3,104
      Held to maturity....................................       2,257                  2,257           2,351
   Mortgage-backed securities:
      Available for sale..................................       2,556                  2,664           2,823
      Held to maturity....................................         650                    678             829
   Deposits...............................................      20,884                 20,638          20,982
   FHLB advances..........................................         949                    955             971
   Stockholders' equity...................................       3,923                  3,861           3,769

-------------------------------------------------------------------------------------------------------------------

Number of:
   Real estate loans outstanding..........................         499                    506             503
   Savings accounts.......................................       1,637                  1,567           1,738
   Offices open...........................................           1                      1               1



                                     (xii)


                                                          Three Months Ended
                                                              March 31,               Year Ended December 31,
                                                      ---------------------------     ------------------------
                                                       1997                 1996       1996              1995
                                                      ------               ------     ------            ------
                                                            (Dollars in thousands, except per share data)

Interest income.....................................  $     498       $      505      $    2,031         $    1,944
Interest expense....................................        270              279           1,103              1,091
                                                      ---------       ----------       ---------         ----------
      Net interest income...........................        228              226             928                853
Provision for loan losses...........................          6                8              30                 30
                                                      ---------       ----------      ----------         ----------
Net interest income after provision
   for loan losses..................................        222              218             898                823
Noninterest income..................................         15                8              21                 17
Noninterest expense.................................        144              114             617                464
                                                      ---------       ----------      ----------         ----------
Income before income tax expense....................         93              112             302                376
Provision for income taxes..........................         31               37             105                152
                                                      ---------       ----------      ----------         ----------
Net earnings........................................  $      62       $       75      $      197         $      224
                                                      =========       ==========      ==========         ==========

Earnings per share..................................  $    0.28       $     0.34      $     0.88         $     1.00
                                                      =========       ==========      ==========         ==========

Dividend payout ratio...............................      28.39%           23.47%          35.74%             31.43%
                                                      =========       ==========      ==========         ==========

                                     (xiv)

                                                                                   At or for the
                                                                                Three Months Ended           At or for the Year
                                                                                      March 31,              Ended December 31,
                                                                             ------------------------     ------------------------
                                                                              1997              1996       1996              1995
                                                                             ------            ------     ------            -----
Performance Ratios:
   Return on assets (net earnings divided
      by average total assets) ...........................................    0.96%             1.16%       0.76%           0.90%
   Return on average equity  (net earnings divided by
      average equity) ....................................................    6.42%             8.00%       5.21%           6.27%
   Interest rate spread (combined weighted
      average interest rate earned less
      combined weighted average interest
      rate cost) .........................................................    2.92%             3.02%       3.15%           2.86%
   Net interest margin (net interest income divided
      by average interest-earning assets) ................................    3.72%             3.69%       3.84%           3.55%
   Ratio of average interest-earning  assets
      to average interest-bearing liabilities ............................  116.46%           115.40%     115.59%         115.54%
   Ratio of noninterest expense to average
      total assets .......................................................    2.24%             1.76%       2.40%           1.86%

Asset Quality Ratios:
   Nonperforming assets to total assets at end of period .................    0.54%             0.58%       0.56%           0.51%
   Nonperforming loans to total loans at end of period ...................    0.91%             1.06%       0.75%           1.03%
   Allowance for loan losses to total loans at end of period .............    0.86%             0.86%       0.86%           0.84%
   Allowance for loan losses to nonperforming
      loans at end of period .............................................   94.84%            81.37%     124.56%          84.25%
   Provision for loan losses to total loans receivable, net ..............    0.14%             0.21%       0.18%           0.20%
   Net charge-offs to average loans outstanding ..........................      --                --        0.08%           0.01%

Capital Ratios:
   Equity to total assets at end of period ...............................   15.12%            14.32%      15.07%          14.53%
   Average equity  to average assets .....................................   15.02%            14.45%      14.68%          14.28%



                                     (xv)

                                 RISK FACTORS

         The following factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered by investors in deciding whether to purchase the Common Stock offered hereby.

The Bank's Interest Sensitivity Mismatch and the Potential Effects of Changes in Interest Rates

         Effect on Net Interest Income. The operations of the Bank are substantially dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Like most savings institutions, the Bank's earnings are affected by changes in market interest rates and other economic factors beyond its control. The lending activities of savings institutions have historically emphasized long-term, fixed-rate loans secured by single-family residences, and the primary source of funds of such institutions has been deposits. The deposit accounts of savings associations generally bear interest rates that reflect market rates and largely mature or are subject to repricing within a short period of time. This factor, in combination with substantial investments in long-term, fixed-rate loans, has historically caused the income earned by savings associations on their loan portfolios to adjust more slowly to changes in interest rates than their cost of funds. At March 31, 1997, Lexington First's interest-bearing liabilities which were estimated to mature or reprice within one year exceeded Lexington First's interest-earning assets with the same characteristics by $13.8 million or 53.1% of Lexington First's total assets. This large interest rate sensitivity gap subjects Lexington First to significant and severe risk during periods of rising interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset and Liability Management" and "Business of the Bank -- Lending Activities" and " -- Deposit Activities and Other Sources of Funds."

         If an institution's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the institution's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result, the institution's net interest income generally would be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. In addition, rising interest rates may negatively affect the Bank's earnings due to diminished loan demand.

         This measure indicates that the Bank is particularly vulnerable to increases in market interest rates. Conversely, the Bank could benefit from decreases in interest rates. While this calculation is based on numerous assumptions, not all of which are within the control of the Bank, it is likely that the magnitude of the mismatch for the Bank means that a prolonged and significant increase in interest rates would have an extremely negative impact on the Bank's net interest income and net earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rate Sensitivity Analysis and Net Portfolio Value."

         Effect on Securities. In addition to affecting interest income and expenses, changes in interest rates also can affect the value of the Bank's investment portfolio, a substantial portion of which is comprised of fixed-rate instruments. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. The Bank has sought to reduce the vulnerability to changes in interest rates by managing the nature and composition of its securities portfolio. As a consequence of the fluctuation in interest rates, the carrying value of the Banks held-to-maturity securities, including mortgage-backed securities can exceed the market value of such securities. At March 31, 1997, the fair value of such securities, including mortgage-backed securities was greater than the carrying value by $15,000. The amortized cost of the available-for-sale securities held by the Bank exceeded the market value of such securities by $56,000 at March 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset and Liability Management."

Risks Related to Commercial Real Estate, Commercial Business and Consumer
Lending

         Historically, the Association operated as a traditional savings and loan association, emphasizing the origination of loans secured by single-family residences. Beginning in early 1997, the Board of Directors determined that the Bank's market area was not adequately served by the existing financial institutions and there was local demand for commercial real estate, commercial business and consumer loans. As a result, the Board of Directors determined to refocus the Bank's strategy. The Stock Conversion and Reorganization, the Bank Conversion and most significantly the hiring of new President and Chief Executive Officer Howard W. Tignor are the steps taken to implement this strategy. Pursuant to this strategy, while continuing to pursue its existing business of originating single-family residential mortgage loans, the Bank will gradually expand into commercial real estate, commercial business and consumer lending.

         While commercial real estate, commercial business and consumer loans are generally more interest rate sensitive and carry higher yields than do residential mortgage loans, they generally carry a higher degree of credit risk than residential mortgage loans. Consequently, the diversification of the Bank's and the National Bank's loan portfolio may alter the National Bank's risk profile. See "Business of the Bank -- Lending Activities -- Commercial Business Lending" and "-- Consumer and Other Lending." The Board of Directors believes that Mr. Tignor has the necessary experience for the expansion of commercial business and consumer lending activities. See "Management of the Bank." Nevertheless, the Bank's provisions for loan losses may increase in the future as it implements the Board of Directors' strategy of seeking growth opportunities through increasing its portfolio of commercial real estate, commercial business and consumer loans while continuing to pursue residential mortgage loan origination and mortgage banking activities.

         Commercial real estate lending entails significant additional risks as compared with single-family residential property lending. Commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly affected by supply and demand conditions in the market for office, retail and residential space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, the Bank generally limits itself to its market area or to borrowers with which it has prior experience or who are otherwise known to the Bank. It has recently been the Bank's policy to obtain annual financial statements of the business of the borrower or the project for which commercial real estate loans are made. In addition, in the case of commercial mortgage loans made to a partnership or a corporation, the Bank seeks, whenever possible, to obtain personal guarantees and annual financial statements of the principals of the partnership or corporation.

         Commercial business loans are often larger and may involve greater risk than other types of lending. Because payments on such loans are often dependent on successful operation of the business involved, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. The Bank will seek to minimize these risks through its underwriting guidelines, which may require certain safeguards, such as that the loan be supported by adequate cash flow of the borrower, profitability of the business, collateral and personal guarantees of the individuals in the business. In addition, the Bank generally limits this type of lending to its market area and to borrowers with whom it has prior experience or who are otherwise well known to the Bank.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans which are unsecured or secured by rapidly depreciable assets. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by events such as job loss, divorce, illness or personal bankruptcy. See "Business of the Bank -- Lending Activities -- Consumer and Other Lending."

Recent Management Changes and Dependence on Key Personnel

         Howard W. Tignor became President of the Bank in February, 1997. Since that time Mr. Tignor has hired two additional loan officers. Under its new management team, the Bank has sought to become a more active competitor in its market place and has expanded the types of lending and other financial services offered. Although the Board of Directors believes that these recent changes have strengthened the Bank's management team and competitive position, prospective investors should consider the relative newness of its management in making any decision to invest in the Common Stock.

         The President and Chief Executive Officer of both the Bank and the Company has, and will continue to have, a significant role in the development and management of the Bank's business. Specifically, Mr. Tignor will play a critical role in the Bank's strategy to adopt a commercial bank charter and offer various commercial and consumer loans. No other officers or employees of the Bank possess the level of commercial bank expertise and experience of Mr. Tignor. Accordingly, the loss of services of Mr. Tignor could have an adverse effect on the Bank. See "Management."

Potential Delay in Completion or Denial of Bank Conversion

         The Plan permits the Board of Directors of the Bank to elect, at any time, not to proceed with the Bank Conversion. In addition, there can be no assurance that the OCC will approve the Bank's application to convert to a national bank. If this election is made by the Board of Directors or if the OCC denies such application, the Bank will only proceed with the Stock Conversion and Reorganization and thereafter remain a savings bank regulated by the OTS. It is currently the intent of the Bank's Board of Directors to proceed with both the Stock Conversion and Reorganization and the Bank Conversion. See "The Conversion -- General."

Certain Anti-Takeover Provisions

         Provisions in the Company's Charter and Bylaws and Tennessee Law. Certain provisions of the Company's Charter and Bylaws, as well as certain provisions in Tennessee law, will assist the Company in maintaining its status as an independent publicly owned corporation. Provisions in the Company's Charter and Bylaws provide for, among other things, supermajority voting on certain matters, a staggered board of directors, limits on the calling of special meetings by stockholders and restrictions on voting rights for shares beneficially owned in excess of 10% of the outstanding Common Stock. The above provisions may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus generally may serve to perpetuate current management. See "Restrictions on Acquisition of the Company."

         Voting Power of Directors and Executive Officers. Directors and executive officers of the Company, who currently hold 48,938 shares or 21.95% of the outstanding Bank Common Stock, expect to hold as much as 27.59% of the shares of Common Stock outstanding upon consummation of the Stock Conversion and Reorganization based upon the midpoint of the Valuation Price Range and assuming no divestiture is required by the OTS. See "Beneficial Ownership of Capital Stock."

         Subject to stockholder approval following the consummation of the Stock Conversion and Reorganization, the Company expects to acquire Common Stock on behalf of the 1998 MRP, a non-tax qualified restricted stock plan, in an amount equal to 4.0% of the Conversion Stock issued in the Offerings (11,975 shares based on the maximum of the Valuation Price Range). Under the terms of the 1998 MRP, the trustees of such plan, who will also be directors of the Company, will vote all shares held by such plan as directed by the Company's Board of Directors. Subject to stockholder approval, the Company also intends to reserve for future issuance pursuant to the 1998 Option Plan a number of authorized shares of Common Stock equal to an aggregate of 10% of the Conversion Stock issued in the Offerings 29,937 shares, based on the maximum of the Valuation Price Range). See "Management of the Bank -- Certain Benefit Plans and Agreements."

         Management's potential voting power could, together with additional stockholder support, preclude or make more difficult takeover attempts which do not have the support of the Company's Board of Directors and may tend to perpetuate existing management.

Effect of Regulatory Changes on Operations

         The Bank must receive approvals from the appropriate regulatory agency authorities for consummation of the Conversion in accordance with applicable laws and regulations.

         The Bank is currently subject to extensive regulation, supervision and examination by the OTS and the FDIC. Such regulation and supervision establishes a comprehensive framework of activities in which a savings institution may engage and is intended primarily for the protection of depositors and the SAIF, which is administered by the FDIC. Following the Bank Conversion, the National Bank will be subject to the regulation and supervision of the OCC and the FDIC, and the Company will be subject to regulation and supervision by the Federal Reserve Board. Although the primary federal regulator of the National Bank will differ from the Bank's primary federal regulator, the Bank is already obligated to comply with a significant portion of the regulations to which it will be subject upon consummation of the Bank Conversion. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities. Any change in such regulation, whether by the OCC, the FDIC, the Federal Reserve Board or the U.S. Congress, could have a significant impact on the National Bank and its operations. See "Regulation."

         The Bank is in compliance with all currently applicable regulatory capital requirements. Savings institutions such as the Bank are subject to significant regulatory capital requirements. Current requirements include a "tangible" capital requirement of at least 1.5% of adjusted total assets, a "core" capital requirement of at least 3.0% of adjusted total assets and a total capital (core plus "supplementary" capital) requirement of at least 8.0% of risk-weighted assets. The OTS has proposed amendments to its capital regulations which would increase the core capital requirement to at least 4.0% of adjusted total assets for all but the most highly rated savings institutions and would impose additional capital requirements on savings institutions deemed to have more than a normal level of interest rate risk. The OCC has adopted this 4.0% capital requirement expressed as Tier 1 (or core capital) to total assets. Upon consummation of the Bank Conversion, it is expected that the National Bank will be in compliance with all regulatory capital requirements adopted by the OCC as the regulator of national banks, including the 4.0% Tier 1 capital to total assets requirement. See "Historical and Pro Forma Regulatory Capital Compliance." The National Bank's regulatory capital compliance, however, could be adversely affected by operating losses or the imposition of unanticipated increases in capital requirements. If the National Bank were deemed not to be in compliance with its minimum capital requirements, it could be required to submit an acceptable capital plan to the OCC and would become subject to various limitations on its operations. See "Regulation -- Depository Institution Regulation -- Regulatory Capital Requirements."

Anticipated Low Return on Equity Following Conversion

         For the year ended December 31, 1996, the Bank's ratio of average stockholders' equity to average assets was 14.68%. On a pro forma basis, for the year ended December 31, 1996, assuming the sale of the midpoint of 260,300 shares of Common Stock in the Stock Conversion and Reorganization at the beginning of the year, the Bank's ratio of average stockholders' equity to average assets would have been 21.24%. With such a high capital position as a result of the Stock Conversion and Reorganization, it is doubtful that the Company will be able to quickly deploy the capital raised in the Stock Conversion and Reorganization by increasing its deposits and loans and thereby generate earnings to support its high level of capital, and, as a result, it is expected that the Company's return on equity initially will be lower than historical levels and will be below industry norms. Consequently, investors expecting a return on equity which will meet or exceed industry standards for the foreseeable future should carefully evaluate and consider the risk of a subpar return on equity.

Possible Dilutive Effect of Issuance of Additional Shares

         Various possible and planned issuances of Common Stock could dilute the interests of prospective stockholders of the Company or existing stockholders of the Company following consummation of the Stock Conversion and Reorganization, as noted below.

         The number of shares to be sold in the Stock Conversion and Reorganization may be increased as a result of an increase in the Valuation Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings. In the event that the Valuation Price Range is so increased, it is expected that the Company will issue up to 344,275 shares of Conversion Stock at the Purchase Price for an aggregate price of up to $3,442,750, for total shares outstanding following the Stock Conversion and Reorganization (including Exchange Shares) of up to 568,655 shares. An increase in the number of shares will decrease net earnings per share and stockholders' equity per share on a pro forma basis and will increase the Company's consolidated stockholders' equity and net earnings. See "Capitalization" and "Pro Forma Data."

         If the 1998 MRP is approved by stockholders at the Company's special or annual meeting of stockholders to be held no earlier than six months after the completion of the Stock Conversion and Reorganization, the 1998 MRP intends to acquire an amount of Common Stock equal to 4.0% of the shares of Conversion Stock issued in the Offerings. Such shares of Common Stock may be acquired in the open market with funds provided by the Company, if permissible, or from authorized but unissued shares of Common Stock. In the event that additional shares of Common Stock are issued to the 1998 MRP, stockholders would experience dilution of their ownership interests (by 2.4% at the maximum of the Valuation Price Range) and per share stockholders' equity and per share net earnings would decrease as a result of an increase in the number of outstanding shares of Common Stock. See "Pro Forma Data" and "Management of the Bank -- Certain Benefit Plans and Agreement -- 1998 Management Recognition Plan and Trust."

         If the Company's 1998 Option Plan is approved by stockholders at a special or annual meeting of stockholders to be held no earlier than six months after the completion of the Stock Conversion and Reorganization, the Company will reserve for future issuance pursuant to such plan a number of authorized shares of Common Stock equal to an aggregate of 10% of the Conversion Stock issued in the Offerings (29,937 shares, based on the maximum of the Valuation Price Range). See "Pro Forma Data" and "Management of the Bank -- Certain Benefit Plans and Agreements -- 1997 Stock Option and Incentive Plan."

Absence of Market for Common Stock

         The Company has never issued capital stock (other than 100 shares to be issued to the Bank for organizational purposes, which will be canceled upon consummation of the Stock Conversion and Reorganization), and to date an active and liquid trading market has not developed for the 87,993 Public Bank Shares outstanding prior to the Offerings. The Company does not intend to list the Common Stock on a national securities exchange or apply to have the Common Stock quoted on any automated quotation system upon completion of the Stock Conversion and Reorganization. Following the completion of the Offerings, the Company anticipates that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board." Trident Securities intends to make a market in the Common Stock. It is anticipated that Trident Securities will use its best efforts to match offers to buy and offers to sell shares of Common Stock. Such efforts are expected to include solicitation of potential buyers and sellers in order to match buy and sell orders. However, Trident Securities will not be subject to any continuing obligation to continue such efforts in the future.

         The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Due to the size of the Offerings, it is highly unlikely that a stockholder base sufficiently large to create an active trading market will develop and be maintained. Investors in the Common Stock could have difficulty disposing of their shares and should not view the

Common Stock as a short-term investment. The absence of an active and liquid trading market for the Common Stock could affect the price and liquidity of the Common Stock. See "Market for the Common Stock."

Possible Divestiture Requirement for Public Stockholders

         In accordance with OTS policies, the Plan generally provides that the ownership of individual Public Stockholders and their associates and persons acting in concert with them following consummation of the Stock Conversion and Reorganization may not exceed the percentage purchase limits in the Offerings as applied to the total shares outstanding immediately following the Offerings. Accordingly, Public Stockholders who would own more than 5% of the shares outstanding would be required to divest sufficient shares to reduce their ownership to 5% of shares outstanding. The Primary Parties have reserved the right to increase the ownership limitation to as much as 9.9% of the shares outstanding provided that the total shares held by all greater than 5% stockholders in excess of 5% do not exceed 10% of the shares outstanding immediately following the Stock Conversion and Reorganization. To the best knowledge of the Company, the only Public Stockholders potentially affected by this provision are _____________ ___________________ who own ____% and ____%,
respectively, of the total outstanding shares of Bank Common Stock. In the event the Primary Parties do not increase the ownership limit, _______________ have advised the Primary Parties that they will divest a portion of their shares to an unaffiliated third party. In the event the ownership limit is increased to 9.9%, the purchase limitation in the Offerings will be increased as well and each person who subscribes for the maximum in the Offerings will be afforded an opportunity to increase their order subject to the limitation that the number of shares subscribed for by subscribers in excess of 5% cannot exceed 10% of the shares sold in the Offerings. Persons who are not currently Public Stockholders who wish to increase their ownership to the maximum limit permitted by the Plan would be required to purchase the Common Stock from existing stockholders.

Possible Dilution to Public Stockholders as a Result of Purchase Limitations

         The OTS has required that the purchase limitations contained in the Plan include Exchange Shares to be issued to Public Stockholders for their Public Bank Stock. As a result, certain holders of Bank Common Stock may be limited in their ability to purchase Conversion Stock in the Offerings. For example, a Public Stockholder which receives 5.0% of the Exchange Shares (at the maximum of the Valuation Price Range) will not be able to purchase any shares of Conversion Stock in the Offerings, although such a stockholder will be able to purchase shares of Common Stock thereafter. As a result, the purchase limitations may prevent such stockholders from maintaining their current ownership percentage of the Public Bank Shares after the Stock Conversion and Reorganization through purchases of Conversion Stock in the Offerings. See "The Stock Conversion and Reorganization -- Limitation on Conversion Stock Purchases."

Competition

         The Bank experiences substantial competition both in attracting and retaining savings deposits and in the making of mortgage and other loans. Direct competition for savings deposits comes from other savings institutions, credit unions, regional bank holding companies and commercial banks located in its primary market area. Significant competition for the Bank's other deposit products and services comes from money market mutual funds, brokerage firms, insurance companies and retail stores. The primary factors in competing for loans are interest rates and loan origination fees and the range of services offered by various financial institutions. Competition for origination of real estate loans normally comes from other savings institutions, commercial banks, mortgage bankers, mortgage brokers and insurance companies.

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         The Primary Parties have received the opinion of Ferguson & Co. that subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, directors, officers and employees and Public Stockholders have no value. However, this opinion is not binding on the Internal Revenue Service ("IRS"). If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, directors, officers and employees and Public Stockholders are deemed to have an ascertainable value, receipt of such rights likely would be taxable only by those Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, directors, officers and employees and Public Stockholders who exercise their subscription rights (either as capital gain or ordinary income) in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Stock Conversion and Reorganization -- Effects of the Stock Conversion and Reorganization" and " -- Tax Aspects."

                         COMMUNITY NATIONAL CORPORATION

         The Company was organized under the laws of the State of Tennessee in July 1997 at the direction of the Board of Directors of the Bank for the purpose of serving as a savings institution holding company of the Bank upon the acquisition of all of the capital stock issued by the Bank in the Stock Conversion and Reorganization, and then as a bank holding company of the National Bank following the Bank Conversion. See "Regulation -- Regulation of the Company" and " -- Regulation of the Company Following the Bank Conversion." The Company has received approval from the OTS to acquire control of the Bank, subject to satisfaction of certain conditions. The Company has applied to the Federal Reserve Board for approval to retain control of the National Bank following the Bank Conversion. Such approval has not been obtained as of the date of this Prospectus, and there can be no assurance that such approval will be obtained. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion." Prior to the Stock Conversion and Reorganization, the Company has not engaged and will not engage in any material operations. Upon consummation of the Stock Conversion and Reorganization, the Company will have no significant assets other than the outstanding capital stock of the Bank (and the National Bank following the Bank Conversion), and the portion of the net proceeds from the Offerings retained by the Company. The Company will have no significant liabilities. See "Use of Proceeds." Upon consummation of the Stock Conversion and Reorganization, the Company's principal business will be the overseeing business of the National Bank and investing the portion of the net proceeds of the Offerings retained by it, and, assuming the requisite Federal Reserve Board and OCC approvals are obtained, the Company will register with the Federal Reserve Board as a bank holding company under the BHCA and will deregister with the OTS as a savings and loan holding company.

         The holding company structure will permit the Company to expand the financial services currently offered through the Bank, although there are no definitive plans or arrangements for such expansion at present. The holding company structure will also provide the Bank with the opportunity to enhance flexibility of operations, diversification of business opportunities through acquiring or merging with other financial institutions and financial capability to enable the National Bank to compete more effectively with other financial service organizations. At the present time, however, the Company does not have any plans, agreements, arrangements or understandings with respect to any such acquisitions or mergers. After the Stock Conversion and Reorganization, the Company will be classified as a unitary savings and loan holding company and will be subject to regulation by the OTS. After the Bank Conversion, the Company will be classified as a bank holding company and will be subject to regulation by the Federal Reserve Board.

         Initially, the management of the Company and the Bank will be substantially similar and the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers who are also officers of the Bank, and the Company will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands or changes its business in the future.

         The Company's principal executive office is located at the home office of the Bank at 19 Natchez Trace Drive, Lexington, Tennessee 40965, and its telephone number is (901) 968-6624.

                      LEXINGTON FIRST FEDERAL SAVINGS BANK

         Lexington First commenced operations in 1961 as a federally-chartered mutual savings association under the name "Lexington First Federal Savings and Loan Association" (the "Association"). Its deposits have been federally insured up to applicable limits, and it has been a member of the FHLB system since that time. Lexington First's deposits are currently insured by the Savings Association Insurance Fund of the FDIC and it is a member of the FHLB of Cincinnati. Lexington First is subject to the regulation of the Office of Thrift Supervision, as well as the FDIC.

         On December 14, 1992, the Association reorganized into the mutual holding company form of organization and completed a sale of stock to the public. To accomplish this transaction, the Association organized a federal stock savings bank as a wholly owned subsidiary. The mutual Bank then transferred substantially all of its assets and liabilities to the stock Bank in exchange for 135,000 shares of Bank Common Stock, and reorganized itself into a federally chartered mutual holding company known as Lexington First Federal Mutual Holding Company and sold 80,000 shares of Bank Common Stock to certain members of the Bank and members of the general public. As of the date hereof, the Mutual Holding Company and the Public Stockholders own an aggregate of 135,000 shares and 87,993 shares, or 60.54% and 39.46%, respectively, of the outstanding shares of Bank Common Stock, respectively.

         Lexington First's primary business, as conducted through its office located in Lexington, Tennessee, is the origination of mortgage loans secured by single-family residential real estate located primarily in Henderson County, Tennessee, with funds obtained through the attraction of savings deposits, primarily transaction accounts, certificate accounts with terms of 18 months or less, and FHLB advances. The Bank also makes construction loans on single-family residences, savings account loans, and second mortgage consumer loans. In past years, the Bank has made a limited number of loans on multi-family and commercial real estate. The Bank also purchases mortgage-backed securities, and invests in other liquid investment securities when warranted by the level of excess funds. In the early 1980's, the Bank made and began to emphasize the origination of adjustable rate mortgage loans. However, due to customer preference for fixed-rate mortgage loans, the Bank has been unable to originate a significant number of adjustable-rate loans in recent years. The Bank will continue to offer and make loans with both fixed and adjustable rates, as the market allows, although the residential loans originated by the Bank in recent months have mostly been short-term balloon loans with terms of one, three, five or seven years. However, it is expected that a significant percentage of the Bank's assets will continue to be invested in mortgage-backed securities and other liquid investment securities due to limited lending opportunities in the Bank's market area.

         In February 1997, the Bank hired Howard W. Tignor as its President and Chief Executive Officer. Mr. Tignor has over 31 years experience as a national bank examiner, loan officer, operating officer and Chief Executive Officer of various commercial banks located in central Tennessee. Under Mr. Tignor's leadership, the Bank will attempt to significantly increase its origination of commercial real estate loans, commercial business loans and consumer loans. The Bank Conversion is a part of this new strategy whereby the Bank's operations are currently expected to slowly evolve into those of a commercial bank. For more information, see "Risk Factors -- Risks Related to Commercial Real Estate, Commercial Business and Consumer Lending" and "Business of the Bank -- Lending Activities."

         At March 31, 1997, Lexington First's interest-bearing liabilities which were estimated to mature or reprice within one year exceeded Lexington First's interest-earning assets with the same characteristics by $13.8 million or 53.1% of Lexington First's total assets. This large interest rate sensitivity gap subjects Lexington First to significant risk during periods of rising interest rates. For more information see "Risk Factors -- Potential Effects of Changes in Interest Rates."

         At March 31, 1997, Lexington First had total assets of $25.9 million, deposits of $20.9 million, net loans receivable of $16.4 million, cash and investment securities of $5.6 million, mortgage-backed securities of $3.2 million and stockholders' equity of $3.9 million. The Bank's tangible capital to assets ratio at that date was 15.12%.

         Lexington First's principal executive offices are located 19 Natchez Trace Drive, Lexington, Tennessee, 40965, and its telephone number is (901) 968-6624.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY

         The Mutual Holding Company is a federally chartered mutual holding company chartered in connection with the MHC Reorganization in 1992. The Mutual Holding Company's primary asset is 135,000 shares of Bank Common Stock, which represents 60.54% of the shares of Bank Common Stock outstanding as of the date of this Prospectus. The Mutual Holding Company's only other asset at March 31, 1997 was approximately $92,000 in cash. As part of the Stock Conversion and Reorganization, the Mutual Holding Company will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank being the surviving entity.

                      COMMUNITY NATIONAL BANK OF TENNESSEE

         Upon consummation of the Bank Conversion, the National Bank will succeed to all of the assets and liabilities of the Bank, and initially will continue to conduct business in substantially the same manner as the Bank prior to the Conversion. Over time, however, management anticipates an increase in the percentage of consumer loans in the National Bank's loan portfolio, and the Bank therefore will continue to expand its loan mix. Diversification of the National Bank's loan portfolio may also alter the risk profile of the National Bank. See "Risk Factors -- Risks Related to Commercial Real Estate, Commercial Business and Consumer Lending" and "Business of the Bank -- Lending Activities." Management believes, however, that the continued diversification of the National Bank's asset and deposit bases will enhance long term earnings performance.

         The deposits of the National Bank will continue to be insured by the SAIF of the FDIC, and, as such, the National Bank will continue to be subject to regulation and supervision by the FDIC. The National Bank will not be subject to OTS regulation and supervision; rather, the primary regulator of the National Bank will be the OCC. The National Bank will remain a member of the FHLB of Cincinnati. As a national bank, the National Bank will also be required to become a member of the Federal Reserve System.

                                 USE OF PROCEEDS

         Net proceeds from the sale of the Conversion Stock are estimated to be between $1.9 million and $2.6 million ($3.1 million assuming an increase in the Valuation Price Range by 15%). See "Pro Forma Data" as to the assumptions used to arrive at such amounts.

         The Company plans to contribute to the Bank up to 50% of the net proceeds of the Offerings. The net proceeds retained by the Company will be initially used to invest primarily in high grade, short-term marketable securities. The net proceeds retained by the Company may be used to support the future expansion of operations and for other business or investment purposes, including the acquisition of other financial institutions and/or branch offices, although there are no current plans, arrangements, understandings or agreements regarding such acquisitions. The Bank also expects to use a portion of the proceeds for its new branch in Lexington, Tennessee, which it expects to open in the fourth quarter of 1997. For more information see "Properties." Subject to applicable regulatory limitations, the Company may use available funds to repurchase shares of Common Stock and to pay dividends, although the Company currently has no intention of effecting any such transactions following consummation of the Stock Conversion and Reorganization and has not adopted a dividend policy. See "The Conversion -- Certain Restrictions on Purchase or Transfer of Shares after the Stock Conversion and Reorganization." The Company may also use available funds or funds received from the Bank to fund a contribution to the 1998 MRP for the purpose of purchasing a number of shares equal to 4.0% of the Conversion Stock. Such contribution would equal $119,748 if 299,370 shares of Common Stock (4.0% of the shares of Conversion Stock that would be sold at the maximum of the Valuation Price Range) are purchased at a price of $10.00 per share. The portion of the net proceeds contributed to the Bank will be used for general corporate purposes, including investment in loans and investment securities.

         Following the one-year anniversary of the completion of the Stock Conversion and Reorganization (or sooner if permitted by the OTS), and based upon then existing facts and circumstances, the Company's Board of Directors may determine to repurchase shares of Common Stock, subject to any applicable statutory and regulatory requirements. Such facts and circumstances may include, but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders. Any stock repurchases will be subject to the determination of the Company's Board of Directors that the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases. The payment of dividends or repurchasing of stock, however, would be prohibited if stockholders' equity would be reduced below the amount required for the liquidation account. See "Dividend Policy" and "The Conversion -- Certain Restrictions on Purchase or Transfer of Shares After the Stock Conversion and Reorganization."

                                 DIVIDEND POLICY

         During the year ended December 31, 1996 and the quarter ended March 31, 1997, the Bank paid quarterly dividends of $.20 per share to the holders of Public Bank Shares. The Mutual Holding Company waived its receipt of such dividends, as approved by the OTS. Upon completion of the Stock Conversion and Reorganization, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Company will consider the establishment of a dividend policy following the Stock Conversion and Reorganization, although no such policy has, as yet, been adopted. The Board will, however, review its dividend policy on a quarterly basis. Payment of dividends on the Common Stock is subject to determination and declaration by the Company's Board of Directors. Any dividend policy of the Company will depend, however, upon the Company's and Bank's or National Bank's debt and equity structure, earnings, regulatory capital requirements, as well as other factors, including economic conditions and regulatory restrictions. Therefore, there can be no assurance that dividends will be paid or if paid will continue to be paid in the future.

         Dividend payments by the Company are subject to regulatory restriction under Federal Reserve Board policy as well as to limitations under applicable provisions of Tennessee corporate law. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the company's net earnings for the past year are sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized". See "Regulation -- Regulation of the Company Following the Bank Conversion -- Dividends."

         Unlike the Bank, the Company is not subject to the aforementioned regulatory restrictions on the payment of dividends to its stockholders. Under the Tennessee Business Corporation Act, a dividend may be paid by a Tennessee corporation unless, after giving it effect, the corporation would not be able to meet its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Assuming the issuance of 221,255 and 299,370 shares of Conversion Stock at the minimum and maximum of the Valuation Price Range, respectively, and the retention of approximately 50% of the net proceeds from the Offerings, the Company estimates that it would have approximately $800,000 and $1.2 million, respectively in net proceeds which would be available for the payment of dividends and other corporate purposes, and that the Bank would have at least $2.1 million available for the payment of dividends to the Company under current OTS regulations.

                           MARKET FOR THE COMMON STOCK

         The Company has never issued capital stock, and to date an active and liquid trading market has not developed for the 87,993 Public Bank Shares outstanding prior to the Offerings. Following the completion of the Offerings, the Company anticipates that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board." The Company has been advised by Trident Securities that Trident Securities intends to make a market in the Common Stock. It is anticipated that Trident Securities will use its best efforts to match offers to buy and offers to sell shares of Common Stock. Such efforts are expected to include solicitation of potential buyers and sellers in order to match buy and sell orders. However, Trident Securities will not be subject to any continuing obligation to continue such efforts in the future.

         The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Due to the size of the Offerings, it is highly unlikely that a stockholder base sufficiently large to create an active trading market will develop and be maintained. Investors in the Common Stock could have difficulty disposing of their shares and should not view the Common Stock as a short-term investment. The absence of an active and liquid trading market for the Common Stock could affect the price and liquidity of the Common Stock.

         At March 31, 1997, there were 222,993 shares of Bank Common Stock outstanding, including 87,993 Public Bank Shares, which were held of record by approximately 33 stockholders. There is no established market for the Bank Common Stock nor any uniformly quoted prices. The last sale price of the Bank Common Stock of which the Bank is aware was $22.00 per share in April of 1997.

                                CAPITALIZATION

         The following table presents the historical capitalization of the Bank at March 31, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Stock Conversion and Reorganization, based upon the sale of the number of shares shown below, the issuance of Exchange Shares and the other assumptions set forth under "Pro Forma Data."

                                                                                    Pro Forma Consolidated Capitalization
                                                                                    of the Company at March 31, 1997 Based
                                                                                              on the Sale of:
                                                                                    --------------------------------------
                                                                                       Minimum              Midpoint
                                                                   Lexington           221,225               260,300
                                                                  First As Of         Price Of              Price Of
                                                                   March 31,           $10.00                $10.00
                                                                     1997             per share             per share
                                                                --------------        ---------             ---------
                                                                                 (In thousands)

Deposits (2) ...............................................        $ 20,884            $ 20,884            $ 20,884
Borrowings .................................................             949                 949                 949
                                                                    --------            --------            --------
    Total deposits and borrowings ..........................        $ 21,833            $ 21,833            $ 21,833
                                                                    ========            ========            ========
Stockholders' equity:
   Preferred stock, $1.00 and $1.00 par value;
      2,000,000 shares authorized;
      none to be issued ....................................        $     --            $     --            $     --
   Common Stock, $1.00 and $1.00 par value
      8,000,000 shares authorized; shares
      to be outstanding - as shown .........................             223                 366                 430
   Paid-in capital (4) .....................................             483               2,203               2,529
        Common Stock acquired by 1998 MRP ..................              --                 (89)               (104)
   Retained earnings - substantially restricted ............           3,245               3,245               3,245
   Net unrealized losses on available for sale securities ..             (28)                (28)                (28)
                                                                    --------            --------            --------
Total stockholders' equity .................................        $  3,923            $  5,697            $  6,072
                                                                    ========            ========            ========

                                                                  Pro Forma Consolidated Capitalization
                                                                  of the Company at March 31, 1997 Based
                                                                            on the Sale of:
                                                                  --------------------------------------
                                                                                            Maximum
                                                                      Maximum             as adjusted
                                                                      299,370               344,275
                                                                     Price of              Price of
                                                                      $10.00                $10.00
                                                                     per share             per share
                                                                     ---------             ---------
                                                                             (In thousands)

Deposits (2) ...............................................         $ 20,884               $ 20,884
Borrowings .................................................              949                    949
                                                                     --------               --------
    Total deposits and borrowings ..........................         $ 21,833               $ 21,833
                                                                     ========               ========

Stockholders' equity:
   Preferred stock, $1.00 and $1.00 par value;
      2,000,000 shares authorized;
      none to be issued ....................................         $     --               $     --
   Common Stock, $1.00 and $1.00 par value
      8,000,000 shares authorized; shares
      to be outstanding - as shown .........................              494                    569
   Paid-in capital (4) .....................................            2,856                  3,229
        Common Stock acquired by 1998 MRP ..................             (120)                  (138)
   Retained earnings - substantially restricted ............            3,245                  3,245
   Net unrealized losses on available for sale securities ..              (28)                   (28)
                                                                     --------               --------
Total stockholders' equity .................................         $  6,447               $  6,878
                                                                     ========               ========

                                                   (footnotes on following page)

-------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Valuation Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Conversion Stock in the Offerings. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Assumes that (i) the 87,993 Public Bank Shares outstanding at March 31, 1997 are converted into 144,226, 169,678, 195,130, and 224,399 Exchange
         Shares at the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, respectively; (ii) no stockholder has exercised dissenters' rights of appraisal; and (iii) no fractional shares of Exchange Shares will be issued by the Company.

(4) The pro forma additional paid-in capital includes the $92,000 (held in a deposit account) to be acquired by the Bank upon the merger of the Mutual Holding Company (following its conversion to an interim federal stock savings bank) into the Bank.

(5) The retained earnings of the Bank will be substantially restricted after the Stock Conversion and Reorganization by virtue of the liquidation account to be established in connection with the Stock Conversion and Reorganization. See "The Conversion -- Liquidation Rights."

(6) The Company intends to adopt the 1998 MRP and to submit such plan to stockholders at a special or annual meeting of stockholders to be held not earlier than six months after the completion of the Stock Conversion and Reorganization. If the Plan is approved by stockholders, the Company intends to contribute sufficient funds to the trust created under the 1998 MRP to enable the trust to purchase a number of shares of Common Stock equal to 4.0% of the Conversion Stock sold in the Offerings. The shares are reflected as a reduction of stockholders' equity. The issuance of authorized but unissued shares of Common Stock pursuant to the 1998 MRP in the amount of 4.0% of the Conversion Stock would dilute the voting interests of existing stockholders by approximately 2.4%. See "Pro Forma Data" and "Management of the Bank -- Certain Benefit Plans and Agreements -- 1998 Management Recognition Plan and Trust."

                              REGULATORY CAPITAL

         The Bank is currently subject to OTS regulatory capital requirements. After the Bank Conversion, the National Bank will instead be required to satisfy OCC regulatory capital requirements, which are similar but not identical to the OTS capital requirements. The following table sets forth the Bank's historical capital position relative to the various minimum OTS regulatory capital requirements to which it is currently subject. The next table sets forth the Bank's historical capital position relative to the OCC capital requirements to which the National Bank will be subject, and thereafter presents pro forma data relative to such OCC regulatory capital requirements. Because the Bank would not be subject to OCC capital requirements except for the Bank Conversion, and because the Bank Conversion would give rise to a tax liability from the recapture of tax bad debt reserves, both the historical and pro forma data relating to the OCC capital requirements reflect the impact of such tax liability. Pro forma data assumes that the Common Stock has been sold as of March 31, 1997 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. For additional information regarding the financial condition of the Bank and the assumptions underlying the pro forma capital calculations set forth below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data" and the consolidated financial statements and related notes appearing elsewhere herein.

                                                                              Pro Forma at March 31, 1997
                                                          ----------------------------------------------------------------------

                              Historical Regulatory         Minimum 221,255         Midpoint 260,300           Maximum 299,370
                                  Capital at               Price of $10.00          Price of $10.00            Price of $10.00
                                 March 31, 1997                per share               per share                 per share
                            ------------------------    ---------------------      -------------------       --------------------
                                            % of                       % of                      % of                       % of
                               Amount      Assets         Amount      Assets       Amount       Assets        Amount       Assets
                               ------      ------         ------      ------       ------       ------        ------       ------
                                                                     (Dollars in thousands)
GAAP Capital...............    $ 3,923    15.12%         $  4,766     17.79%       $   4,946    18.34%         $  5,125   18.88%
                               =======    =====          ========     =====        =========    =====          ========   =====

Tangible capital (2).......    $ 3,951    15.21%         $  4,794     17.88%       $   4,974    18.43%         $  5,153   18.96%
Tangible requirement.......        390     1.50               402      1.50              405     1.50               408    1.50
                               -------   ------          --------    ------        ---------   ------          --------  ------
  Excess...................    $ 3,561    13.71%         $  4,392     16.38%       $   4,569    16.93%         $  4,745   17.46%
                               =======    =====          ========     =====        =========   ======          ========   =====

Core capital (2)(3)........    $ 3,951    15.21%         $  4,794     17.88%       $   4,974    18.43%         $  5,153   18.96%
Core requirement...........        779     3.00               804      3.00              810     3.00               815    3.00
                               -------   ------          --------    ------        ---------   ------          --------  ------
  Excess...................    $ 3,172    12.21%         $  3,990     14.88%       $   4,164    15.43%         $  4,338   15.96%
                               =======    =====          ========     =====        =========    =====          ========   =====

Total capital (4)(5).......    $ 4,093    36.07%         $  4,936     42.86%       $   5,116    44.29%         $  5,295   45.70%
Risk-based requirement.....        908     8.00               921      8.00              924     8.00               927    8.00
                               -------   ------          --------    ------        ---------   ------          --------  ------
  Excess...................    $ 3,185    28.07%         $  4,015     34.86%       $   4,192    36.29%         $  4,368   37.70%
                               =======   ======          ========     =====        =========   ======          ========  ======
                                 Maximum as adjusted
                                  344,275 Price of
                                   $10.00 per share
                                 -------------------
                                                % of
                                   Amount      Assets
                                   ------      ------
                                 (Dollars in thousands)
GAAP Capital...............        $ 5,312     19.49%
                                   =======     =====

Tangible capital (2).......        $ 5,360     19.58%
Tangible requirement.......            411      1.50
                                   -------    ------
  Excess...................        $ 4,949     18.08%
                                   =======     =====

Core capital (2)(3)........        $ 5,360     19.58%
Core requirement...........            821      3.00
                                   -------    ------
  Excess...................        $ 4,539     16.58%
                                   =======    ======

Total capital (4)(5).......        $ 5,502     47.31%
Risk-based requirement.....            930      8.00
                                   -------    ------
  Excess...................        $ 4,572     39.31%
                                   =======     =====

------------
(1) Under OTS policy, net unrealized gains or losses on securities classified as available for sale are excluded from regulatory capital when computing core and risk-based capital. The net unrealized loss on securities classified as available for sale amounted to $56,000 ($28,000, net of tax effect) as of March 31, 1997.

(2) Tangible and core capital are computed as a percentage of adjusted total assets of $26.0 million prior to the consummation of the Offerings and $26.8 million, $27.0 million, $27.2 million and $27.4 million following the issuance of 221,255, 260,300, 299,370 and 344,275 shares in the Stock Conversion and Reorganization, respectively. Risk-based capital is computed as a percentage of adjusted risk-weighted assets of $11.3 million prior to the consummation of the Offerings and $11.5 million, $11.6 million, $11.6 million and $11.6 million following the issuance of 221,255, 260,300, 299,370 and 344,275 shares in the Stock Conversion and Reorganization, respectively.

(3) Assumes a core capital requirement of 4% adjusted total assets, though such level may be increased by the Comptroller of the Currency to as high as 5%. See "Regulation -- Depository Institution Regulation -- Regulatory Capital Requirements."

(4) The pro forma risk-based capital ratios (i) reflect the receipt by the Bank of the assets held by the Mutual Holding Company and all but $100,000 of the estimated net proceeds from the Offerings and (ii) assume the investment of the net remaining proceeds received by the Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at March 31, 1997.

(5) Includes the $142,000 of general allowance for loan losses that was included in risk-based capital as of March 31, 1997.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the Conversion Stock cannot be determined until the Stock Conversion and Reorganization are completed. However, net proceeds are currently estimated to be between $1.9 million and $2.6 million (or $3.1 million in the event the Valuation Price Range is increased by 15%) based upon the following assumptions: (i) all shares of Conversion Stock will be sold in the Subscription Offering and the Community Offering; and (ii) expenses, including the marketing fees paid to Trident Securities, will approximate $350,000. Actual expenses may vary from those estimated.

         Pro forma net earnings and stockholders' equity have been calculated for the three months ended March 31, 1997 and the year ended December 31, 1996 as if the Conversion Stock to be issued in the Offerings had been sold (and the Exchange Shares issued) at the beginning of such periods and the net proceeds had been invested at 6.0%, which represents the yield on one-year U.S. Government securities at March 31, 1997 (which, in light of changes in interest rates in recent periods, is deemed to more accurately reflect pro forma reinvestment rates than the arithmetic average method). The effect of withdrawals from deposit accounts for the purchase of Conversion Stock had not been reflected. An effective federal income tax rate of 36% has been assumed for the periods, resulting in an after-tax yield of 3.84% for the three months ended March 31, 1997 and the year ended December 31, 1996. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company intends to contribute up to 50% of the net proceeds from the Offerings to the Bank.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company computed in accordance with generally accepted accounting principles ("GAAP"). The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation. No effect has been given in the tables to (i) the Company's results of operations after the Conversion or (ii) the market price of the Common Stock after the Conversion.

         The following table summarizes historical data of the Bank and consolidated pro forma data of the Company at or for the dates and periods indicated based on assumptions set forth above and in the table and should not be used as a basis for projections of the market value of the Common Stock following the Stock Conversion and Reorganization.

                                                                        At or for the Three Months Ended March 31, 1997
                                                                 ------------------------------------------------------------
                                                                    221,274         260,322         299,370         344,275
                                                                 Shares Sold     Shares Sold     Shares Sold      Shares Sold
                                                                  at $10.00       at $10.00       at $10.00        at $10.00
                                                                  Per Share       Per Share       Per Share        Per Share
                                                                  ---------       ---------       ---------        ---------
                                                                          (Dollars in thousands, except per share amounts)

Gross proceeds ..............................................    $   2,213        $   2,603        $   2,994        $   3,443
Less: Offering expenses and commissions .....................         (350)            (350)            (350)            (350)
                                                                 ---------        ---------        ---------        ---------
   Estimated net conversion proceeds (1) ....................        1,863            2,253            2,644            3,093
Less:  Shares purchased by the 1998 MRP .....................          (89)            (104)            (120)            (138)
                                                                 ---------        ---------        ---------        ---------
Estimated proceeds available for investment .................    $   1,774        $   2,149        $   2,524        $   2,955
                                                                 =========        =========        =========        =========

Net earnings (loss):
   Historical ...............................................    $      62        $      62        $      62        $      62
   Pro forma adjustments:
   Net income from proceeds .................................           17               21               24               28
   Pro forma 1998 MRP adjustment (2) ........................           (3)              (3)              (4)              (4)
                                                                 ---------        ---------        ---------        ---------
   Pro forma net earnings (loss) ............................    $      76        $      79        $      82        $      86
                                                                 =========        =========        =========        =========

 Net earnings (loss) per share: (3)
   Historical ...............................................    $    0.17        $    0.14        $    0.13        $    0.11
   Pro forma income on net proceeds .........................         0.05             0.05             0.05             0.05
   Pro forma 1998 MRP adjustment (2) ........................        (0.01)           (0.01)           (0.01)           (0.01)
                                                                 ---------        ---------        ---------        ---------
Pro forma net earnings (loss) per share (3) .................    $    0.21        $    0.18        $    0.17        $    0.15
                                                                 =========        =========        =========        =========

Number of shares used in calculating earnings
  per share .................................................      365,500          430,000          494,500          568,675
                                                                 =========        =========        =========        =========

Stockholders' equity:
  Historical (4)(7) .........................................    $   3,923        $   3,923        $   3,923        $   3,923
  Estimated net Conversion proceeds .........................        1,863            2,253            2,644            3,093
  Less: Common Stock acquired by the
           1998 MRP (2) .....................................          (89)            (104)            (120)            (138)
                                                                 ---------        ---------        ---------        ---------
  Pro forma stockholders' equity (5) ........................    $   5,697        $   6,072        $   6,447        $   6,878
                                                                 =========        =========        =========        =========

Stockholders' equity per share (3):
  Historical ................................................    $   10.73        $    9.12        $    7.93        $    6.90
  Estimated net proceeds ....................................         5.10             5.24             5.35             5.44
  Less: Common stock acquired by the
          1998 MRP(2) .......................................        (0.24)           (0.24)           (0.24)           (0.24)
                                                                 ---------        ---------        ---------        ---------
Pro forma stockholders' equity per share (5) ................    $   15.59        $   14.12        $   13.04        $   12.09
                                                                 =========        =========        =========        =========
Pro forma price to book value ...............................         64.2%            70.8%            76.7%            82.7%
                                                                 =========        =========        =========        =========
Pro forma price to earnings (P/E ratio) .....................         11.9             13.9             14.7             16.7
                                                                 =========        =========        =========        =========

Number of shares used in calculating equity per share .......      365,500          430,000          494,500          568,675
                                                                 =========        =========        =========        =========


Note:  Totals may not add due to rounding.        (Footnotes on succeeding page)

---------------
(1) Estimated net proceeds as adjusted, consist of the estimated net proceeds from the Offerings less the value of the shares to be purchased by the 1998 MRP, subject to stockholder approval, after the Stock Conversion and Reorganization at an assumed purchase price of $10.00 per share.

(2) Assumes that the 1998 MRP will purchase, following stockholder approval of such plan, a number of shares of Common Stock equal to 4.0% of the Conversion Stock for issuance to officers and employees. Funds used by the 1998 MRP to purchase the shares initially will be contributed to the 1998 MRP by the Company. The adjustment is based upon the assumed purchases by the 1998 MRP of 8,851, 10,413, 11,975 and 13,771 shares at the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, assuming that: (i) stockholder approval of the 1998 MRP has been received; (ii) the shares were acquired by the 1998 MRP at the beginning of the period shown through open market purchases at the Purchase Price; (iii) the amortized expense for the three months ended March 31, 1997 was 5% of the amount contributed; and (iv) the effective tax rate applicable to such employee compensation expense was 36%. If the 1998 MRP purchases authorized but unissued shares instead of making open market purchases, the voting interests of existing stockholders would be diluted by approximately 2.4% and pro forma net earnings per share for the three months ended March 31, 1997 would be $.21, $.18, $.16 and $.15, and pro forma stockholders' equity per share at March 31, 1997 would be $15.46, $14.02, $12.97 and $12.05, in each case at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. See "Management of the Bank -- Certain Benefit Plans and Agreements."

(3) The per share calculations are determined by adding the number of shares assumed to be issued in the Stock Conversion and Reorganization. Thus, it is assumed at March 31, 1997 that 365,500, 436,000, 494,500 and 568,675 shares of Common Stock are outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, respectively.

(4) Includes the $92,000 (held in a deposit account) to be acquired by the Bank upon the merger of the Mutual Holding Company (following its conversion to an interim federal savings bank) into the Bank.

(5) The retained earnings of the Bank will be substantially restricted after the Stock Conversion and Reorganization by virtue of the liquidation account to be established in connection with the Stock Conversion and Reorganization. See "Dividend Policy" and "The Conversion -- Liquidation Rights."

(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Valuation Price Range of up to 15% to reflect changes in market and financial condition following the commencement of the Offerings.

(7) The book value of the Bank does not give effect to the liquidation account in event of liquidations or the recapture of the Bank's loan loss reserve deduction of $672,000.


                                                                           At or for the Year Ended December 31, 1996
                                                               ----------------------------------------------------------------
                                                                221,274           260,322          299,370           344,275
                                                               Shares Sold       Shares Sold      Shares Sold       Shares Sold
                                                                at $10.00         at $10.00        at $10.00         at $10.00
                                                                Per Share         Per Share        Per Share         Per Share
                                                                ---------         ---------        ---------         ---------
                                                                      (Dollars in thousands, except per share amounts)
Gross proceeds ...........................................      $   2,213        $   2,603        $   2,994        $   3,443
Less: Offering expenses and commissions ..................           (350)            (350)            (350)            (350)
                                                                ---------        ---------        ---------        ---------
   Estimated net conversion proceeds (1) .................          1,863            2,253            2,644            3,093
Less: Shares purchased by the 1998 MRP ...................            (89)            (104)            (120)            (138)
                                                                ---------        ---------        ---------        ---------
Estimated proceeds available for investment ..............      $   1,774        $   2,149        $   2,524        $   2,955
                                                                =========        =========        =========        =========

Net earnings (loss):
   Historical ............................................      $     197        $     197        $     197        $     197
   Pro forma adjustments:
   Net income from proceeds ..............................             68               83               97              113
   Pro forma 1998 MRP adjustment (2) .....................            (11)             (13)             (15)             (18)
                                                                ---------        ---------        ---------        ---------
   Pro forma net earnings (loss) .........................      $     254        $     266        $     279        $     293
                                                                =========        =========        =========        =========

 Net earnings (loss) per share: (3)
   Historical ............................................      $    0.54        $    0.46        $    0.40        $    0.35
   Pro forma income on net proceeds ......................           0.19             0.19             0.20             0.20
   Pro forma 1998 MRP adjustment (2) .....................          (0.03)           (0.03)           (0.03)           (0.03)
                                                                ---------        ---------        ---------        ---------
Pro forma net earnings (loss) per share (3) ..............      $    0.69        $    0.62        $    0.56        $    0.51
                                                                =========        =========        =========        =========

Number of shares used in calculating earnings
  per share ..............................................        365,500          430,000          494,500          568,675
                                                                =========        =========        =========        =========

Stockholders' equity:
  Historical (4)(7) ......................................      $   3,861        $   3,861        $   3,861        $   3,861
  Estimated net Conversion proceeds ......................          1,863            2,253            2,644            3,093
  Less: Common Stock acquired by the
      1998 MRP (2) .......................................            (89)            (104)            (120)            (138)
                                                                ---------        ---------        ---------        ---------
  Pro forma stockholders' equity (5) .....................      $   5,635        $   6,010        $   6,385        $   6,816
                                                                =========        =========        =========        =========

Stockholders' equity per share (3):
  Historical .............................................      $   10.56        $    8.98        $    7.81        $    6.79
  Estimated net proceeds .................................           5.10             5.24             5.35             5.44
  Less: Common stock acquired by the
     1998 MRP(2) .........................................          (0.24)           (0.24)           (0.24)           (0.24)
                                                                ---------        ---------        ---------        ---------
Pro forma stockholders' equity per share (5) .............      $   15.42        $   13.98        $   12.91        $   11.99
                                                                =========        =========        =========        =========
Pro forma price to book value ............................           64.9%            71.5%            77.4%            83.4%
                                                                =========        =========        =========        =========
Pro forma price to earnings (P/E ratio) ..................           14.5             16.1             17.9             19.6
                                                                =========        =========        =========        =========

Number of shares used in calculating equity per share ....        365,500          430,000          494,500          568,675
                                                                =========        =========        =========        =========


Note:  Totals may not add due to rounding.        (Footnotes on succeeding page)

---------------
(1) Estimated net proceeds as adjusted, consist of the estimated net proceeds from the Offerings less the value of the shares to be purchased by the 1998 MRP, subject to stockholder approval, after the Stock Conversion and Reorganization at an assumed purchase price of $10.00 per share.

(2) Assumes that the 1998 MRP will purchase, following stockholder approval of such plan, a number of shares of Common Stock equal to 4.0% of the Conversion Stock for issuance to officers and employees. Funds used by the 1998 MRP to purchase the shares initially will be contributed to the 1998 MRP by the Company. The adjustment is based upon the assumed purchases by the 1998 MRP of 8,851, 10,413, 11,975 and 13,771 shares at the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, assuming that: (i) stockholder approval of the 1998 MRP has been received; (ii) the shares were acquired by the 1998 MRP at the beginning of the period shown through open market purchases at the Purchase Price; (iii) the amortized expense for the year ended December 31, 1996 was 20% of the amount contributed; and (iv) the effective tax rate applicable to such employee compensation expense was 36%. If the 1998 MRP purchases authorized but unissued shares instead of making open market purchases, the voting interests of existing stockholders would be diluted by approximately 2.4% and pro forma net earnings per share for the year ended December 31, 1996 would be $.69, $.61, $.56 and $.51, and pro forma stockholders' equity per share at December 31, 1996 would be $15.29, $13.88, $12.84 and $11.94, in each case at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. See "Management of the Bank -- Certain Benefit Plans and Agreements."

(3) The per share calculations are determined by adding the number of shares assumed to be issued in the Stock Conversion and Reorganization. Thus, it is assumed at December 31, 1996 that 365,500, 430,000, 494,500 and 568,675 shares of Common Stock are outstanding the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, respectively.

(4) Includes the $93,000 (held in a deposit account) to be acquired by the Bank upon the merger of the Mutual Holding Company (following its conversion to an interim federal savings bank) into the Bank.

(5) The retained earnings of the Bank will be substantially restricted after the Stock Conversion and Reorganization by virtue of the liquidation account to be established in connection with the Stock Conversion and Reorganization. See "Dividend Policy" and "The Conversion -- Liquidation Rights."

(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Valuation Price Range of up to 15% to reflect changes in market and financial condition following the commencement of the Offerings.

(7) The book value of the Bank does not give effect to the liquidation account in event of liquidations or the recapture of the Bank's loan loss reserve deduction of $672,000.

                     LEXINGTON FIRST FEDERAL SAVINGS BANK
                           STATEMENTS OF OPERATIONS

         The following Consolidated Statements of Operations of Lexington First for each of the years in the two-year period ended December 31, 1996 have been audited by Arnold, Spain & Company, P.C., independent certified public accountants, whose report thereon appears elsewhere herein. The Statements of Income should be read in conjunction with the Financial Statements and related notes included elsewhere in this Prospectus. The Statements of Income for the three months ended March 31, 1997 and 1996 are unaudited, but in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of such periods and such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results of the Bank that may be expected for the entire fiscal year.

                                                           Three Months Ended
                                                                March 31,                 Year Ended December 31,
                                                        ------------------------        ----------------------------
                                                          1997            1996            1996              1995
                                                        --------        --------        --------          --------
INTEREST INCOME
    First mortgage loans .............................. $  359,029      $  334,561      $ 1,389,698      $ 1,302,049
    Consumer and other loans ..........................      5,847           6,968           25,500           19,492
    Interest and dividends on investments .............     73,589          94,887          371,321          354,374
    Interest on deposits with banks ...................      7,232           9,052           22,220           28,678
    Interest on mortgage-backed securities ............     52,231          60,024          221,964          239,175
                                                        ----------      ----------      -----------      -----------
         Total Interest Income ........................ $  497,928      $  505,492      $ 2,030,703      $ 1,943,768
                                                        ----------      ----------      -----------      -----------

INTEREST EXPENSE
    Interest on deposits .............................. $  251,777      $  260,546      $ 1,027,111      $ 1,013,499
    Interest on advances from FHLB ....................     18,510          19,078           75,543           77,613
                                                        ----------      ----------      -----------      -----------
         Total Interest Expense ....................... $  270,287      $  279,624      $ 1,102,654      $ 1,091,112
                                                        ----------      ----------      -----------      -----------

         Net Interest Income .......................... $  227,641      $  225,868      $   928,049      $   852,656

    Provision for loan losses .........................      6,229           7,500           30,000           30,000
                                                        ----------      ----------      -----------      -----------

         Net Interest Income After Provision for
            Loan Losses ............................... $  221,412      $  218,368      $   898,049      $   822,656
                                                        ----------      ----------      -----------      -----------

OTHER INCOME
    Income from real estate held for investment ....... $    2,125      $      760      $     6,090      $     3,655
    Gain from sale of investment securities, net ......         --              --              935            1,156
    Service charges ...................................     12,139           5,656            8,689            4,201
    Other operating income ............................        399           1,161            5,618            8,181
                                                        ----------      ----------      -----------      -----------
         Total Other Income ........................... $   14,663      $    7,577      $    21,332      $    17,193
                                                        ----------      ----------      -----------      -----------

GENERAL AND ADMINISTRATIVE EXPENSES
   Compensation and benefits .......................... $   97,300      $   64,869      $   285,773      $   277,392
   Occupancy and equipment ............................     10,901          10,527           47,033           40,109
   Federal deposit insurance premiums .................      3,835          12,054          176,133           45,059
   Losses on real estate owned ........................         --              --            5,986            1,206
   Data processing fees ...............................      6,605           7,469           33,410           24,685
   Other operating expenses ...........................     25,162          19,246           68,686           75,074
                                                        ----------      ----------      -----------      -----------
         Total General and Administrative Expense ..... $  143,803      $  114,165      $   617,021      $   463,525
                                                        ----------      ----------      -----------      -----------
         Earnings Before Income Taxes .................     92,272         111,780          302,360          376,324
Income tax expense ....................................     30,721          37,521          105,176          151,865
                                                        ----------      ----------      -----------      -----------

         Net Earnings ................................. $   61,551      $   74,259      $   197,184      $   224,459
                                                        ==========      ==========      ===========      ===========

         See accompanying Notes to Consolidated Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         Lexington First's primary business has historically been and, following the Conversion, will continue to be the origination of mortgage loans on single-family residential real estate, with funds obtained through the attraction of savings deposits, primarily transaction accounts, and certificate accounts with terms of 18 months or less and FHLB advances. However, the Bank anticipates increasing its portfolio of commercial business, commercial real estate and consumer loans following the Stock Conversion and Reorganization. Commercial and consumer loans generally carry higher yields and shorter maturities than traditional mortgage loans and should assist the Bank in improving the mismatch between its interest-earning assets and interest-bearing liabilities. See " -- Risk Factors -- the Bank's Interest Sensitivity Mismatch and the Potential Effects of Changes in Interest Rates." The Bank also makes construction loans on single-family residences, savings account loans, and second mortgage consumer loans. In past years, the Bank has made a limited number of loans on multi-family and commercial real estate. Excess funds are invested in mortgage-backed securities and other liquid investment securities.

         The offering of a wider range of loan products, the opening of a new branch office, and the Conversion, including the Bank Conversion, are all integral parts of Lexington First's new emphasis on commercial banking. The goals in implementing these steps are to increase the Bank's interest rate spread, improve the Bank's interest rate sensitivity mismatch and increase overall profitability, while maintaining an acceptable level of risk. Although there are additional risks inherent in pursuing a commercial banking strategy, the Board of Directors believes that President Tignor and the new employees he has hired (including two new lending officers) possess the requisite amount of skill, experience and leadership to accomplish this goal over a reasonable period of time. See "Risk Factors -- Risks Related to Commercial Real Estate, Commercial Business and Consumer Lending."

         The profitability of Lexington First depends primarily on its net interest income, which is the difference between interest and dividend income on interest-earning assets, principally loans, mortgage-backed securities and investment securities, and interest expense on interest-bearing deposits and borrowings (if any). Lexington First's net earnings also are dependent, to a lesser extent, on the level of its other income, including gains and losses on the sale of investment securities and other assets, servicing fees and other fees and rental income, and its general, administrative and other expenses, such as employee compensation and benefits, occupancy and equipment expense, deposit insurance premiums, franchise taxes and miscellaneous other expenses, as well as income tax expense.

Asset and Liability Management

         The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate-sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities, and is considered negative when the amount of interest rate-sensitive liabilities exceeds the amount of interest rate-sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect.

         Analysis of GAP. The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1996 which are expected to mature or reprice in each of the time periods shown.

                                                            Over One       Over Five      Over Ten      Over
                                              One Year       Through        Through        Through     Twenty
                                               or Less     Five Years      Ten Years    Twenty Years    Years      Total
                                               -------     ----------      ---------    ------------    -----      -----
                                                                         (Dollars in thousands)
Interest-earning assets:
   One- to four-family mortgage loans ......   $  2,100       $  1,078       $ 4,774     $  6,561      $1,580      $16,093
   Other mortgage loans ....................         93             39            23            9          --          164
   Consumer loans ..........................        222             74            --           --          --          296
   Investment securities ...................      1,250          1,340           618          921          --        4,129
   Mortgage-backed securities ..............        194            618           247          823       1,460        3,342
   FHLB Stock ..............................        246             --            --           --          --          246
   Other interest bearing assets ...........      1,203             --            --           --          --        1,203
                                               --------       --------       -------     --------      ------      -------
      Total ................................      5,308          3,149         5,662        8,314       3,040       25,473
                                               --------       --------       -------     --------      ------      -------

Interest-bearing liabilities:
   Deposits ................................     19,059          1,579            --           --          --       20,638
   FHLB Advances ...........................         26            124           139          108         558          955
                                               --------       --------       -------     --------      ------      -------
      Total ................................     19,085          1,703           139          108         558       21,593
                                               --------       --------       -------     --------      ------      -------

Interest sensitivity gap ...................   $(13,777)      $  1,446       $ 5,523     $  8,206      $2,482      $ 3,880
                                               ========       ========       =======     ========      ======      =======
Cumulative interest sensitivity gap ........   $(13,777)      $(12,331)      $(6,808)    $  1,398      $3,880      $ 3,880
                                               ========       ========       =======     ========      ======      =======
Ratio of interest-earning assets
   to interest-bearing liabilities .........      27.81%        184.91%      4073.38%    7,698.15%     544.80%      117.97%
                                               ========       ========       =======     ========      ======      =======
Ratio of cumulative gap to total assets ....     (53.77)%       (48.12)%      (26.57)%       5.46%      15.14%       15.14%
                                               ========       ========       =======       ======      ======      =======

         The preceding table was prepared utilizing certain assumptions regarding prepayment and decay rates provided by a private data processing and consulting firm. While management believes that these assumptions are reasonable, the actual interest rate sensitivity of the Bank's assets and liabilities could vary significantly from the information set forth in the table due to market and other factors. The following assumptions were used: (i) adjustable-rate mortgages were recorded in the period in which they reprice;
(ii) fixed-rate mortgages and mortgage-backed securities will prepay at the rate of 5%; (iii) investments are recorded in the periods in which they mature or reprice as applicable; (iv) fixed maturity deposits are not withdrawn prior to maturity; (v) other deposits are withdrawn or reprice in less than one year; and
(vi) FHLB advances are recorded in the period in which they contractually mature.

         The interest rate sensitivity of the Bank's assets and liabilities illustrated in the table above could vary substantially if different assumptions were used or actual experience differs from the assumptions used. If passbook and NOW accounts were assumed to mature in one year or less (which does not reflect actual experience), the Bank's one-year gap would have been substantially negative.

         Net Portfolio Value. In recent years, the Bank has measured its interest rate sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the OTS. However, the OTS now requires the computation of amounts by which the net present value of an institution's cash flows from assets, liabilities and off balance sheet items (the institution's net portfolio value, or "NPV") would change in the event of a range of assumed changes in market interest rates. The OTS also requires the computation of estimated changes in net interest income over a four-quarter period. These computations estimate the effect of an institution's NPV and net interest income of instantaneous and permanent 1% to 4% increases and decreases in market interest rates.

         The following table sets forth the interest rate sensitivity of the Bank's net portfolio value as of December 31, 1996 in the event of 1%, 2%, 3% and 4% instantaneous and permanent increases and decreases in market interest rates, respectively. These changes are set forth below as basis points, where 100 basis points equals one percentage point.


                                                                                            Change in
       Change                        Net Portfolio Value                                    NPV as % of
                         ----------------------------------------        NPV as % of        Portfolio Value
      in Rates           $ Amount        $ Change       % Change        Portfolio Value     of Assets (1)
      --------           --------        --------       --------        ---------------     -------------
     400    bp             2,478          (2,150)          (46)            10.41%              (7.00)%
     300    bp             3,051          (1,577)          (34)            12.44               (4.97)
     200    bp             3,622          (1,006)          (22)            14.36               (3.06)
     100    bp             4,175            (453)          (10)            16.09               (1.02)
       0    bp             4,628                                           17.42
     (100)  bp             4,880             252             5             18.06                0.64
     (200)  bp             4,944             316             7             18.10                0.69
     (300)  bp             5,024             396             9             18.17                0.76
     (400)  bp             5,155             527            11             18.37                0.95


         The OTS uses the above NPV calculation to monitor an institution's interest rate risk ("IRR"). The OTS has promulgated regulations regarding a required adjustment to an institution's risk-based capital based on IRR. The application of the OTS' methodology quantifies IRR as the change in NPV which results from a theoretical 200 basis point increase or decrease in market interest rates. If the NPV from either calculation would decrease by more than 2% of the present value of the institution's assets, the institution must deduct 50% of the amount of the decrease in excess of such 2% in the calculation of risk-based capital. The IRR regulations were originally effective as of January 1, 1994, subject to a two quarter "lag" time between the reporting date of the data used to calculate an institution's interest rate risk and the effective date of each quarter's interest rate risk component. However, beginning in October 1994, the Director of the OTS indicated that it would waive the capital deductions for institutions with a greater than "normal" risk until the OTS publishes an appeals process.

         The following table sets forth the interest rate risk capital component for the Bank at December 31, 1996 given a hypothetical 200 basis point rate change in market interest rates.

Pre-shock NPV Ratio: NPV as % of Portfolio Value of Assets ...        17.42%

Exposure Measure: Post-Shock NPV Ratio .......................        14.36%

Sensitivity Measure: Change in NPV Ratio .....................         (306) bp

         Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit run-offs, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions the Bank may undertake in response to changes in interest rates.

         Certain shortcomings are inherent in the method of analysis presented in both the computation of NPV and in the analysis presented in prior tables setting forth the maturing and repricing of interest-earning assets and interest-bearing liabilities. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in differing degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, which represent the Bank's primary loan product, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of adjustable-rate loans in the Bank's portfolios could decrease in future periods if market interest rates remain at or decrease below current levels due to refinance activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the tables. Finally, the ability of many borrowers to service their adjustable-rate debt may decrease in the event of an interest rate increase.

         The lending activities of savings institutions have historically emphasized long-term, fixed-rate loans secured by single-family residences, and the primary source of funds of such institutions has been deposits. The deposit accounts of savings associations generally bear interest rates that reflect market rates and largely mature or are subject to repricing within a short period of time. This factor, in combination with substantial investments in long-term, fixed-rate loans, has historically caused the income earned by savings associations on their loan portfolios to adjust more slowly to changes in interest rates than their cost of funds.

         Lexington First originates both fixed- and adjustable-rate residential real estate loans as market conditions dictate. However, these market conditions continue to cause Lexington First to issue fixed rate financing, although the residential loans originated by the Bank in recent months have been mostly short-term balloon loans with terms of one, three, five and seven years. Additionally in 1997, Lexington First began to offer consumer and commercial loans, which reprice more rapidly.

         Notwithstanding the foregoing, however, because Lexington First's interest-bearing liabilities which mature or reprice within short periods substantially exceed its earning assets with similar characteristics, material and prolonged increases in interest rates generally would have a severely adverse effect on net interest income, while material and prolonged decreases in interest rates generally, but to a lesser extent because of their historically low levels, would have the opposite effect.

Average Balances, Interest and Average Yields

         The following table sets forth certain information relating to the Bank's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid at the date and for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances for loans include nonaccrual loans. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented.


                                                                                   Three Months Ended March 31,
                                                                   -----------------------------------------------------------------
                                                 At March 31,                    1997                             1996
                                                     1997          -------------------------------    ----------------------------
                                              ------------------                           Average                         Average
                                                          Yield/   Average                 Yield/     Average              Yield/
                                              Balance      Cost    Balance     Interest    Cost(1)    Balance   Interest   Cost(1)
                                              -------     ------   -------     --------    -------    -------   --------   -------
                                                 (Dollars in thousands)
Interest-earning assets:
   Loans receivable, net (2)............... $   16,429     8.89%  $  16,578    $   365      8.81%   $ 14,923    $   342      9.17%
Investment securities:
   Investment securities:
       Taxable.............................      2,680     8.06       2,731         54      7.91       4,238         72      6.80
       Nontaxable..........................      1,145     8.47       1,145         24      8.47       1,145         28      9.66
Mortgage-backed securities.................      3,206     6.78       3,218         52      6.46       3,720         60      6.45
Other interest-earning assets..............      1,919     7.25       1,592         11      2.76       1,379         13      3.77
                                            ----------            ---------    -------              --------    -------
      Total interest-earning assets........     25,379     7.98      25,264        506      8.02      25,405        515      8.10
Non-interest-earning assets................        563                  443    -------                   557    -------
                                            ----------            ---------                         --------
      Total assets......................... $   25,942            $  25,707                         $ 25,962
                                            ==========            =========                         ========


Interest-bearing liabilities:
   Deposits................................ $   20,884     4.67   $  20,335        252      4.96    $ 21,049        261      4.96
   FHLB advances...........................        949     6.21         951         19      7.99         967         19      7.86
                                            ----------            ---------    -------              --------    -------
      Total interest-bearing liabilities...     21,833     4.96      21,407        271      5.09      22,016        280      5.09
                                                                               -------                          -------
Non-interest-bearing liabilities...........        186                  121                              196
                                            ----------            ---------                         --------
      Total liabilities....................     22,019               21,815                           22,212
Equity.....................................      3,923                3,892                            3,750
                                            ----------            ---------                         --------
      Total liabilities and equity......... $   25,942            $  25,707                         $ 25,962
                                            ==========            =========                         ========
Interest income............................                                        235                              235
Interest rate spread.......................                3.02%                            2.92%                            3.02%
                                                          =====                             ====                             ====
Tax equivalent adjustments:
    Investment securities..................                                          8                               10
                                                                               -------                          -------
Net yield on interest-earning assets.......                                                 3.72%                            3.69%
                                                                                            ====                             ====
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities..............................              116.24%                          116.46%                          115.40%
                                                         ======                           ======                           ======
Net interest income........................                                    $   227                          $   225
                                                                              =======                          =======

                                                                                     Year Ended December 31,
                                                            ----------------------------------------------------------------------
                                                                          1996                                  1995
                                                            --------------------------------    ----------------------------------
                                                                                     Average                              Average
                                                             Average                  Yield/     Average                   Yield/
                                                             Balance    Interest     Cost(1)     Balance      Interest    Cost(1)
                                                            ---------   --------     -------    ---------     --------    -------
                                                                                     (Dollars in thousands)
Interest-earning assets:
   Loans receivable, net(2)...............................   $  15,586   $ 1,416       9.09%     $  14,357   $  1,321       9.20%
   Investment securities
      Taxable.............................................       4,183       283       6.77          4,431        299       6.75
      Nontaxable..........................................       1,145       111       9.66            684         61       8.86
   Mortgage-backed securities.............................       3,393       222       6.54          3,676        239       6.50
   Other interest-earning assets..........................         861        37       4.30          1,407         44       3.13
                                                             ---------   -------                 ---------     ------
      Total interest-earning assets.......................      25,168     2,069       8.22         24,555      1,964       8.00
                                                                         -------                               ------
Non-interest-earning assets...............................         591                                 449
                                                             ---------                           ---------
      Total assets........................................   $  25,759                           $  25,004
                                                             =========                           =========

Interest-bearing liabilities:
   Deposits...............................................   $  20,814     1,027       4.93      $  20,274      1,013       5.00
   FHLB advances..........................................         959        76       7.92            980         78       7.96
                                                             ---------   -------                 ---------     ------
      Total interest-bearing liabilities                        21,773     1,103       5.07         21,254      1,091       5.13
                                                                         -------                               ------
Non-interest-bearing liabilities..........................         206                                 178
                                                             ---------                           ---------
      Total liabilities...................................      21,979                              21,432
Equity....................................................       3,780                               3,572
                                                             ---------                           ---------
      Total liabilities and equity........................   $  25,759                           $  25,004
                                                             =========                           =========

Interest income...........................................                   966                                  873
Interest rate spread......................................                             3.15%                                2.86%
                                                                                     ======                               ======
Net yield on interest-earning assets......................                             3.84 %                               3.68%
                                                                                     =======                              ======
Tax equivalent adjustments:
      Investment securities...............................                   (38)                                 (21)
                                                                         -------                             --------
Ratio of average interest-earning assets
   to average interest-bearing liabilities                                           115.59%                              115.54%
                                                                                     ------                              -------
Net interest income.......................................               $   928                             $    852
                                                                         =======                             ========


(1) The average yield is calculated by combining earnings on investment securities and mortgage-backed securities in one category for presentation in this table.
(2)  Includes nonaccrual loans.

Rate/Volume Analysis

         The table below sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate); (ii) changes in rate (change in rate multiplied by old volume); and (iii) rate/volume change (change in volume multiplied by change in rate).


                                            Three Months Ended March 31,                    Year Ended December 31,
                                    ----------------------------------------      ----------------------------------------
                                         1997         vs.           1996              1996         vs.           1995
                                    ----------------------------------------      ----------------------------------------
                                                Increase (Decrease)                          Increase (Decrease)
                                                      Due to                                       Due  to
                                    ----------------------------------------      ----------------------------------------
                                                            Rate/                                          Rate/
                                    Volume     Rate        Volume      Total      Volume      Rate        Volume     Total
                                    ------     ----        ------      -----      ------      ----        ------     -----
                                                                        (In thousands)
Interest income:
  Loans receivable.................  $  152   $  (54)      $   (5)    $    93     $  113     $   (17)     $   (1)    $   95
  Investment securities:
      Taxable......................    (102)      47          (17)        (73)       (18)        (29)          2        (46)
      Nontaxable...................      --      (14)          --         (14)        41           5           4         50
  Mortgage-backed securities            (32)      --           --         (32)       (18)          2          --        (17)
  Short-term investments and
      other interest-earning
      assets.......................       8      (14)          (5)        (11)       (17)         16          (6)        (7)
                                     ------   ------       ------     -------     ------      ------      ------     ------
      Total interest income........      25      (34)         (28)        (37)       100         (22)         (3)        75
                                     ------   ------       ------     -------     ------      ------      ------     ------

Interest-bearing liabilities:
  Deposits.........................     (35)      (1)          --         (36)        27         (13)         --         14
   FHLB advances...................      (1)       1           --          --         (2)         --          --         (2)
                                     ------   ------       ------     -------     ------      ------      ------     ------
      Total interest-bearing
         liabilities...............     (37)       1           --         (36)        25         (13)         --         12
                                     ------   ------       ------     -------     ------      ------      ------     ------

Change in net interest income        $   62   $  (34)      $  (28)    $    (1)    $   75      $   (9)     $   (3)    $   63
                                     ======   ======       ======     =======     ======      ======      ======     ======


     Comparison of Financial Condition at March 31, 1997 and December 31, 1996

          At March 31, 1997, Lexington First's assets totaled $25.9 million, as compared to $25.6 million at December 31, 1996. Total assets increased $300,000 or 1.2% from March 31, 1997 to December 31, 1996. The increase in total assets during the quarter ended March 31, 1997 was principally the result of increases in cash and time deposits of $400,000 or 31.0% and loans receivable of $200,000 or 1.4%, offset by decreases in investment securities of $200,000 or 5.8% and mortgage-backed securities of $100,000 or 4.1%.

          At December 31, 1996, Lexington First's assets totaled $25.6 million, as compared to $25.9 million at December 31, 1995. Total assets decreased $300,000 or 1.2% from December 31, 1995 to December 31, 1996. The decrease in total assets during 1996 was principally the result of a $1.7 million or 6.6% decrease in investment and mortgage-backed securities from $9.1 million at December 31, 1995 to $7.4 million at December 31, 1996, and a $300,000 or 1.2% decrease in time deposits from $1.2 million at December 31, 1995 to $900,000 at December 31, 1996. These reductions were used to fund an increase in loans receivable, net, of $1.7 million or 6.6%. Single-family residential loans increased $1.3 million or 9% and single-family construction loans increased $400,000 or 3%.

         During the quarter ended March 31, 1997, total liabilities increased $200,000 or 1.2%. This increase was primarily the result of an increase of $200,000 or 1.2% in deposits.

         During the year ended December 31, 1996, total liabilities decreased $400,000 or 1.8% to $21.8 million. This decrease was primarily the result of a decrease of $300,000 or 1.4% in deposits.

Comparison of Results of Operations for the Three Months Ended March 31, 1997 and 1996

         General. Lexington First had net earnings (unaudited) of $62,000 for the three months ended March 31, 1997, compared to net earnings of $74,000 for 1996. Net interest income increased $2,000 during the three month period, while non-interest income increased $7,000, offset by an increase in non-interest expense of $30,000.

         Net Interest Income. Net interest income increased by $2,000 or 0.8% for the three months ended March 31, 1997 compared to the three months ended March 31, 1996.

         Interest Income. Interest income decreased by $7,000 from $506,000 to $499,000 or 1.5%, for the three months ended March 31, 1997 compared to the three month period ended March 31, 1996. This decrease resulted in part from an overall decrease of average interest earning assets of $141,000 from $25,405,000 in 1996 to $25,264,000 in 1997 or 0.5%. The yield on interest earning assets decreased from 8.10% in 1996 to 8.02% in 1997.

         Interest Expense. Interest expense decreased by $9,000 or 3.3% to $270,000 for the three months ended March 31, 1997 from $279,000 for the three months ended March 31, 1996. The decrease was due to a decrease in average interest bearing liabilities from $22,016,000 in 1996 to $21,286,000 in 1997 coupled with a decrease in an average cost of funds from 5.09% to 4.99%.

         Provision for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and the general economy. Such evaluation considers numerous factors including, general economic conditions, loan portfolio composition, prior loss experience, the estimated fair value of the underlying collateral and other factors that warrant recognition in providing for an adequate loan loss allowance.

         Lexington First determined that a provision of $2,500 per month or $7,500 was adequate to provide for loan losses during the three months ended March 31, 1996. This amount was reduced to $6,000 for the three months ended March 31, 1997. No actual losses occurred during the three months ended March 31, 1997 and 1996. Loans past due 90 days or more amounted to $155,000 at March 31, 1997.

         Non-Interest Expense. The $30,000 increase in non-interest expense in 1997 compared to 1996 was primarily attributable to a bonus totaling $20,000 paid to an officer that retired March 1997 as additional compensation for her many years of service.

         Income Taxes. Lexington First's effective tax rate for the three months ended March 31, 1997 and 1996 was 33% and 34%, respectively. The decrease in income tax expense of $7,000 was due to the decrease in income in 1997 compared to 1996.

Comparison of Results of Operations for the Years Ended December 31, 1996 and
1995

         General. Lexington First had net earnings of $197,000 for the year ended December 31, 1996, compared to net earnings of $224,000 for 1995. Net interest income increased $75,000 during the year, while noninterest income decreased $4,000, offset by an increase in non-interest expense of $153,000.

         Net Interest Income. Net interest income increased by $75,000 or 9.1% for the year ended December 31, 1996 compared to the year ended December 31, 1995. This increase was due primarily to an increase in the interest rate spread from 2.86% in 1995 to 3.15% in 1996. The increase was due to an increase in the yield on interest earning assets of 22 basis points and a reduction in the rate paid on interest-bearing liabilities of 7 basis points.

         Interest Income. Interest income increased by $87,000 from $1,944,000 to $2,031,000 or 4.5%, during 1996 compared to 1995. This increase resulted in part from an overall increase of average interest earning assets of $613,000 from $24,555,000 in 1995 to $25,168,000 in 1996 or 2.5%. The yield on interest earning assets increased from 8.00% in 1995 to 8.22% in 1996. This yield increase is primarily attributable to an increase in the yield on investment securities.

         Interest Expense. Interest expense increased by $12,000 or 1.1% to $1,103,000 for the year ended December 31, 1996 from $1,091,000 for the year ended December 31, 1995. The increase was primarily due to an increase in average deposits from $21,254,000 in 1995 to $21,773,000 in 1996.

         Provision for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and the general economy. Such evaluation considers numerous factors including, general economic conditions, loan portfolio composition, prior loss experience, the estimated fair value of the underlying collateral and other factors that warrant recognition in providing for an adequate loan loss allowance.

         Lexington First determined that a provision or $2,500 per month or $30,000 was adequate to provide for loan losses for the years ended December 31, 1996 and 1995. Actual losses incurred amounted to $12,000 for the year ended December 31, 1996 and $1,000 for the year ended December 31, 1995. Loans past due 90 days or more amounted to $114,000 at December 31, 1996 and $146,000 at December 31, 1995.

         Non-Interest Expense. The $153,000 increase in non-interest expense in 1996 compared to 1995 was primarily attributable to the $128,000 special SAIF assessment paid during the third quarter (ended September 30) of 1996. The assessment rate for the special assessment was 65.7 basis points, compared to SAIF assessments of 5.75 basis points for the quarter ended December 31, 1996 and 1.625 basis points for the quarter ended March 31, 1997.

         Income Taxes. Lexington First's effective tax rate for the years ended December 31, 1996 and 1995 was 35% and 40%, respectively. The decrease in income tax expense of $47,000 was due to the decrease in income in 1996 compared to 1995.

Impact of Inflation and Changing Prices

      The financial statements and related data presented herein have been prepared in accordance with GAAP which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

      Unlike most companies, the assets and liabilities of a financial institution are primarily monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation. In the current interest rate environment, liquidity and the maturity structure of the Bank's assets and liabilities are critical to the maintenance of acceptable performance levels.

Liquidity and Capital Resources

      The Bank is required by OTS regulations to maintain minimum levels of specified liquid assets which are currently equal to 5% of deposits and short-term borrowings. The Bank's liquidity ratio for the month ended March 31, 1997 was 28.7% and its liquidity ratio was 29.5% at March 31, 1997.

      The Bank's principal sources of funds for investments and operations are net earnings, deposits from its primary market area, principal and interest payments on loans and mortgage-backed securities and proceeds from maturing investment securities. Its principal funding commitments are for the origination or purchase of loans and the payment of maturing deposits. Deposits are considered a primary source of funds supporting the Bank's lending and investment activities. Deposits were $20.9 million and $20.6 million at March 31, 1997 and December 31, 1996, respectively.

      The Bank's most liquid assets are cash and cash equivalents, which are cash on hand, amounts due from financial institutions, federal funds sold, certificates of deposit with other financial institutions that have an original maturity of three months or less and money market mutual funds. The levels of such assets are dependent on the Bank's operating, financing and investment activities at any given time. The Bank's cash and cash equivalents totaled $1.6 million at March 31, 1997 and $542,000 at December 31, 1996. The variations in levels of cash and cash equivalents are influenced by deposit flows and anticipated future deposit flows.

      At March 31, 1997, Lexington First had $400,000 in commitments to originate loans. At March 31, 1997, the Bank had $13.2 million in certificates of deposit which were scheduled to mature in one year or less. It is anticipated that the majority of these certificates will be renewed in the normal course of operations.

      Lexington First is not aware of any trends or uncertainties that will have or are reasonably expected to have a material effect on the Bank's liquidity or capital resources. The Bank has no current plans for material capital improvements or other capital expenditures that would require more funds than are currently on hand.

Recent Accounting Pronouncements

      Accounting for Certain Investments in Debt and Equity Securities. The FASB issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values, and all investments in debt securities. SFAS No. 115 requires classification of investments into three categories. Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity and must be reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and must be reported at fair value, with unrealized gains and losses included in earnings. All other debt and equity securities must be considered available for sale and must be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholder's equity (net of tax effects). [Discuss effect of SFAS No. 115]

      Accounting for Awards of Stock-Based Compensation to Employees. In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123 "Accounting for Awards of Stock-Based Compensation to Employees" ("SFAS No. 123"). SFAS No. 123 is effective for years beginning after December 15, 1995. Earlier application is permitted. The Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Most fixed stock option plans -- the most common type of stock compensation plan -- have no intrinsic value at grant date, and under Opinion 25 no compensation cost is recognized for them. Compensation cost is recognized for other types of stock based compensation plans under Opinion 25, including plans with variable, usually performance-based, features. This Statement requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. Management has not determined when it will adopt the provisions of SFAS No. 123 and has not estimated the effect of adoption on the Company's financial condition or results of operations.

      Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. In September 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 requires an entity to use a consistent application of a financial components approach that focuses on control when accounting for transfers of financial assets. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. This statement is effective for those transactions occurring after December 31, 1996 and shall be applied prospectively. It is not expected to have a material effect on the Bank's financial statements.

      FASB Statement on Earnings Per Share. In March 1997, the Financial Accounting Standards Board("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128. The Statement establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This Statement simplifies the standards for computing earnings per share previously found in Accounting Principles Board ("APB") Opinion No. 15, Earnings per Share ("EPS"), and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted Earnings per Share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and the denominator of the basic EPS computation to the numerator and denominator of the diluted Earnings per Share computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. This statement supersedes Opinion 15 and AICPA Accounting Interpretation 1-102 of Opinion 15. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. SFAS No. 128 will be adopted by the Company in fiscal 1997. The Company does not believe the impact of adopting SFAS No. 128 will be material in our financial statements.

      FASB Statement on Disclosure of Information about Capital Structure. In February 1997, the FASB issued SFAS No. 129. The Statement incorporates the disclosure requirements of APB Opinion No. 15, Earnings per Share, and makes them applicable to all public and nonpublic entities that have issued securities addressed by the Statement. APB Opinion No. 15 requires disclosure of descriptive information about securities that is not necessarily related to the computation of earnings per share. This statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, Omnibus Opinion -- 1966, and No. 15, Earnings per Share, and FASB Statement No. 47, Disclosure of Long-Term Obligations, for entities that were subject to the requirements of those standards. This Statement eliminates the exemption of nonpublic entities from certain disclosure requirements of Opinion 15 as provided by FASB Statement No. 21, Suspension of the Reporting of Earnings per Share and Segment Information by Nonpublic Enterprises. It supersedes specific disclosure requirements of Opinions 10 and 15 and Statement 47 and consolidates them in this Statement for ease of retrieval and for greater visibility to nonpublic entities. The Statement is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 will be adopted by the Company in fiscal 1997. The Company does not believe the impact of adopting SFAS No. 129 will be material to the Company's financial statements.

                            BUSINESS OF THE COMPANY

      The Company was organized at the direction of the Board of Directors of the Bank for the purpose of becoming a holding company to own all of the outstanding capital stock of the Bank upon completion of the Stock Conversion and Reorganization. For additional information, see "Community National Corporation."

      The Company currently is not an operating company. Following the Stock Conversion and Reorganization, the Company will be primarily engaged in the business of directing, planning and coordinating the business activities of the Bank. In the future, the Company may become an operating company or acquire or organize other operating subsidiaries, including other financial institutions. Presently, there are no agreements or understandings for an expansion of the Company's operations. Initially, the Company will not maintain offices separate from those of the Bank or employ any persons other than its officers, who will not be separately compensated for such service.


                             BUSINESS OF THE BANK
General

      Lexington First commenced operations in 1961 as a federally-chartered mutual savings association under the name "Lexington Federal Savings and Loan Association." Its deposits have been federally insured up to applicable limits, and it has been a member of the Federal Home Loan Bank system since that time. In 1992, Lexington Federal reorganized as a subsidiary of the Mutual Holding Company issuing 135,000 shares to the Mutual Holding Company and 80,000 shares to Public Stockholders. Lexington First's deposits are currently insured by the Savings Association Insurance Fund of the FDIC and it is a member of the FHLB of Cincinnati. Lexington First is subject to the regulation of the Office of Thrift Supervision as well as the FDIC. Following the Stock Conversion and Reorganization, the Bank will be subject to regulation by the OCC.

      Lexington First's primary business has historically been and, following the Conversion, will continue to be the origination of mortgage loans on single-family residential real estate, with funds obtained through the attraction of savings deposits, primarily transaction accounts, and certificate accounts with terms of 18 months or less and FHLB advances. However, the Bank anticipates increasing its portfolio of commercial business, commercial real estate and consumer loans following the Stock Conversion and Reorganization. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." Commercial and consumer loans generally carry higher yields and shorter maturities than traditional mortgage loans and should assist the Bank in improving the mismatch between its interest-earning assets and interest-bearing liabilities. See " -- Risk Factors --The Bank's Interest Sensitivity Mismatch and the Potential Effects of Changes in Interest Rates." The Bank also makes construction loans on single-family residences, savings account loans, and second mortgage consumer loans. In past years, the Bank has made a limited number of loans on multi-family and commercial real estate. Excess funds are invested in mortgage-backed securities and other liquid investment securities.

      Following the Stock Conversion and Reorganization, in the fourth quarter of 1997, the Bank plans to open a branch office in Lexington, Tennessee, on a property which the Bank has purchased. See "Properties."

Market Area

      Lexington First's office is located at 19 Natchez Trace Drive, Lexington, Henderson County, Tennessee. The Bank's market area comprises all of Henderson County and the neighboring counties of Decatur, Madison, Carroll and Chester in central and southwestern Tennessee. The Bank has recently purchased a building in Lexington which it anticipates opening as a branch office, following the Conversion, in the last quarter of 1997. The market area is rural with the principal segment of the work force employed in semi-skilled and unskilled jobs. Employment in these rural communities or areas is largely in manufacturing, with significant employment also coming from services, retail sales, transportation, utility and construction industries. A significant number of people are employed in Madison County

(sometimes referred to as the hub of West Tennessee), which is in the western part of the Bank's market area. Major employers in the area include: Magnetek, Johnson Controls, Dayco/Mark IV Automotive, Columbus-McKinnon and Auto Zone.

      Tennessee's largest park, Natchez Trace State Park, with over 43,000 acres, has its headquarters in Henderson County. The Park is located in parts of four counties. The Park, along with the Beech River Watershed Development Authority, which operates seven lakes, provides Henderson County with numerous jobs and is an attraction for tourists in the use of facilities for boating, hunting, fishing, camping and the activities associated with open space and water.

Lending Activities

      General. Lexington First, through its office in Lexington, Tennessee, primarily originates single-family residential real estate loans secured by property located primarily in Henderson County. At March 31, 1997, $15.9 million or 95.8% of the Bank's gross loan portfolio consisted of single-family residential mortgage loans. In the early 1980's, the Bank began to emphasize the origination of adjustable rate mortgages. However, due to customer preference for fixed-rate mortgage loans, the Bank has been unable to originate a significant number of adjustable-rate loans in recent years. The Bank will continue to offer and make loans with both fixed and adjustable rates, as the market allows, with terms of ten, fifteen and twenty years. Due to customer preferences for fixed-rate loans, however, it is expected that the majority of loans originated by the Bank will be fixed-rate balloon loans, with terms of one, three and five years, as well as some 7 and 10 year balloon loans, all with a 30-year amortization, as a method of mitigating its interest rate risk. Recently, the Bank has begun to originate some long-term fixed-rate mortgage loans which it will sell in the secondary market. The Bank does not expect to originate such loans without a forward commitment in place for sale, and such loans will not become part of the Bank's loan portfolio. The Bank also makes construction loans on single-family residences, savings account loans and second mortgage consumer loans. In past years, the Bank has made a limited number of loans on multi-family and commercial real estate. As noted above, following the Conversion, it is anticipated that the Bank's consumer loan, commercial business loan and commercial real estate loan portfolios will increase.

Analysis of Loan Portfolio

      Set forth below is selected data relating to the composition of the Bank's loan portfolio by type of loan at the dates indicated.

                                                                                       At December 31,
                                             At March 31,              --------------------------------------------
                                                1997                            1996                     1995
                                         --------------------          ---------------------     ------------------
                                         Amount           %            Amount            %       Amount         %
                                         ------         -----          ------          -----     ------       -----
                                                                       (Dollars in thousands)

Real estate mortgage loans:
   One- to four-family.................  $  15,904    95.81%           $  15,543       93.90%    $  14,264    97.21%
    Commercial.........................        134     0.81                  164        0.99             9     0.06
Construction:
   One- to four-family.................        193     1.16                  550        3.32            76     0.52
Consumer loans:
   Savings account.....................        321     1.93                  296        1.79           324     2.21
   Automobile..........................          7     0.04                   --          --            --       --
   Other consumer......................         41     0.25                   --          --            --       --
                                         --------- --------            ---------      ------     ---------   ------
                                            16,600   100.00%              16,553      100.00%       14,673   100.00%
                                                     ======                           ======                 ======
Less:
   Loans in process....................         --                           180                         8
   Deferred loan fees and discounts....         26                            27                        30
   Allowance for loan losses...........        147                           141                       123
                                         ---------                     ---------                 ---------
      Total............................  $  16,427                     $  16,205                 $  14,512
                                         =========                     =========                 =========

         Loan Maturity Schedule. The following table sets forth certain information at December 31, 1996 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, including scheduled repayments of principal. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The table does not include any estimate of prepayments which significantly shorten the average life of all mortgage loans and may cause the Bank's repayment experience to differ from that shown below.

                                                Due after      Due after       Due after       Due after
                             Due during the     1 through      3 through       5 through      10 through    Due after 15
                               Year ending    3 years after  5 years after   10 years after  15 years after   years after
                              December 31,    December 31,   December 31,    December 31,    December 31,   December 31,
                                   1997            1996          1996            1996            1996            1996        Total
                              -----------     -----------      --------       ----------     -----------    -----------    --------
                                                                    (In thousands)
Real estate mortgage loans:
   One- to four-family         $ 1,550        $    266         $     812      $   4,774        $  6,561       $  1,580     $ 15,543
   Commercial................       93              --                39             23               9             --          164
 Construction:
  One- to four-family........      550              --                --             --              --             --          550
 Consumer loans:
   Savings account...........      222              74                --             --              --             --          296
                               -------        --------         ---------       --------        --------       --------     --------
       Total.................  $ 2,415        $    340         $     851       $  4,797        $  6,570       $  1,580     $ 16,553
                               =======        ========         =========       ========        ========       ========     ========

         The next table sets forth at December 31, 1996, the dollar amount of all loans due one year or more after December 31, 1996 which have predetermined interest rates and have floating or adjustable interest rates.

                                                                      Fixed Rate             Adjustable Rate
                                                                     ------------            ---------------
                                                                                (In thousands)
              Real estate loans:
                 One- to four-family...............................  $  13,074                 $     919
                 Commercial........................................         71                        --
              Consumer loans:
                 Savings account...................................         74                        --
                                                                     ---------                 ---------
                   Total...........................................  $  13,219                 $     919
                                                                     =========                 =========

         One to Four Family Residential Real Estate Lending. The primary emphasis of the Bank's lending activity has been and, following the Conversion, will continue to be the origination of conventional mortgage loans on single-family residential dwellings. Most loans are originated in amounts of less than $100,000 on single-family properties located in the Bank's market area. As of March 31, 1997, loans on single-family residential properties accounted for approximately 95.8% of the Bank's loan portfolio.

         The Bank's mortgage loan originations had generally been for terms of 10, 15 and 20 years, amortized on a monthly basis with interest and principal due each month. In recent years, the Bank has emphasized the origination of balloon loans with one, three and five years, as well as some 7 and 10 year balloon loans. Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms as borrowers may refinance or prepay loans at their option, without penalty. Conventional residential mortgage loans granted by the Bank customarily contain "due-on-sale" clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgaged property. The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 90% of the lesser of the appraised value or purchase price of the property.

         The Bank historically had retained all adjustable rate mortgages it originated, which are designed to reduce the Bank's exposure to changes in interest rates. The Bank may sell a portion of the adjustable rate loans it originates in the future. There is a credit risk inherent in adjustable-rate mortgages because the borrowers payments increase as interest rates rise. The Bank's adjustable rate mortgages include caps on increases or decreases of 2% per year, based on an index tied to the prime rate as published in the Wall Street Journal. The Bank has made very few adjustable rate mortgage loans within the past few years, as there has been, and there continues to be little demand for these mortgages in the Bank's market area.

         The Bank also originates conventional fixed rate long-term mortgages. Although the Bank had, in past years, retained these loans for its own portfolio, the Bank plans to sell all future conventional long-term fixed rate mortgages in the secondary market. During the year ended December 31, 1996 and the three months ended March 31, 1997, the Bank originated $4.7 million and $1.1 million in fixed rate mortgages, respectively, while $2.4 million and $900,00 in mortgage loans during such periods, respectively, were paid off, due to loans which were refinanced during those periods.

         Construction Lending. Lexington First engages in a limited amount of construction lending, involving loans to qualified borrowers for construction of single-family residential properties. These properties are primarily located in the Bank's market area. As of March 31, 1997, the Bank's loan portfolio included two construction loans, totaling $173,000, both of which were to convert to permanent loans. All construction loans are secured by a first lien on the property under construction. Loan proceeds are disbursed in increments as construction progresses and as inspection warrants. Construction loans can have either fixed or adjustable interest rates, and as permanent loans, have a maximum loan-to-value ratio of 80%. Borrowers must satisfy all credit requirements that apply to permanent mortgage loan financing.

         Loans involving construction financing present a greater level of risk than loans for the purchase of existing homes, since collateral value and construction costs can only be estimated at the time the loan is approved, and actual costs may exceed these estimates. The Bank has sought to minimize this risk by limiting construction lending to qualified borrowers in the Bank's market area and by limiting the number of construction loans outstanding at any time.

         Commercial Business and Commercial and Multi-Family Real Estate Lending. Since 1988, the Bank has engaged in very little commercial real estate lending, except to facilitate the sale of real estate owned. The Bank, at March 31, 1997, had in its portfolio three commercial real estate loans, the largest of which was $63,000 at that date. There is very limited demand in the Bank's market area for either commercial or multi-family real estate loans, however, the Bank will consider making any such loans that meet the Bank's underwriting standards. The Bank has no multi-family real estate loans at this time. All commercial real estate loans were current as of March 31, 1997.

         As part of its strategy to become more active in commercial banking activities, the Bank expects that it will become significantly more involved in commercial real estate and commercial business lending in its market area. Subject to market conditions and demand, the Bank expects to originate loans to small retail, commercial, agricultural and manufacturing businesses in Henderson County, Tennessee. Since President Tignor joined the Bank, the Bank has originated or agreed to loan commitments for various commercial business and commercial real estate loans, including a $300,000 commitment for a loan/line of credit for the construction and permanent financing of a convenience store, and a $135,000 loan secured by agricultural real estate. Both of these loans are in the Bank's market area of Henderson County, Tennessee.

         Multi-family residential and commercial real estate lending entails significant additional risks as compared with single-family residential property lending. Multi-family residential and commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly affected by supply and demand conditions in the market for office, retail and residential space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, the Bank generally limits itself to its market area or to borrowers with which it has prior experience or who are otherwise known to the Bank. In addition, in the case of commercial mortgage loans made to a partnership or a corporation, the Bank seeks, whenever possible, to obtain personal guarantees and annual financial statements of the principals of the partnership or corporation.

         Consumer Lending. Lexington First makes savings account loans in amounts which may not exceed the account balance (plus accrued interest) at the due date. The interest rate is set 2% above the rate being paid on the savings account, and the account must be pledged as collateral to secure the loan.

         The Bank also makes second mortgage loans and home equity lines of credit on residential properties. Second mortgages may be made at the prevailing interest rate at the time the loan is granted or may be structured as a variable rate line of credit. The total outstanding indebtedness of the first and second mortgages cannot exceed 90% of the appraised value of the property. The Bank plans to continue to emphasize originations of home equity lines of credit following the Conversion.

         Following the Conversion, the Bank intends to significantly expand its consumer lending to include automobile loans and personal loans. Consumer lending affords the Bank the opportunity to earn yields higher than those obtainable on single-family residential lending. However, consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans which are unsecured or secured by rapidly depreciable assets such as automobiles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by events such as job loss, divorce, illness or personal bankruptcy. Further, the application of various state and federal laws, including federal and state bankruptcy and insolvency law, may limit the amount which may be recovered. In underwriting consumer loans, the Bank considers the borrower's credit history, an analysis of the borrower's income and ability to repay the loan, and the value of the collateral.

         Loan Originations, Solicitation and Processing. Loan origination are derived from a number of sources. Residential mortgage loan originations primarily come from walk-in customers and referrals by realtors, depositors and borrowers. In addition, the Bank is aggressive in its loan advertising. Real estate loans are originated by the Bank's staff of salaried loan officers. Applications are processed in the Bank's office, and submitted for approval, as noted below.

         Upon receipt of a loan application from a prospective borrower, a credit report and verifications are ordered to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate intended to secure the proposed loan is undertaken by an Bank appraiser or a fee appraiser approved by the Bank. The Board of Directors of the Bank has the responsibility and authority for general supervision over the lending policies of the Bank. The Board has established written lending policies for the Bank and individual loan officers of the Bank have been granted authority to approve loans up to varying specified dollar amounts, depending upon the type of loan. In addition, the Officer's Loan Committee, currently comprised of three loan officers, has the authority to approve loans of up to $200,000. All loans in excess of $200,000 are approved by the full Board of Directors. Loan applicants are promptly notified of the decision of the Bank. Interest rates on approved loans are subject to change if the loan is not funded within 30 days after approval. It has been management's experience that substantially all approved loans are funded.

         It is the Bank's policy to record a lien on the real estate securing a loan and to obtain a title opinion that the property is free of prior encumbrances and other possible title defects. Borrowers must also obtain hazard insurance policies prior to closing and, when the property is in a flood plain as designated by the Department of Housing and Urban Development, pay flood insurance policy premiums.

         Under applicable law, with certain limited exceptions, loans and extensions of credit by a savings institution to a person outstanding at one time shall not exceed 15% of net worth. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of net worth. Applicable law additionally authorizes savings institutions to make loans to one borrower, for any purpose: (i) in an amount not to exceed $500,000; (ii) in an amount not to exceed the lesser of $30,000,000 or 30% of net worth to develop residential housing, provided (a) the purchase price of each single-family dwelling in the development does not exceed $500,000 and (b) the aggregate amount of loans made under this authority does not exceed 150% of net worth; or (iii) loans to finance the sale of real property in satisfaction of debts previously contracted in good faith, not to exceed 50% of net worth. Under these limits, the Bank's loans to one borrower were limited to $588,000 at March 31, 1997. At that date, the Bank had no lending relationships in excess of the loans-to-one-borrower limit.

         Interest rates charged by the Bank on loans are affected principally by competitive factors, the demand for such loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and government budgetary matters.

         Set forth below is a table showing Lexington First's loan origination and loan sales activity for the periods indicated. The Bank did not purchase loans during these periods.

                                                       Three Months Ended
                                                            March 31,              Year Ended December 31,
                                                 -------------------------         -----------------------
                                                   1997             1996             1996            1995
                                                 --------         --------         --------         ------
                                                                          (In thousands)
Loans originated:
Real estate loans:
   One- to four-family.........................  $    1,086       $      459       $    3,203       $    2,154
   Multi-family................................          --               --               --              225
   Commercial..................................          --               --               35               --
Construction:
  One- to four-family..........................          --               --              938               --
 Consumer loans:
   Savings account.............................          79               61              297              259
                                                 ----------       ----------       ----------       ----------
       Total loans originated..................  $    1,165       $      520       $    4,473       $    2,638
                                                 ==========       ==========       ==========       ==========

Loans sold.....................................  $       --       $       --       $       --       $       --
                                                 ==========       ==========       ==========       ==========

         Interest Rates and Loan Fees. Interest rates charged by the Bank on mortgage loans are primarily determined by competitive loan rates offered in its market area. Mortgage loan interest rates reflect factors such as general market interest rate levels, the supply of money available to the financial institutions industry and the demand for such loans. These factors are in turn affected by general economic conditions, the monetary policies of the Federal government, including the Federal Reserve Board, and general supply of money in the economy.

         In addition to interest earned on loans, Lexington First receives fees in connection with loan commitments and originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period with the volume and type of loans originated, which in turn is dependent on prevailing mortgage interest rates and their effect on the demand for loans in the markets served by Lexington First. The Bank hopes to increase its loan fee income by emphasizing the origination and immediate sale of fixed-rate loans in the secondary mortgage market.

         Non-Performing Loans and Other Problem Assets. Management reviews the Bank's portfolio on a regular basis. The Bank's collection procedures provide that when a loan becomes past due 30 days, the borrower is contacted in person, by telephone, or mail and payment is requested. If payment is not promptly received, the borrower is contacted again, and efforts are made to formulate an affirmative plan to cure the delinquency. After a loan becomes past due 90 days, the Bank generally initiates legal proceedings. After residential mortgage loans become past due more than 90 days, the Bank generally establishes an allowance for uncollectible interest for the amount which the principal balance and uncollected interest exceeds 90% of the appraised value of the property. Loans are charged off when management concludes that they are uncollectible.

         Real estate acquired by the Bank as a result of foreclosure is classified as real estate owned until such time as it is sold. When such property is acquired, it is recorded at the lower of its unpaid principal balance or fair value. Any required write-down of the loan to its fair value upon foreclosure is charged against the allowance for loan losses.

         The following table sets forth information with respect to the Bank's non-performing loans and other problem assets at the dates indicated. No loans were recorded as restructured loans within the meaning of Statement of Financial Accounting Standards No. 15, at the dates indicated.


                                                     At                     At December 31,
                                                  March 31,            --------------------------
                                                    1997                  1996            1995
                                                  --------             ---------        ---------
                                                                     (Dollars in thousands)
Loans accounted for on a nonaccrual basis:(1)
  Real estate:
     One- to four-family.......................   $     --             $      --        $      --
     Other mortgage loans......................         --                    --               --
  Consumer loans...............................         --                    --               --
                                                  --------             ---------        ---------
      Total....................................   $     --             $      --        $      --
                                                  ========             =========        =========

Accruing loans which are contractually
  past due 90 days or more:
Real estate loans:
   One- to four-family.........................   $    155             $     114        $     146
   Other mortgage loans........................         --                    --               --
                                                  --------             ---------        ---------
      Total....................................   $    155             $     114        $     146
                                                  ========             =========        =========

      Total non-performing loans...............   $    155             $     114        $     146
                                                  ========             =========        =========
Percentage of total loans......................       0.91%                 0.75%            1.03%
                                                  ========             =========        =========
Other non-performing assets....................   $     --             $      --        $      --
                                                  ========             =========        =========
Loans modified in troubled debt  restructurings   $     59             $      59        $      19
                                                  ========             =========        ==========

-----------------
(1) Non-accrual status denotes loans on which, in the opinion of management, the collection of additional interest is unlikely. Payments received on a nonaccrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the collectibility of the loan.

         At March 31, 1997, the Bank did not have any loans which were not currently classified as non-accrual, 90 days past due or restructured but where known information about possible credit problems of borrowers caused management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and would result in disclosure as non-accrual, 90 days past due or restructured.

         At March 31, 1997, the Bank's accruing loans which were 90 days or more past due totaled $155,000 which consisted of five residential loans with balances outstanding ranging from $11,000 to $60,000.

         Asset Classification and Allowance for Possible Losses. Federal regulations require savings banks to review their assets on a regular basis and to classify them as "substandard," "doubtful" or "loss," if warranted. Assets classified as substandard or doubtful require the institution to establish general and specific allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish a specified allowance in the amount of the portion of the asset classified loss, or charge off such amount. An asset which does not currently warrant classification, but which possesses weaknesses or deficiencies deserving close attention, is required to be designated as "special mention." Currently, general loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. See "Regulation-Regulatory Capital Requirements."

         In originating loans, the Bank recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. General allowances are made pursuant to management's assessment of the risk in the Bank's loan portfolio as a whole. Specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the status of loans which are contractually past due and considering the net realizable value of the security for the loan. Management continues to actively monitor the Bank's asset quality and to charge off loans against the allowance for loan losses when appropriate, or to provide specific loss reserves when necessary. In addition, the Bank plans to increase its portfolio of consumer and commercial loans following the Conversion which carry a higher risk of default than mortgage loans. Based on these factors, the Bank is contributing to its general loan loss reserve by adding an allowance of approximately $2,000 per month to the loan loss reserve account. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions vary from the assumptions used in making the initial determinations.

         The following table sets forth an analysis of activity in the Bank's allowance for loan losses for the periods indicated.


                                                       Three Months Ended                  Year Ended
                                                            March 31,                      December 31,
                                                     -----------------------          ---------------------
                                                      1997             1996            1996            1995
                                                     -------          ------          ------          ------
                                                                         (Dollars in thousands)

Balance at beginning of period.....................  $   141          $  123          $  123          $   94

Loans charged off:
  Real estate mortgage:
    One- to four-family............................       --              --              12               1
    Multi-family...................................       --              --              --              --
  Consumer.........................................       --              --              --              --
                                                     -------          ------          ------          ------
Total charge-offs..................................       --              --              12               1
                                                     -------          ------          ------          ------
Recoveries:
  Real estate mortgage:
    One- to four-family............................  $    --          $   --          $   --          $   --
    Multi-family...................................       --              --              --              --
  Consumer.........................................       --              --              --              --
                                                     -------          ------          ------          ------
Total recoveries...................................       --              --              --              --
                                                     -------          ------          ------          ------

Net loans charged off..............................       --              --              12               1
                                                     -------          ------          ------          ------

Provision for loan losses..........................        6               8              30              30
                                                     -------          ------          ------          ------

Balance at end of period...........................  $   147          $  131          $  141          $  123
                                                     =======          ======          ======          ======

Ratio of net charge-offs to average
   loans outstanding during the period.............       --%             --%         0.0696%         0.0070%
                                                     =======          ======          ======          ======

         In originating loans, the Bank recognizes that credit losses will occur and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain a general allowance for loan losses based on, among other things, regular reviews of delinquencies and loan portfolio quality, character and size, the Bank's and the industry's historical and projected loss experience and current and forecasted economic conditions. The Bank increases its allowance for loan losses by charging provisions for possible losses against the Bank's income. Federal examiners may disagree with the savings institution as to the appropriate level of the institution's allowance for loan losses.

         General allowances are made pursuant to management's assessment of risk in the Bank's loan portfolio as a whole. Specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the security for the loan. Management also reviews individual loans for which full collectibility may not be reasonably assured and evaluates among other things the net realizable value of the underlying collateral. Management continues to actively monitor the Bank's asset quality and to charge off loans against the allowance for loan losses when appropriate or provide specific loan losses when necessary. As of March 31, 1997, the Bank's allowance for loan losses did not include any specific loss reserves. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

         The following table allocates the Bank's allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                                                      At December 31,
                                                                  -----------------------------------------------------
                                         At March 31, 1997                  1996                         1995
                                    ----------------------------  ------------------------      -----------------------
                                                  Percent of                   Percent of                   Percent of
                                                Loans in Each                Loans in Each                 Loans in Each
                                                 Category to                  Category to                   Category to
                                    Amount       Total Loans      Amount      Total Loans       Amount      Total Loans
                                    ------       -----------      ------      -----------       ------      -----------
                                                                   (Dollars in thousands)
Allocated to:
   Real estate loans:
      One- to four-family           $     85        95.81%       $     79        93.90%       $    73          97.21%
      Commercial.................         10         0.81              12         0.99             --           0.06
      Construction...............         --         1.16              --         3.32             --           0.52

Consumer loans:
   Savings account...............         --         1.93              --         1.79             --           2.21
   Automobile....................         --         0.04              --           --             --             --
   Other consumer loans..........          2         0.25              --           --             --             --
Unallocated......................         50           --              50           --             50             --
                                    --------       ------        --------       ------        -------       --------
     Total.......................   $    147       100.00%       $    141       100.00%       $   123         100.00%
                                    ========       ======        ========       ======        =======       ========

         Investment Activities. Lexington First is required under federal regulations to maintain a minimum amount of liquid assets, which can be invested in specified short-term securities, and is also permitted to make certain other investments. See "Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." It has generally been the Bank's policy to maintain a liquidity portfolio substantially in excess of the amount required to satisfy regulatory requirements. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives, Management's judgment as to the attractiveness of the yields then available in relation to other opportunities, its expectations of the level of yield that will be available in the future and its projections as to the short term demand for funds to be used in the Bank's loan origination and other activities.

         The general objectives of Lexington First's investment policy are to
(i) maintain liquidity levels sufficient to meet the operating needs of the Bank and applicable regulatory requirements, (ii) minimize interest rate risk by managing the repricing characteristics of the Bank's assets and liabilities,
(iii) reduce credit risk by maintaining a balance of high quality diverse investments, (iv) absorb excess liquidity when loan demand is low and/or deposit growth is high, (v) maximize returns without compromising liquidity or creating undue credit or interest rate risk and (vi) provide collateral for pledging requirements. The Bank's investment activities are conducted by senior management and supervised by the Board of Directors. Investments are governed by an investment policy adopted by the Board, which currently provides for maintenance of an investment portfolio for the purposes of providing earnings, ensuring a minimum liquidity reserve and facilitating the Bank's asset/liability management objectives (e.g., limiting the weighted average terms to maturity or repricing of the Bank's interest-earning assets). In accordance with the policy, management has primarily invested in government and agency securities backed by the full faith and credit of the United States, mortgage-backed securities and participation certificates issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Bank ("FNMA") or Government National Mortgage Bank ("GNMA"), federal funds sold and, to a lesser extent, federally insured interest-bearing deposits in other banks.

         The Bank holds some of its securities to maturity and others are available for sale. Securities held to maturity are accounted for at cost as adjusted for unamortized discounts and premiums, while securities available for sale are carried at fair value. At March 31, 1997, the fair value of such securities, including mortgage-backed securities was greater than the carrying value by $15,000. The amortized cost of the available-for-sale securities held by the Bank exceeded the market value of such securities by $56,000 at March 31, 1997. The Bank does not currently foresee any conditions that would require any sales of its investments. For additional information, see Notes 1, 3 and 4 of the Notes to Consolidated Financial Statements.

         The following table sets forth the carrying value of the Bank's investment securities portfolio at the dates indicated.

                                                                At                    At December 31,
                                                             March 31,            -------------------------
                                                               1997                  1996           1995
                                                           ----------             ----------     ----------
                                                                        (Dollars in thousands)
Securities available-for-sale:
   U.S. government agencies.............................   $    1,107             $    1,358     $    2,796
   Obligations of state and political subdivisions......          511                    513            308
   Mortgage-backed securities...........................        2,562                  2,664          2,825
                                                           ----------             ----------     ----------
      Total investment securities.......................        4,180                  4,535          5,929
                                                           ----------             ----------     ----------

Securities held-to-maturity
   U.S. government agencies.............................        1,600                  1,600          1,694
   Obligations of state and political subdivisions......          657                    657            657
    Mortgage-backed securities..........................          650                    678            829
                                                           ----------             ----------     ----------
                                                                2,907                  2,935          3,180
                                                           ----------             ----------     ----------

Cash and time deposits - interest bearing...............        1,669                  1,203          1,544
                                                           ----------             ----------     ----------

FHLB stock..............................................          250                    246            230
                                                           ----------             ----------     ----------
      Total.............................................   $    9,006             $    8,919     $   10,883
                                                           ==========             ==========     ==========

     The following table sets forth the scheduled maturities, carrying values, market values and average yields for the Bank's investment portfolio at March 31, 1997.

                                             One Year or Less      One to Five Years       Five to Ten Years
                                            -------------------   --------------------   ---------------------
                                            Carrying    Average   Carrying     Average   Carrying      Average
                                             Value      Yield       Value       Yield      Value        Yield
                                            --------   --------   --------     -------   --------      -------
                                                                (Dollars in thousands)
Securities available for sale:
   U.S. government agencies.......          $    395      5.29%   $    250       6.55%   $    300        5.88%
   Obligations of states and
      political subdivisions......                --        --         194       4.26         317        6.80
   Mortgage-backed
      securities..................               376      6.08         373       6.52         243        5.78
                                            --------              --------               --------
                                                 771                   817                    860
                                            --------              --------               --------

Securities held-to-maturity:
   U.S. government agencies.......             1,000      6.88         500       5.13          --          --
   Obligations of states and
      political subdivision.......                --        --          --         --         397        5.37
   Mortgage-backed
      securities..................                --        --          --         --          --          --
                                            --------              --------               --------
                                               1,000                   500                    397
                                            --------              --------               --------
                                            $  1,771              $  1,317               $  1,257
                                            ========              ========               ========


                                        More than Ten Years       Total Investment Portfolio
                                        --------------------    ------------------------------
                                        Carrying     Average    Carrying    Market     Average
                                          Value       Yield       Value     Value       Yield
                                        --------     -------    --------    ------     -------
                                                         (Dollars in thousands)
Securities available for sale:
   U.S. government agencies.......      $    162       4.58%    $  1,107    $1,067       5.63%
   Obligations of states and
      political subdivisions......            --         --          511       501       5.83
   Mortgage-backed
      securities..................         1,570       6.07        2,562     2,556       6.11
                                        --------                --------    ------
                                           1,732                   4,180     4,124
                                        --------                --------    ------

Securities held-to-maturity:
   U.S. government agencies.......           100       7.35        1,600     1,595       6.36
    Obligations of states and
      political subdivision.......           260       5.90          657       672       5.56
    Mortgage-backed
      securities..................           650       6.96          650       655       6.96
                                          ------                --------    ------
                                           1,010                   2,907     2,922
                                          ------                --------    ------
                                        $  2,742                $  7,087    $7,046
                                          ======                ========    ======



     For further information regarding the Bank's investment securities and mortgage-backed securities, see Notes 1, 3 and 4 of Notes to Consolidated Financial Statements included elsewhere herein.

Deposit Activities and Other Sources of Funds

         General. Deposits are a significant source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from loan principal repayments and interest payments and maturing investment securities. Loan repayments and interest payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources, or on a longer term basis for general business purposes. Lexington First has access to borrow from the FHLB of Cincinnati. Following the Conversion, the Bank will continue to have access to FHLB of Cincinnati advances.

         Deposits. Deposits are attracted principally from within the Bank's primary market area through the offering of a variety of deposit instruments, including passbook and statement accounts and certificates of deposit ranging in term from 91 days to 18 months. Deposit account terms vary, principally on the basis of the minimum balance required, the time periods the funds must remain on deposit and the interest rate. The Bank also offers individual retirement accounts ("IRAs"). The Bank will attempt to increase its demand deposit accounts following the Conversion.

         The Bank's policies are designed primarily to attract deposits from local residents. The Bank does not accept deposits from brokers due to the volatility and rate sensitivity of such deposits. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by the Bank on a periodic basis. Determination of rates and terms are predicated upon funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations. The Bank has recently paid rates slightly above prevailing market rates in order to attract deposits.

         Savings deposits in the Bank at March 31, 1997 were represented by the various types of savings programs described below.


Interest       Minimum                                                    Minimum                     Percentage of
  Rate           Term                     Category                        Amount       Balances       Total Savings
--------       -------                    --------                        ------       --------       -------------
3.00%           None                 Passbook accounts                   $     25      $  1,372           6.57%
2.0 %           None                 NOW accounts                             200         1,248           5.98
3.05%           None                 Super NOW accounts                     1,500             3           0.01
0.00%           None                 Noninterest-bearing checking
                                        accounts                              100            63           0.30

                                     Certificates of Deposit
                                     -----------------------
* 3.71          1 month or less      Fixed-term, fixed-rate                   500            41           0.20
* 4.74          3 months             Fixed-term, fixed-rate                   500           323           1.55
* 5.18          6 months             Fixed-term, fixed-rate                   500         9,437          45.19
* 5.15          12 months            Fixed-term, fixed-rate                   500         3,435          16.45
* 5.40          18 months            Fixed-term, fixed-rate                   500         3,734          17.88
* 5.29          18 months - IRA      Fixed-term, fixed-rate                   500         1,228           5.88
                                                                                       --------         ------
                                                                                       $ 20,884         100.00%
                                                                                       ========         ======

-----------------
*  Represents weighted average interest rate.

     The following table sets forth the change in dollar amount of deposits in the various types of accounts offered by the Bank between the dates indicated.


                                                                       Increase                                     Increase
                                           Balance at                 (Decrease)      Balance at                   (Decrease)
                                           March 31,       % of       from December   December 31,     % of        from December
                                              1997       Deposits      31, 1996           1996       Deposits       31, 1995
                                           ----------    --------     ----------      -----------    --------      ----------
                                                                                      (Dollars in thousands)
Passbook and regular savings.............  $    1,372      6.57%        $       10    $     1,362       6.60%       $     (311)
NOW Accounts.............................       1,248      5.98                160          1,088       5.27                38
Super NOW................................           3      0.01                  3             --         --                --
Certificates of deposit..................      13,324     63.80                395         12,929      62.65              (136)
IRA......................................       1,228      5.88                126          1,102       5.34               (51)
Jumbo certificates.......................       3,646     17.46               (511)         4,157      20.14               116
Other....................................          63      0.30                 63             --         --                --
                                           ----------    ------         ----------    -----------    -------        ----------
     Total...............................  $   20,884    100.00%        $      246    $    20,638     100.00%        $    (344)
                                           ==========    ======         ==========    ===========    =======        ==========





                                                                          Increase
                                             Balance at                  (Decrease)
                                             December 31,     % of       from December
                                                1995        Deposits      31, 1994
                                             ----------     --------     ---------
                                                    (Dollars in thousands)
Passbook and regular savings.............    $    1,673       7.97%      $       (99)
NOW Accounts.............................         1,050       5.00               123
Super NOW................................            --         --                --
Certificates of deposit..................        13,065      62.27             1,102
IRA......................................         1,153       5.50               142
Jumbo certificates.......................         4,091      19.26               460
Other....................................            --         --                --
                                             ----------     ------       -----------
     Total...............................    $   20,982     100.00%      $     1,728
                                             ==========     ======       ===========

         The following tables set forth the average balances and interest rates based on month-end balances for interest-bearing demand deposits and time deposits as of the dates indicated.


                                          Three Months Ended March 31,                       Year Ended December 31,
                                           1997                   1996                    1996                   1995
                                    --------------------   --------------------    --------------------   --------------------
                                    Average     Average    Average     Average     Average     Average    Average     Average
                                    Balance       Rate     Balance       Rate      Balance       Rate     Balance       Rate
                                    ---------   --------   --------    --------    --------    --------   --------    --------
                                                                       (Dollars in thousands)

Savings deposits................... $     884    4.52%     $  1,704     3.52%      $  1,570     1.27%     $  1,594     3.76%
Interest-bearing demand
   deposits........................     1,202    2.00         1,093     2.20          1,083     2.03           987     2.53
Noninterest-bearing demand
   deposits........................        63      --            --       --             --       --            --       --
Certificates of deposit............    18,186    5.19        18,252     5.26         18,161     5.26        17,692     5.26
                                    ---------              --------                --------               --------
     Total......................... $  20,335              $ 21,049                $ 20,814               $ 20,274
                                    =========              ========                ========               ========

         Time Deposits by Rates. The following table sets forth the time deposits in the Bank classified by nominal rates at the dates indicated.


                                                                At                   At December 31,
                                                             March 31,          -------------------------
                                                               1997                1996           1995
                                                             ---------          ---------       ---------
                                                                              (In thousands)
             2.00 -  3.99%................................   $      41          $      --       $     174
             4.00 -  5.99%................................      18,157             18,189          18,086
                                                             ---------          ---------       ---------
                                                             $  18,198          $  18,189       $  18,260
                                                             =========          =========       =========

         Time Deposit Maturity Schedule. The following table sets forth the amount and maturities of time deposits at March 31, 1997.


                                                          Amount Due
                                  -------------------------------------------------------
                                  Less Than                                        After
Rate                              One Year        1-2 Years       2-3 Years       3 Years           Total
----                              --------        ---------       ---------       -------           -----
                                                                (In thousands)

 2.00 -  3.99%..................  $      41       $       --     $       --      $       --       $       41
 4.00 -  5.99%..................     16,477            1,680             --              --           18,157
                                  ---------       ----------     ----------      ----------       ----------
                                  $  16,518       $    1,680     $       --      $       --       $   18,198
                                  =========       ==========     ==========      ==========       ==========

         Maturity of Jumbo Certificates. The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of March 31, 1997.


                                                      Certificates
          Maturity Period                             of Deposits
          ---------------                             -----------
                                                     (In thousands)
          Three months or less.......................  $    1,412
          Over three through six months..............       1,728
          Over six through 12 months.................         407
          Over 12 months.............................         100
                                                       ----------
              Total..................................  $    3,647
                                                       ==========

         Savings Deposit Activity. The following table sets forth the savings activities of the Bank for the periods indicated.


                                                    Three Months Ended
                                                        March 31,                Year Ended December 31,
                                               -------------------------        -------------------------
                                                  1997            1996            1996            1995
                                               ----------      ---------        ---------      ----------
                                                                        (In thousands)

Deposits less withdrawals...................   $       50      $     (14)       $  (1,332)     $    1,013
Interest credited...........................          196            275              988             720
                                               ----------      ---------        ---------      ----------
      Net increase (decrease) in
         savings deposits...................   $      246      $     261        $    (344)     $    1,733
                                               ==========      =========        =========      ==========


         Management attributes the changes in deposits for the years ended December 31, 1996 and 1995, and the three months ended March 31, 1997 and 1996, to management's deposit pricing strategies.

         Borrowings. Savings deposits historically have been the primary source of funds for the Bank's lending and investment activities and for its general business activities. The Bank is authorized, however, to use advances from the FHLB of Cincinnati to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB typically would be secured by the Bank's stock in the FHLB and a portion of the Bank's mortgage loans. The Bank has not obtained any borrowings other than FHLB advances in recent years. At March 31, 1997 the Bank had $941,000 in FHLB advances outstanding with a weighted average interest rate of 7.74%. The Bank and the National Bank will continue to have access to FHLB of Cincinnati advances.

         The FHLB of Cincinnati functions as a central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member, Lexington First is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met.

Subsidiary Activities

         As a federally chartered savings bank, Lexington First is permitted to invest an amount equal to 2% of its assets in subsidiaries with an additional investment of 1% of assets where such investment serves primarily community, inner-city, and community development purposes; however, Lexington First makes loans in the entire market area. No specific amount is invested in any specific area.

         The activities of the Bank's wholly owned subsidiary, Lexington First Federal Service Corporation (the "Service Corporation") are currently not significant.

         OTS regulations require SAIF-insured savings institutions to give the FDIC and the Director of the OTS 30 days' prior notice before establishing or acquiring a new subsidiary, or commencing any new activity through an existing subsidiary. Both the FDIC and the Director of the OTS have authority to order termination of subsidiary activities determined to pose a risk to the safety or soundness of the institution. In addition, capital requirements require savings institutions to deduct the amount of their investments in and extensions of credit to subsidiaries engaged in activities not permissible to national banks from capital in determining regulatory capital compliance. Although the Service Corporation's activities are not permissible for national banks, the Bank's investment in the subsidiary has been minimal and the deduction of this investment from the Bank's capital has not had a material impact on Lexington First's capital position. See "Regulation -- Regulatory Capital Requirements."

Competition

         The Bank experiences substantial competition both in attracting and retaining savings deposits and in the making of mortgage and other loans. Direct competition for savings deposits comes from other savings institutions, credit unions, regional bank holding companies and commercial banks located in its primary market area. Significant competition for the Bank's other deposit products and services comes from money market mutual funds, brokerage firms, insurance companies and retail stores. The primary factors in competing for loans are interest rates and loan origination fees and the range of services offered by various financial institutions. Competition for origination of real estate loans normally comes from other savings institutions, commercial banks, mortgage bankers, mortgage brokers and insurance companies.

         Lexington First's primary competition comes from 16 commercial banks, four of which have branch offices located in Henderson County, Tennessee. The branches of the four commercial banks located in Henderson County have gross deposits of approximately $274 million at June 30, 1996, the most recent date for which such information is available. Lexington First had approximately $21 million in deposits as of June 30, 1996.

         Lexington First Federal is able to compete effectively in its primary market area by offering competitive interest rates and loan fees, and a wide variety of deposit products and by emphasizing personal customer service and cultivating relationships with the local businesses. Management believes that, as a result of the Bank's commitment to competitive pricing, varied products and personal service, the Bank has developed a solid base of core deposits and the Bank's loan origination activities are an asset to the community.

Personnel

         As of March 31, 1997, the Bank had nine full-time employees and no part-time employees. The employees are not represented by a collective bargaining unit. Management believes that the Bank enjoys good relations with its personnel.

Properties

         The following table sets forth the location and certain additional information regarding the Bank's offices and other material property.

                                                           Book Value at                        Deposits at
                               Year       Owned or           March 31,        Approximate        March 31,
                              Opened       Leased               1997        Square Footage         1997
                              ------       ------          -------------    --------------      ---------
Main Office:

19 Natchez Trace Drive
Lexington, Tennessee 40965     1961        Owned              $251,076            6,800         $20,884,000

         The Bank owns three parcels of land. One parcel, the office building in which the office of the Bank is located, is at 19 Natchez Trace Drive, and another parcel adjoins the office building, and was purchased in 1976 for expansion purposes. In the spring of 1997, the Bank purchased property for $127,500 which it plans to open as a branch in the fourth quarter of 1997. The Bank plans to remodel the building and install drive-up window facilities. The Bank estimates these improvements will total approximately $75,000.

         Intrieve, Cincinnati, Ohio, performs data processing and record keeping for Lexington First. The Bank's fixtures and equipment include a network of teller terminals, personal computers, miscellaneous office equipment and satellite communications equipment.

         As of March 31, 1997, the net book value of the Bank's premises, furniture, fixtures and equipment was $263,193.

Legal Proceedings

         There are currently no pending legal proceedings to which Lexington First is a party or to which any of its property is subject, although from time to time Lexington First is involved in routine legal proceedings occurring in the ordinary course of business.


                                  REGULATION

Depository Institution Regulation

         As a federally chartered savings association, the Bank is subject to extensive regulation by the OTS. The lending activities and other investments of the Bank must comply with such regulatory requirements, and the OTS periodically examines the Bank for compliance with various regulatory requirements. The FDIC also has the authority to conduct special examinations. The Bank must file reports with the OTS describing its activities and financial condition and is also subject to certain reserve requirements promulgated by the Federal Reserve Board. This supervision and regulation is intended primarily for the protection of depositors. Certain of these regulatory requirements are referred to below or appear elsewhere herein. This regulatory oversight will continue to apply to the Bank following consummation of the Stock Conversion and Reorganization but prior to consummation of the Bank Conversion.

         Upon consummation of the Bank Conversion, the National Bank will be a national bank and its deposit accounts will continue to be insured by the SAIF. As a national bank, the National Bank also will be required to become a member of the Federal Reserve System. The National Bank will be subject to supervision, examination and regulation by the OCC (rather than the OTS) and to OCC regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities and general investment authority, and it will remain subject to the FDIC's authority to conduct special examinations. The National Bank will be required to furnish quarterly and annual reports to the OCC concerning its activities and financial condition and will be required to obtain regulatory approvals prior to entering into certain transactions, including mergers with, or acquisitions of, other depository institutions or to establish or relocate branches.

         As a federally insured depository institution, the Bank is, and the National Bank will be, subject to various regulations promulgated by the Federal Reserve Board, including Regulation B (Equal Credit Opportunity), Regulation D (Reserve Requirements), Regulation E (Electronic Fund Transfers), Regulation Z (Truth in Lending), Regulation CC (Availability of Funds and Collection of Checks) and Regulation DD (Truth in Savings).

         The system of regulation and supervision applicable to the Bank and the National Bank establishes a comprehensive framework for the operations of the Bank and the National Bank and is intended primarily for the protection of the FDIC and the depositors of the Bank and the National Bank. Changes in the regulatory framework could have a material effect on the Bank and the National Bank and their respective operations that in turn, could have a material adverse effect on the Company.

         Regulatory Capital Requirements. Under OTS capital standards, savings institutions must maintain "tangible" capital equal to 1.5% of adjusted total assets, "core" capital equal to 3.0% of adjusted total assets and a combination of core and "supplementary" capital equal to 8.0% of "risk-weighted" assets. In addition, the OTS has adopted regulations which impose certain restrictions on savings institutions that have a total risk-based capital ratio that is less than 8.0%, a ratio of Tier 1 capital to risk-weighted assets of less than 4.0% or a ratio of Tier 1 capital to adjusted total assets of less than 4.0% (or 3.0% if the institution is rated Composite 1 under the OTS examination rating system). See " -- Prompt Corrective Regulatory Action." For purposes of this regulation, Tier 1 capital has the same definition as core capital which is defined as common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits and "qualifying supervisory goodwill." Core capital is generally reduced by the amount of the savings institution's intangible assets for which no market exists. Limited exceptions to the deduction of intangible assets are provided for purchased mortgage servicing rights, purchased credit card relationships and qualifying supervisory goodwill. Tangible capital is given the same definition as core capital but does not include an exception for qualifying supervisory goodwill and is reduced by the amount of all the savings institution's intangible assets with only a limited exception for purchased mortgage servicing rights. Both core and tangible capital are further reduced by an amount equal to a the savings institution's debt and equity investments in subsidiaries engaged in activities not permissible to national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies. At March 31, 1997, the Bank had no such investments.

         Adjusted total assets are a savings institution's total assets as determined under generally accepted accounting principles increased by certain goodwill amounts and by a pro rated portion of the assets of unconsolidated includable subsidiaries in which the savings institution holds a minority interest. Adjusted total assets are reduced by the amount of assets that have been deducted from capital, the savings institution's investments in unconsolidated includable subsidiaries and, for purposes of the core capital requirement, qualifying supervisory goodwill.

         In determining compliance with the risk-based capital requirement, a savings institution is allowed to use both core capital and supplementary capital provided the amount of supplementary capital used does not exceed the savings institution's core capital. Supplementary capital is defined to include certain preferred stock issues, nonwithdrawable accounts and pledged deposits that do not qualify as core capital, certain approved subordinated debt, certain other capital instruments and a portion of the savings institution's general loss allowances. Total core and supplementary capital are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the savings institution's high loan-to-value ratio land loans and non-residential construction loans and equity investments other than those deducted from core and tangible capital. At March 31, 1997, the Bank had no high ratio land or nonresidential construction loans and had no equity investments for which OTS regulations require a deduction from total capital.

         The risk-based capital requirement is measured against risk-weighted assets which equal the sum of each asset and the credit-equivalent amount of each off-balance sheet item after being multiplied by an assigned risk weight. Under the OTS risk-weighting system, one- to four-family first mortgages not more than 90 days past due with loan-to-value ratios under 80% are assigned a risk weight of 50%. Consumer and residential construction loans are assigned a risk weight of 100%. Mortgage-backed securities issued, or fully guaranteed as to principal and interest, by the FHLMC are assigned a 20% risk weight. Cash and U.S. Government securities backed by the full faith and credit of the U.S. Government are given a 0% risk weight.

         The table below presents the Bank's capital position relative to its various regulatory capital requirements at March 31, 1997.

                                                                                    Percent of
                                                                Amount              Assets(1)
                                                                ------              ---------
                                                                  (Dollars in thousands)
             Tangible capital...............................    $   3,951            15.21%
             Tangible capital requirement...................          390             1.50
                                                                ---------           ------
                Excess (deficit)............................    $   3,561            13.71%
                                                                =========            =====

             Core capital...................................    $   3,951            15.21%
             Core capital requirement.......................          779             3.00
                                                                ---------           ------
                Excess (deficit)............................    $   3,172            12.21%
                                                                =========            =====

             Risk-based capital.............................    $   4,093            36.07%
             Risk-based capital requirement.................          908             8.00
                                                                ---------          -------
                Excess (deficit)...........................     $   3,185           28.07 %
                                                                =========           ======

         --------------------
         (1) Based on adjusted total assets for purposes of the tangible capital and core capital requirements and risk-weighted assets for purpose of the risk-based capital requirement.

         The OTS calculates the sensitivity of a savings institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, to be deducted from a savings institution's total capital is based on the institution's Thrift Financial Report filed two quarters earlier. Savings institutions with less than $300 million in assets and a risk-based capital ratio above 12% are generally exempt from filing the interest rate risk schedule with their Thrift Financial Reports. However, the OTS will require any exempt savings institution that it determines may have a high level of interest rate risk exposure to file such schedule on a quarterly basis. The Bank has not been advised that it is deemed to have more than normal level of interest rate risk.

         In addition to requiring generally applicable capital standards for savings institutions, the OTS is authorized to establish the minimum level of capital for a savings institution at such amount or at such ratio of capital-to-assets as the OTS determines to be necessary or appropriate for such institution in light of the particular circumstances of the institution. Such circumstances would include a high degree of exposure to interest rate risk, prepayment risk, credit risk, concentration of credit risk and certain risks arising from non-traditional activities. The OTS may treat the failure of any savings institution to maintain capital at or above such level as an unsafe or unsound practice and may issue a directive requiring any savings institution which fails to maintain capital at or above the minimum level required by the

OTS to submit and adhere to a plan for increasing capital. Such an order may be enforced in the same manner as an order issued by the FDIC.

         Upon consummation of the Bank Conversion, the National Bank will no longer be subject to OTS capital regulations, but will be subject to the capital regulations of the OCC. The Federal Reserve Board and the OCC have established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies and national banks, respectively. The regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets.

         The regulations of the Federal Reserve Board and the OCC require bank holding companies and national banks, respectively, to maintain a minimum leverage ratio of "Tier 1 capital" (as defined in the risk-based capital guidelines discussed in the following paragraphs) to total assets of 3%. Although setting a minimum 3% leverage ratio, the capital regulations state that only the strongest bank holding companies and banks, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies and banks are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank or bank holding company experiencing or anticipating significant growth would be expected to maintain capital well above the minimum levels. In addition, the Federal Reserve Board has indicated that whenever appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an organization's ratio of tangible Tier 1 capital (after deducting all intangibles) to total assets in making an overall assessment of capital.

         The risk-based capital rules of the Federal Reserve Board and the OCC require bank holding companies and national banks to maintain minimum regulatory capital levels based upon a weighting of their assets and off-balance sheet obligations according to risk. The risk-based capital rules have two basic components: a core capital (Tier 1) requirement and a supplementary capital (Tier 2) requirement. Core capital consists primarily of common stockholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), and minority interests in the equity accounts of consolidated subsidiaries; less all intangible assets, except for certain purchased mortgage servicing rights and purchased credit card relationships. Supplementary capital elements include, subject to certain limitations, the allowance for losses on loans and leases; perpetual preferred stock that does not qualify as Tier 1 capital and long-term preferred stock with an original maturity of at least 20 years from issuance; hybrid capital instruments, including perpetual debt and mandatory convertible securities; and subordinated debt and intermediate-term preferred stock.

         The risk-based capital regulations assign balance sheet assets and credit equivalent amounts of off-balance sheet obligations to one of four broad risk categories based principally on the degree of credit risk associated with the obligor. The assets and off-balance sheet items in the four risk categories are weighted at 0%, 20%, 50% and 100%. These computations result in the total risk-weighted assets.

         The risk-based capital regulations require all banks and bank holding companies to maintain a minimum ratio of total capital to total risk-weighted assets of 8%, with at least 4% as core capital. For the purpose of calculating these ratios: (i) supplementary capital will be limited to no more than 100% of core capital; and (ii) the aggregate amount of certain types of supplementary capital will be limited. In addition, the risk-based capital regulations limit the allowance for loan losses includable as capital to 1.25% of total risk-weighted assets.

         The federal bank regulatory agencies, including the OCC, have revised their risk-based capital requirements to ensure that such requirements provide for explicit consideration by commercial banks of interest rate risk. Under the rule, a bank's interest rate risk exposure is quantified using either the measurement system set forth in the proposal or the bank's internal model for measuring such exposure, if such model is determined to be adequate by the bank's examiner. If the dollar amount of a bank's interest rate risk exposure, as measured under either measurement system, exceeds 1% of the bank's total assets, the bank would be required under the rule to hold additional capital equal to the dollar amount of the excess. Management does not believe that adoption of the rule has had a material adverse effect on the required levels of capital. Further, interest rate risk component rule would not apply to bank holding companies on a consolidated basis.

         OCC regulations classify national banks by capital levels and which provide for the OCC to take various prompt corrective actions to resolve the problems of any bank that fails to satisfy the capital standards. Under such regulations, a well-capitalized bank is one that is not subject to any regulatory order or directive to meet any specific capital level and that has or exceeds the following capital levels: a total risk-based capital ratio of 10%, a Tier 1 risk- based capital ratio of 6%, and a leverage ratio of 5%. An adequately capitalized bank is one that does not qualify as well-capitalized but meets or exceeds the following capital requirements: a total risk-based capital ratio of 8%, a Tier 1 risk-based capital ratio of 4%, and a leverage ratio of either (i) 4% or (ii) 3% if the bank has the highest composite examination rating. A bank not meeting these criteria is treated as undercapitalized, significantly undercapitalized, or critically undercapitalized depending on the extent to which the bank's capital levels are below these standards. A national bank that falls within any of the three undercapitalized categories established by the prompt corrective action regulation will be subject to severe regulatory sanctions.

         Prompt Corrective Regulatory Action. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking regulators are required to take prompt corrective action if an insured depository institution fails to satisfy certain minimum capital requirements. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees if the institution would thereafter fail to satisfy the minimum levels for any of its capital requirements. An institution that fails to meet the minimum level for any relevant capital measure (an "undercapitalized institution") may be: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of businesses. The capital restoration plan must include a guarantee by the institution's holding company that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters, under which the holding company would be liable up to 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan. A "significantly undercapitalized" institution, as well as any undercapitalized institution that did not submit an acceptable capital restoration plan, may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities, possible replacement of directors and officers, and restrictions on capital distributions by any bank holding company controlling the institution. Any company controlling the institution could also be required to divest the institution or the institution could be required to divest subsidiaries. The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior approval and the institution is prohibited from making payments of principal or interest on its subordinated debt. In their discretion, the federal banking regulators may also impose the foregoing sanctions on an undercapitalized institution if the regulators determine that such actions are necessary to carry out the purposes of the prompt corrective action provisions. If an institution's ratio of tangible capital to total assets falls below a "critical capital level," the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund. Unless appropriate findings and certifications are made by the appropriate federal bank regulatory agencies, a critically undercapitalized institution must be placed in receivership if it remains critically undercapitalized on average during the calendar quarter beginning 270 days after the date it became critically undercapitalized.

         Under regulations jointly adopted by the federal banking regulators, including the OTS and the OCC, a depository institution's capital adequacy for purposes of the prompt corrective action rules is determined on the basis of the institution's total risk-based capital ratio (the ratio of its total capital to risk-weighted assets), Tier 1 risk-based capital ratio (the ratio of its core capital to risk-weighted assets) and leverage ratio (the ratio of its core capital to adjusted total assets). Under the regulations, a depository institution that is not subject to an order or written directive to meet or maintain a specific capital level will be deemed "well capitalized" if it also has: (i) a total risk-based capital ratio of 10% or greater; (ii) a Tier 1 risk-based capital ratio of 6.0% or greater; and (iii) a leverage ratio of 5.0% or greater. An "adequately capitalized" depository institution is a depository institution that does not meet the definition of well capitalized and has: (i) a total risk-based capital ratio of 8.0% or greater; (ii) a Tier 1 capital risk-based ratio of 4.0% or greater; and (iii) a leverage ratio of 4.0% or greater (or 3.0% or greater if the depository institution has a composite 1 CAMELS rating). An "undercapitalized institution" is a depository institution that has: (i) a total risk-based capital ratio less than 8.0%; (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less than 4.0% (or 3.0% if the institution has a composite 1 CAMELS rating). A "significantly undercapitalized" institution is defined as a depository institution that has: (i) a total risk-based capital ratio of less than 6.0%; (ii) a Tier 1 risk-based capital ratio of less than 3.0%; or (iii) a leverage ratio of less than 3.0%. A "critically undercapitalized" depository institution is defined as a depository institution that has a ratio of "tangible equity" to total assets of less than 2.0%. Tangible equity is defined as core capital plus cumulative perpetual preferred stock (and related surplus) less all intangibles other than qualifying supervisory goodwill and certain purchased mortgage servicing rights. A federal banking regulator, including the OTS and OCC, may reclassify a well capitalized depository institution as adequately capitalized and may require an adequately capitalized or undercapitalized institution to comply with the supervisory actions applicable to institutions in the next lower capital category (but may not reclassify a significantly undercapitalized institution as critically under-capitalized) if determines, after notice and an opportunity for a hearing, that the depository institution is in an unsafe or unsound condition or that the institution has received and not corrected a less-than-satisfactory rating for any CAMELS rating category.

         At March 31, 1997, the Bank was classified as "well capitalized" under OTS regulations, and management of the Bank believes that the National Bank will, immediately after the Bank Conversion, also be classified as "well-capitalized" under OCC regulations.

         Qualified Thrift Lender Test. A savings institution that does not meet the Qualified Thrift Lender test ("QTL Test") must either convert to a bank charter or comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for both a national bank and a savings institution; (ii) the branching powers of the institution are restricted to those of a national bank located in the institution's home state; (iii) the institution shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. In addition, any company that controls a savings institution that fails to qualify as a QTL will be required to register as and be deemed a bank holding company subject to all of the provisions of the Bank Holding Company Act of 1956 (the "BHCA") and other statutes applicable to bank holding companies. Upon the expiration of three years from the date the institution ceases to be a QTL, it must cease any activity, and not retain any investment not permissible for both a national bank and a savings institution and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

         To qualify as a QTL, a savings institution must either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio" assets in Qualified Thrift Investments. Portfolio assets are defined as total assets less intangibles, property used by a savings institution in its business and liquidity investments in an amount not exceeding 20% of assets. All of the following may be included as Qualified Thrift Investments: investments in residential mortgages, home equity loans, loans made for educational purposes, small business loans, credit card loans and shares of stock issued by an FHLB. Subject to a 20% of portfolio assets limit, savings institutions are also able to treat the following as Qualified Thrift
Investments: (i) 50% of the dollar amount of residential mortgage loans subject to sale under certain conditions, (ii) investments, both debt and equity, in the capital stock or obligations of and any other security issued by a service corporation or operating subsidiary, provided that such subsidiary derives at least 80% of its annual gross revenues from activities directly related to purchasing, refinancing, constructing, improving or repairing domestic residential housing or manufactured housing, (iii) 200% of their investments in loans to finance "starter homes" and loans for construction, development or improvement of housing and community service facilities or for financing small businesses in "credit-needy" areas, (iv) loans for the purchase, construction, development or improvement of community service facilities, (v) loans for personal, family, household or educational purposes, provided that the dollar amount treated as Qualified Thrift Investments may not exceed 10% of the savings association's portfolio assets, and (vi) shares of stock issued by FNMA or FHLMC.

         A savings institution must maintain its status as a QTL on a monthly basis in nine out of every 12 months. A savings institution that fails to maintain QTL status will be permitted to requalify once, and if it fails the QTL Test a second time, it will become immediately subject to all penalties as if all time limits on such penalties had expired. At March 31, 1997, approximately 96.2% of the Bank's assets were invested in Qualified Thrift Investments.

         National banks are not subject to the QTL Test.

         Dividend Limitations. Under OTS regulations, the Bank is not permitted to pay dividends on its capital stock if its regulatory capital would thereby be reduced below the amount then required for the liquidation account established for the benefit of certain depositors of the Bank at the time of the Stock Conversion and Reorganization. In addition, savings institution subsidiaries of savings and loan holding companies are required to give the OTS 30 days' prior notice of any proposed declaration of dividends to the holding company.

         Federal regulations impose limitations on the payment of dividends and other capital distributions (including stock repurchases and cash mergers) by the Bank. Under these regulations, a savings institution that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has total capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Association") is generally permitted without OTS approval, after notice, to make capital distributions during a calendar year in the amount equal to the greater of (i) 75% of net earnings for the previous four quarters, or (ii) up to 100% of its net earnings to date during the calendar year plus an amount that would reduce by one-half the amount by which its capital-to-assets ratio exceeded its fully phased-in capital requirement to assets ratio at the beginning of the calendar year. A savings institution with total capital in excess of current minimum capital requirements but not in excess of the fully phased-in requirements (a "Tier 2 Association") is permitted, after notice, to make capital distributions without OTS approval of up to 75% of its net earnings for the previous four quarters, less dividends already paid for such period. A savings institution that fails to meet current minimum capital requirements (a "Tier 3 Association") is prohibited from making any capital distributions without the prior approval of the OTS. Tier 1 Associations that have been notified by the OTS that they are in need of more than normal supervision will be treated as either a Tier 2 or Tier 3 Association. Unless the OTS determines that the Bank is an institution requiring more than normal supervision, the Bank is authorized to pay dividends in accordance with the provisions of the OTS regulations discussed above as a Tier 1 Association.

         Under the OTS' prompt corrective action regulations, the Bank is also prohibited from making any capital distributions if after making the distribution, the Bank would have: (i) a total risk-based capital ratio of less than 8.0%; (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less than 4.0%. The OTS, after consultation with the FDIC, however, may permit an otherwise prohibited stock repurchase if made in connection with the issuance of additional shares in an equivalent amount and the repurchase will reduce the institution's financial obligations or otherwise improve the institution's financial condition.

         In addition to the foregoing, earnings of the Bank appropriated to bad debt reserves and deducted for Federal income tax purposes are not available for payment of cash dividends or other distributions to stockholders without payment of taxes at the then current tax rate by the Bank on the amount of earnings removed from the reserves for such distributions. See "Taxation."

         Following the Bank Conversion, the National Bank's ability to pay dividends will not be subject to the limitations in the OTS regulations but will instead be governed by the National Bank Act and to OCC regulations applicable to national banks. Under such statute and regulations, all dividends by a national bank must be paid out of current or retained net profits, after deducting reserves for losses and bad debts. The National Bank Act further restricts the payment of dividends out of net profits by prohibiting a national bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock or, if the surplus fund does not equal the amount of capital stock, until one-tenth of a bank's net profits for the preceding half year in the case of quarterly or semi-annual dividends, or the preceding two half-year periods in the case of annual dividends, are transferred to the surplus fund. In addition, the prior approval of the OCC is required for the payment of a dividend if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits for the year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, the National Bank is prohibited by federal statute from paying dividends or making any other capital distribution that would cause the National Bank to fail to meet its regulatory capital requirements.

         The OCC has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice. In addition, the National Bank would be prohibited by federal statute and the OCC's prompt corrective action regulations from making any capital distribution if, after giving effect to the distribution, the National Bank would be classified as "undercapitalized" under the OCC's regulations. See "-- Prompt Corrective Regulatory Action." Finally, the National Bank, like the Bank, would not be able to pay dividends on its capital stock if its capital would thereby reduced below the remaining balance of the liquidation account established in connection with the Stock Conversion and Reorganization.

         Safety and Soundness Standards. Under FDICIA, as amended by the Riegle Community Development and Regulatory Improvement Act of 1994 (the "CDRI Act"), each Federal banking agency is required to establish safety and soundness standards for institutions under its authority. On July 10, 1995, the Federal banking agencies, including the OTS, the OCC and the Federal Reserve Board released Interagency Guidelines Establishing Standards for Safety and Soundness and published a final rule establishing deadlines for submission and review of safety and soundness compliance plans. The final rule and the guidelines went into effect on August 9, 1995. The guidelines require depository institutions to maintain internal controls and information systems and internal audit systems that are appropriate for the size, nature and scope of the institution's business. The guidelines also establish certain basic standards for loan documentation, credit underwriting, interest rate risk exposure, and asset growth. The guidelines further provide that depository institutions should maintain safeguards to prevent the payment of compensation, fees and benefits that are excessive or that could lead to material financial loss, and should take into account factors such as comparable compensation practices at comparable institutions. If the federal banking regulator determines that a depository institution is not in compliance with the safety and soundness guidelines, it may require the institution to submit an acceptable plan to achieve compliance with the guidelines. A depository institution must submit an acceptable compliance plan to the appropriate federal banking regulator within 30 days of receipt of a request for such a plan. Failure to submit or implement a compliance plan may subject the institution to regulatory sanctions. Under the proposed regulations of the Federal Reserve Board, a bank holding company would be required to ensure that its subsidiary bank will return to compliance with the safety and soundness standards if a deficiency is detected. Management believes that the Bank already meets substantially all the standards adopted in the interagency guidelines, and therefore does not believe that implementation of these regulatory standards will materially affect the Bank's or the National Bank's operations.

         Under federal banking regulations, depository institutions must also adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. A depository institution's real estate lending policy must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies (the "Real Estate Lending Guidelines") that have been adopted by the federal bank regulators. The Real Estate Lending Guidelines, among other things, call upon depository institutions to establish internal loan-to-value limits for real estate loans that are not in excess of the specified loan-to-value limits for the various types of real estate loans. The Real Estate Lending Guidelines state, however, that it may be appropriate in individual cases to originate or purchase loans with loan-to-value ratios in excess of the supervisory loan-to-value limits.

         Additionally, under FDICIA, as amended by the CDRI Act, the Federal banking agencies are required to establish standards relating to the asset quality and earnings that the agencies determine to be appropriate. On July 10, 1995, the federal banking agencies, including the OTS, OCC and Federal Reserve Board issued proposed guidelines relating to asset quality and earnings. Under the proposed guidelines, a depository institution should maintain systems, commensurate with its size and the nature and scope of its operations, to identify problem assets and prevent deterioration in those assets as well as to evaluate and monitor earnings and ensure that earnings are sufficient to maintain adequate capital and reserves. Management believes that the asset quality and earnings standards, in the form proposed by the federal banking agencies, would not have a material effect on the Bank's or the National Bank's operations.

         Deposit Insurance. The Bank is required to pay assessments based on a percentage of its insured deposits to the FDIC for insurance of its deposits by the FDIC through the SAIF. Under the Federal Deposit Insurance Act, the FDIC is required to set semi-annual assessments for SAIF-insured institutions at a level necessary to maintain the designated reserve ratio of the SAIF at 1.25% of estimated insured deposits or at a higher percentage of estimated insured deposits that the FDIC determines to be justified for that year by circumstances indicating a significant risk of substantial future losses to the SAIF.

         Under the FDIC's risk-based deposit insurance assessment system, the assessment rate for an insured depository institution depends on the assessment risk classification assigned to the institution by the FDIC, which is determined by the institution's capital level and supervisory evaluations. Based on the data reported to regulators for the date closest to the last day of the seventh month preceding the semi-annual assessment period, institutions are assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- using the same percentage criteria as under the prompt corrective action regulations. See " -- Prompt Corrective Regulatory Action." Within each capital group, institutions are assigned to one of three subgroups on the basis of supervisory evaluations by the institution's primary supervisory authority and such other information as the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance fund. Subgroup A consists of financially sound institutions with only a few minor weaknesses. Subgroup B consists of institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk of loss to the deposit insurance fund. Subgroup C consists of institutions that pose a substantial probability of loss to the deposit insurance fund unless effective corrective action is taken.

         Over the past years, institutions with SAIF-assessable deposits, like the Bank, were required to pay higher deposit insurance premiums than institutions with deposits insured by the BIF. In order to recapitalize the SAIF and address the premium disparity, in November 1996 the FDIC imposed a one-time special assessment on institutions with SAIF-assessable deposits based on the amount determined by the FDIC to be necessary to increase the reserve levels of the SAIF to the designated reserve ratio of 1.25% of insured deposits. Institutions were assessed at the rate of 65.7 basis points based on the amount of their SAIF-assessable deposits as of March 31, 1995. As a result of the special assessment the Bank incurred a pre-tax expense of $128,000 during the quarter ended September 30, 1996.

         The special assessment recapitalized the SAIF, and as a result, the FDIC lowered the SAIF deposit insurance assessment rates through the end of 1997 to zero for well capitalized institutions with the highest supervisory ratings and 0.31% of insured deposits for institutions in the highest risk-based premium category. Since the BIF is above its designated reserve ratio of 1.25% of insured deposits, "well-capitalized" institutions in Subgroup A, numbering 95% of BIF-insured institutions, pay no federal deposit insurance premiums, with the remaining 5% of institutions paying a graduated range of rates up to 0.27% of insured deposits for the highest risk-based premium category. Until December 31, 1999, SAIF-insured institutions will be required to pay assessments to the FDIC at the rate of 6.5 basis points to help fund interest payments on certain bonds issued by the Financing Corporation ("FICO") an agency of the federal government established to finance takeovers of insolvent thrifts. During this period, BIF members will be assessed for these obligations at the rate of 1.3 basis points. After December 31, 1999, both BIF and SAIF members will be assessed at the same rate for FICO payments, or sooner if the two funds are merged.


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

         Although the National Bank would qualify for insurance of deposits by the BIF of the FDIC, substantial entrance and exit fees apply to conversions from SAIF to BIF insurance and such fees may make a SAIF to BIF conversion prohibitively expensive. Following the Bank Conversion, the National Bank intends to remain a member of the SAIF, which will insure the deposits of the National Bank to a maximum of $100,000 for each depositor. Because the National Bank will continue to be a SAIF member, its deposit insurance assessments will be determined on the same basis as the deposit insurance assessments paid by the Bank. In the past the substantial disparity existing between deposit insurance premiums paid by BIF and SAIF members gave BIF-insured institutions a competitive advantage over SAIF-insured institutions like the Bank. The reduction of SAIF deposit insurance premiums effectively eliminated this disparity and could have the effect of increasing the net earnings of the Bank (and the National Bank) and restoring the competitive equality between BIF-insured and SAIF-insured institutions.

         The FDIC has adopted a regulation which provides that any insured depository institution with a ratio of Tier 1 capital to total assets of less than 2% will be deemed to be operating in an unsafe or unsound condition, which would constitute grounds for the initiation of termination of deposit insurance proceedings. The FDIC, however, would not initiate termination of insurance proceedings if the depository institution has entered into and is in compliance with a written agreement with its primary regulator, and the FDIC is a party to the agreement, to increase its Tier 1 capital to such level as the FDIC deems appropriate. Tier 1 capital is defined as the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority interests in consolidated subsidiaries, minus all intangible assets other than mortgage servicing rights and qualifying supervisory goodwill eligible for inclusion in core capital under OTS regulations and minus identified losses and investments in certain securities subsidiaries. Insured depository institutions with Tier 1 capital equal to or greater than 2% of total assets may also be deemed to be operating in an unsafe or unsound condition notwithstanding such capital level. The regulation further provides that in considering applications that must be submitted to it by savings associations, the FDIC will take into account whether the savings association is meeting with the Tier 1 capital requirement for state non-member banks of 4% of total assets for all but the most highly rated state non-member banks.

         Transactions with Affiliates. Transactions between depository institutions (including the Bank and National Bank) and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a depository institution is any company or entity which controls, is controlled by or is under common control with the depository institution. In a holding company context, the parent holding company of a depository institution (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the depository institution. Generally, Sections 23A and 23B
(i) limit the extent to which the depository institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. In addition to the restrictions imposed by Sections 23A and 23B, OTS regulations provide that no savings institution may
(i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings institution. Section 106 of the BHCA which applies to the Bank, and which will also apply to the National Bank, prohibits the Bank from extending credit to or offering any other services, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution, subject to certain exceptions.

         Loans to Directors, Executive Officers and Principal Stockholders. Depository institutions like the Bank and National Bank are also subject to the restrictions contained in Section 22(h) and Section 22(g) of the Federal Reserve Act on loans to executive officers, directors and principal stockholders. Under
Section 22(h), loans to a director, executive officer and to a greater than 10% stockholder of a depository institution, and certain affiliated entities thereof, may not exceed, together with all other outstanding loans to such person and affiliated entities the institution's loan to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus and an additional 10% of such capital and surplus for loans fully secured by certain readily marketable collateral). Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and greater than 10% stockholders of a depository institution, and their respective affiliates, unless such loan is approved in advance by a majority of the board of directors of the institution with any "interested" director not participating in the voting. The Federal Reserve Board has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Further, the Federal Reserve Board pursuant to Section 22(h) requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons. Section 22(h) also generally prohibits a depository institution from paying the overdrafts of any of its executive officers or directors. Section 22(g) of the Federal Reserve Act requires that loans to executive officers of depository institutions not be made on terms more favorable than those afforded to other borrowers, requires approval for such extensions of credit by the board of directors of the institution, and imposes reporting requirements for and additional restrictions on the type, amount and terms of credits to such officers. In addition, Section 106 of the BHCA prohibits extensions of credit to executive officers, directors, and greater than 10% stockholders of a depository institution by any other institution which has a correspondent banking relationship with the institution, unless such extension of credit is on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of repayment or present other unfavorable features.

         Liquidity Requirements. The Bank is required to maintain average daily balances of liquid assets (cash, certain time deposits, bankers' acceptances, highly rated corporate debt and commercial paper, securities of certain mutual funds, and specified United States government, state or federal agency obligations) equal to the monthly average of not less than a specified percentage (currently 5%) of its net withdrawable savings deposits plus short-term borrowings. The Bank is also required to maintain average daily balances of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. The average regulatory liquidity ratio of the Bank for the month of March 1997 was 28.7%. The regulations of the OCC do not impose similar liquidity requirements for national banks, such as the National Bank.

         Federal Home Loan Bank System. The Bank is a member of the FHLB, which consists of 12 Federal Home Loan Banks subject to supervision and regulation by the Federal Housing Finance Board ("FHFB"). The FHFBs provide a central credit facility primarily for member institutions. As a member of the FHLB of Cincinnati, the Bank is required to acquire and hold shares of capital stock in the FHLB of Cincinnati in an amount at least equal to 1% of the aggregate unpaid principal of its home mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 1/20 of its advances from the FHLB of Cincinnati, whichever is greater. The Bank was in compliance with this requirement with investment in FHLB of Cincinnati stock at March 31, 1997 of $250,000. The FHLB of Cincinnati is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB of Cincinnati. As of March 31, 1997, the Bank had $941,000 in advances from the FHLB of Cincinnati outstanding with a weighted average interest rate of 7.74%. See "Business of the Bank -- Deposit Activities and Other Sources of Funds -- Borrowings."

         Federal Reserve System. Pursuant to regulations of the Federal Reserve Board, a depository institution must maintain average daily reserves equal to 3% on the first $49.3 million of transaction accounts, plus 10% on the remainder. This percentage is subject to adjustment by the Federal Reserve Board. Because required reserves must be maintained in the form of vault cash or in a non-interest bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of March 31, 1997, the Bank met its reserve requirements.

         As a national bank, the National Bank will be required to become a member of the Federal Reserve System and subscribe for stock in the Federal Reserve Bank of Atlanta in an amount equal to 6% of the National Bank's paid-up capital and surplus. The National Bank will continue to be subject to the reserve requirements to which the Bank is presently subject under Federal Reserve Board regulations.

         The monetary policies and regulations of the Federal Reserve Board have a significant effect on the operating results of commercial banks. The Federal Reserve Board's policies affect the levels of bank loans, investments and deposits through its open market operation in United States government securities, its regulation of the interest rate on borrowings of member banks from Federal Reserve Banks and its imposition of non-earning reserve requirements on all depository institutions, such as the National Bank, that maintain transaction accounts or non-personal time deposits.

Regulation of the Company

         General. Following the Stock Conversion and Reorganization, the Company will be a savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"). As such the Company will be registered with the OTS and subject to OTS regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in its dealings with the Company and affiliates thereof. The Company also will be required to file certain reports with, and otherwise comply with the rules and regulations of the SEC under the federal securities laws.

         Activities Restrictions. The Board of Directors of the Company presently intends to operate the Company as a unitary savings and loan holding company until the Bank Conversion can be completed. There are generally no restrictions on the activities of a unitary savings and loan holding company. However, if the Director of OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness, or stability of its subsidiary savings association, the Director of OTS may impose such restrictions as deemed necessary to address such risk including limiting:
(i) payment of dividends by the savings institution, (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet the QTL Test, then such unitary holding company shall also presently become subject to the activities restrictions applicable to multiple holding companies and unless the savings institution requalifies as a QTL within one year thereafter, register as, and become subject to, the restrictions applicable to a bank holding company. See " -- Regulation of the Bank -- Qualified Thrift Lender Test."

         If the Company were to acquire control of another savings institution, other than through merger or other business combination with the Bank, the Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL Test, the activities of the Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings institution may commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof, any business activity, upon prior notice to, and no objection by the OTS, other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the Director of OTS by regulation prohibits or limits such activities for savings and loan holding companies. Those activities described in
(vii) above must also be approved by the Director of OTS prior to being engaged in by a multiple savings and loan holding company.

         Restrictions on Acquisitions. The HOLA generally prohibits savings and loan holding companies from acquiring, without prior approval of the Director of OTS, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof, or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may also acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

         The Director of OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if: (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act; or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

         The OTS regulations permit federal associations to branch in any state or states of the United States and its territories. Except in supervisory cases or when interstate branching is otherwise permitted by state law or other statutory provision, a federal association may not establish an out-of-state branch unless (i) the federal association qualifies as a QTL or as a "domestic building and loan association" under ss.7701(a)(19) of the Code and the total assets attributable to all branches of the association in the state would qualify such branches taken as a whole as a QTL or for treatment as a domestic building and loan association and (ii) such branch would not result in (a) formation of a prohibited multi-state multiple savings and loan holding company or (b) a violation of certain statutory restrictions on branching by savings institution subsidiaries of banking holding companies. Federal associations generally may not establish new branches unless the institution meets or exceeds minimum regulatory capital requirements. The OTS will also consider the institution's record of compliance with the Community Reinvestment Act of 1977 in connection with any branch application.

         Under the BHCA, bank holding companies are specifically authorized to acquire control of any savings institution. Pursuant to rules promulgated by the Federal Reserve Board, owning, controlling or operating a savings institution is a permissible activity for bank holding companies, if the savings institution engages only in deposit-taking activities and lending and other activities that are permissible for bank holding companies. A bank holding company that controls a savings institution may merge or consolidate the assets and liabilities of the savings institution with, or transfer assets and liabilities to, any subsidiary bank which is a member of the BIF with the approval of the appropriate federal banking agency and the Federal Reserve Board. The resulting bank will be required to continue to pay assessments to the SAIF at the rates prescribed for SAIF members on the deposits attributable to the merged savings institution plus an annual growth increment. In addition, the transaction must comply with the restrictions on interstate acquisitions of commercial banks under the BHCA.

Regulation of the Company Following the Bank Conversion

         General. Upon consummation of the Bank Conversion, the Company, as the sole shareholder of the National Bank, will become a bank holding company and will register as such with the Federal Reserve Board and deregister with the OTS as a savings and loan holding company. Bank holding companies are subject to comprehensive regulation by the Federal Reserve Board under the BHCA, and the regulations of the Federal Reserve Board. As a bank holding company, the Company will be required to file with the Federal Reserve Board annual reports and such additional information as the Federal Reserve Board may require, and will be subject to regular examinations by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

         Restrictions on Acquisitions. Under the BHCA, a bank holding company must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares);
(ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. In addition under the BHCA, any company must obtain approval of the Federal Reserve Board prior to acquiring control of the Company or the National Bank. For purposes of the BHCA, "control" is defined as ownership of more than 25% of any class of voting securities of the Company or the National Bank, the ability to control the election of a majority of the directors, or the exercise of a controlling influence over management or policies of the Company or the National Bank.

         The Change in Bank Control Act and the regulations of the Federal Reserve Board thereunder require any person or persons acting in concert (except for companies required to make application under the BHCA), to file a written notice with the Federal Reserve Board before such person or persons may acquire control of the Company or the National Bank. The Change in Bank Control Act defines "control" as the power, directly or indirectly, to vote 25% or more of any voting securities or to direct the management or policies of a bank holding company or an insured bank.

         The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The activities of the Company are subject to these legal and regulatory limitations under BHCA and the Federal Reserve Board's regulations thereunder. Notwithstanding the Federal Reserve Board's prior approval of specific nonbanking activities, the Federal Reserve Board has the power to order a holding company or its subsidiaries to terminate any activity, or to terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company. The Company has no present plans to engage in any of these activities.

         Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. On September 29, 1994, the Riegle- Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Act") was enacted to ease restrictions on interstate banking. Effective September 29, 1995, the Act allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Act.

         Additionally, beginning on June 1, 1997, the federal banking agencies are authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opts out of the Act by adopting a law after the date of enactment of the Act and prior to June 1, 1997, which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.

         The Act authorizes the OCC and FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Act also requires the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations, as currently proposed, include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve.

         Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the company's net earnings for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board pursuant to FDICIA, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized". See "-- Depository Institution Regulation -- Prompt Corrective Regulatory Action."

         Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the Company's consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board.

         Capital Requirements. The Federal Reserve Board has established capital requirements for bank holding companies with consolidated assets of $150 million or more that generally parallel the capital requirements for national banks under the OCC's regulations. See "--Depository Institution Regulation -- Regulatory Capital Requirements." Since the Company's consolidated assets will be less than $150 million, the Federal Reserve Board's holding company capital requirements would not apply to the Company.

         Federal Securities Law. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Stock to be issued in the Stock Conversion and Reorganization. Upon completion of the Stock Conversion and Reorganization, the Common Stock will be registered with the SEC under the Exchange Act and, under OTS regulations, generally may not be deregistered for at least three years thereafter. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

         The registration under the Securities Act of the Common Stock does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may generally be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. There are currently no demand registration rights outstanding. However, in the event the Company at some future time determines to issue additional shares from its authorized but unissued shares, the Company might offer registration rights to certain of its affiliates who want to sell their shares.


                                   TAXATION
Federal Taxation

         The Mutual Holding Company and the Bank currently file a consolidated federal income tax return based on a calendar year. After the Conversion, it is expected that the Company and the National Bank, together with the National Bank's subsidiary, will file a consolidated federal income tax return on a calendar year basis.

         Thrift institutions are subject to the provisions of the Code in the same general manner as other corporations. Prior to recent legislation, institutions such as Lexington First which met certain definitional tests and other conditions prescribed by the Code benefitted from certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. For purposes of the bad debt reserve deduction, loans were separated into "qualifying real property loans," which generally are loans secured by interests in certain real property, and nonqualifying loans, which are all other loans. The bad debt reserve deduction with respect to nonqualifying loans was based on actual loss experience, however, the amount of the bad debt reserve deduction with respect to qualifying real property loans could be based upon actual loss experience (the "experience method") or a percentage of taxable income determined without regard to such deduction (the "percentage of taxable income method"). Legislation recently signed by the President repealed the percentage of taxable income method of calculating the bad debt reserve. Lexington First historically has elected to use the experience method.

         Earnings appropriated to an institution's bad debt reserve and claimed as a tax deduction were not available for the payment of cash dividends or for distribution to shareholders (including distributions made on dissolution or liquidation), unless such amount was included in taxable income, along with the amount deemed necessary to pay the resulting federal income tax.

         Beginning with the first taxable year beginning after December 31, 1995, savings institutions, such as the Bank, will be treated the same as commercial banks. Institutions with $500 million or more in assets will only be able to take a tax deduction when a loan is actually charged off. Institutions with less than $500 million in assets will still be permitted to make deductible bad debt additions to reserves, but only using the experience method.

         Lexington First's federal corporate income tax returns have not been audited in the last five years.

         Under provisions of the Revenue Reconciliation Act of 1993 ("RRA"), enacted on August 10, 1993, the maximum federal corporate income tax rate was increased from 34% to 35% for taxable income over $10.0 million, with a 3% surtax imposed on taxable income over $15.0 million. Also under provisions of RRA, a separate depreciation calculation requirement has been eliminated in the determination of adjusted current earnings for purposes of determining alternative minimum taxable income, rules relating to payment of estimated corporate income taxes were revised, and certain acquired intangible assets such as goodwill and customer-based intangibles were allowed a 15-year amortization period. Beginning with tax years ending on or after January 1, 1993, RRA also provides that securities dealers must use mark-to-market accounting and generally reflect changes in value during the year or upon sale as taxable gains or losses. The IRS has indicated that financial institutions which originate and sell loans will be subject to the rule.

State Income Taxation

         The State of Tennessee imposes an annual franchise tax on financial institutions regularly engaged in business in Tennessee at any time during the calendar year. This tax is 1.1% of Lexington First's net capital. For purposes of this tax, net capital is defined as the aggregate of the Bank's capital stock, paid-in capital, retained earnings and net unrealized gains or losses on securities designated as available-for-sale less an amount equal to the five year average of the percentage that the book value of any United States obligations held by the Bank bears to the book value of the Bank's total assets. Financial institutions which are subject to tax both within and without Tennessee must apportion their net capital. For the year ended December 31, 1996, the amount of such expense for Lexington First was $96,000.


                           MANAGEMENT OF THE COMPANY

Directors and Executive Officers

         The Board of Directors consists of the same individuals who serve as directors of the Mutual Holding Company. The Board is divided into three classes, each of which contains approximately one-third of the Board. The Bylaws of the Company currently authorize eleven directors. The directors shall be elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. Their names and biographical information are set forth under "Management of the Bank -- Directors."

         The following individuals are executive officers of the Company and holds the offices set forth below opposite their names.

         Name                       Position(s) with the Company
         ----                       ----------------------------

         Charlie H. Walker          Chairman of the Board
         Howard W. Tignor           President and Chief Executive Officer
         Arba M. Taylor             Secretary/Treasurer

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, retirement, resignation or removal by the Board of Directors.

         Since the formation of the Company, none of the executive officers, directors or other personnel of the Company has received remuneration from the Company. In the event that any employee of the Bank provides services to the Company, the Company has agreed to reimburse the Bank for any costs related to such services. Information concerning the principal occupations and employment of the directors and officers of the Company during the past five years is set forth under "Management of the Bank -- Directors." Directors and executive officers of the Company initially will not be compensated by the Company but will serve and be compensated by the Bank. See "Management of the Bank -- Director Compensation" and " -- Executive Compensation."

                            MANAGEMENT OF THE BANK

         Upon completion of the Conversion, each director of the Bank immediately prior to the Conversion will continue to serve as a director of the National Bank. The term of each director is three years, and approximately one-third of the members of the Board of Directors are elected each year. The Conversion will not affect the classes or terms of the existing directors. Because the Company will own all the issued and outstanding capital stock of the National Bank following the Conversion, the Board of Directors of the Company will elect the directors of the National Bank.

         The following table sets forth certain information with respect to the persons who currently serve as directors and executive officers of the Bank. Each director of the Bank also serves as a director of the Mutual Holding Company. There are no arrangements or understandings between the Bank and any such person pursuant to which such person was elected a director or executive officer of the Bank, and, except as described below, no director or executive officer is related to any other director or executive officer by blood, marriage or adoption.


                          Age as of
                          June 30,          Position(s) with              Director                    Term
Name                        1997           the Bank or Company              Since                    Expires
----                      ---------    ---------------------------        ---------                  -------
Howard W. Tignor             54        Director, President and Chief         1997                      2000
                                       Executive Officer

Charlie H. Walker            68        Chairman of the Board                 1962                      1999

Arba Milam Taylor            64        Director, Secretary and Treasurer     1977                      1998

Pope Thomas                  67        Director and Vice President           1961                      2000

Stephen M. Lowry             40        Director                              1988                      1999

Stephen M. Milam             39        Director *                            1988                      1998

Robert C. Thomas             37        Director                              1988                      2000

Richard Walker               37        Director *                            1988                      1998

Pat Carnal                   59        Director                              1997                      2000

------------
*    Directors of the Mutual Holding Company only.


         The principal occupation of each director and executive officer are set forth below. Unless otherwise indicated, each director and executive officer has served in their current position for the last five years.

         Howard W. Tignor became President and Chief Executive Officer of the Bank and Mutual Holding Company in February 1997. Mr. Tignor served as president and chief executive officer of the Bank of Waynesboro, Waynesboro, Tennessee from January 1995 to January 1997 and from March 1991 to December 1994 was a self-employed bank consultant with the Southern Banking Group in Shelbyville, Tennessee.

         Charlie H. Walker served as President and Chief Executive Officer of Lexington First from 1961 to February 1996. He is a retired attorney and is the father of Director Richard Walker. Charlie H. Walker is Arba Milam Taylor's brother-in-law.

         Arba Milam Taylor was employed with Lexington First from 1961 to her retirement in March 1997 at which time she was Secretary-Treasurer and office manager of the Bank. She is the mother of Director Stephen M. Milam and the sister-in-law of Charlie H. Walker.

         Pope Thomas is a retired sales representative for a furniture manufacturing firm. He is the father of Director Robert C. Thomas.

         Stephen M. Lowry is a plant manager and engineer for the Decaturville Metal Works in Decaturville, Tennessee. From August 1979 to July 1996 he was maintenance supervisor with Harding Machine, Lexington, Tennessee.

         Stephen M. Milam is an attorney in general practice of law in Lexington, Tennessee, Henderson County and the surrounding counties. He is the son of Director Arba Milam Taylor.

         Robert C. Thomas is a livestock specialist employed by the Tennessee Department of Agriculture. He is the son of Director Pope Thomas.

         Richard Walker is a practicing attorney in Henderson County and the surrounding counties with his office located in Lexington, Tennessee. He is the son of Chairman Charlie Walker.

         Pat Carnal became a member of the Board in April 1997. He is president and owner of the Pat Carnal Agency, Inc., an insurance agency located in Lexington, Tennessee. Mr. Carnal is currently the treasurer for the Lexington Rotary Club.

Board Meetings and Committees of the Board of Directors

         Regular meetings of the Board of Directors of Lexington First are, and regular meetings of the Bank will be, held on a monthly basis and special meetings of the Board of Directors of Lexington First are, and in the case of the Bank will be, held from time-to-time as needed. There were 15 meetings of the Board of Directors of Lexington First held during the fiscal year ended December 31, 1996. No director attended fewer than 75% of the total number of meetings of the Board of Directors of Lexington First held during fiscal 1996 and the total number of meetings held by all committees of the Board on which the director served during such year.

         The Bank's Executive Committee meets on an as-needed basis to conduct business between the Bank's regular Board meetings. This committee, which currently includes Directors Charlie H. Walker, Arba M. Taylor, Pope Thomas and Howard W. Tignor met 26 times during fiscal 1996.

         The Audit Committee reviews the records and affairs of the Mutual Holding Company and the Bank to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Bank's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, Charlie H. Walker, Arba M. Taylor and Pope Thomas serve as members of this committee. The Audit Committee met two times during fiscal 1996.

         The Compensation Committee reviews existing compensation and makes recommendations with respect thereto to the Board of Directors. The Compensation Committee consists of Directors Charlie H. Walker, Arba M. Taylor, Pope Thomas and Howard W. Tignor, and met three times in fiscal 1996.

         Lexington First has no established nominating committee. A nominating committee is appointed on a annual basis by the Board of Directors.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer who receives no compensation other than his fees as director and chairman. No executive officer of the Bank earned a salary and bonus during fiscal year 1996 exceeding $100,000 for services rendered in all capacities to the Bank.


                                                                                       Long-Term
                                          Annual Compensation                     Compensation Awards
                                    -----------------------------------      --------------------------
                                                                             Restricted      Securities
Name and                 Fiscal                            Other Annual        Stock         Underlying       All Other
Principal Position        Year      Salary      Bonus      Compensation       Award(s)        Options       Compensation
------------------       ------     ------      -----      ------------      ----------      ----------     ------------
Tim Johnson(1)            1996      36,000       2,400         --                 --             --              --
                          1995      34,662       2,900         --                 --             --              --
                          1994      28,668       2,900         --                 --             --           9,585(2)

----------------
(1) Tim Johnson was dismissed as President and Chief Executive Officer of the Bank in December 1996 and was replaced by Howard W. Tignor in February 1997.
(2)      Consists of a distribution from the Bank's Employee Stock Ownership
         Plan.

Director Compensation

         Director Fees. The members of the Board of Directors receive $250 for regular monthly Board meetings and committee meetings attended and $250 for each special meeting attended. The Chairman receives $400 monthly for regularly scheduled Board meetings and committee meetings.

Certain Benefit Plans and Agreements

         1998 Stock Option and Incentive Plan. The Board of Directors of the Company intends to implement the 1998 Option Plan more than six months after completion of the Stock Conversion and Reorganization. The purpose of the 1998 Option Plan is to provide additional incentive to directors and employees by facilitating their acquisition of Common Stock. The 1998 Option Plan will have a term of ten years, after which no awards may be made.

         A number of shares equal to 10% of the shares of Conversion Stock sold to the public in the Offerings would be reserved for future issuance by the Company -- in the form of newly issued shares, or treasury shares, or shares held in a grantor trust -- upon exercise of stock options ("Options") or stock appreciation rights ("SARs"). Options and SARs are collectively referred to herein as "Awards." The exercise price of shares subject to outstanding Awards will be equitably adjusted upon a stock split, recapitalization, or similar event (including a return of capital). If Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or having become vested in full, the shares of Common Stock subject to such Awards would be available for the grant of additional Awards under the 1998 Option Plan.

         It is expected that the 1998 Option Plan will be administered by a committee (the "Option Committee") of at least two directors who are designated by the Board of Directors and are "non-employee directors" within the meaning of the federal securities laws. Directors and employees will be eligible to receive Awards, and the Option Committee will select the recipients of Awards, the number of shares to be subject to such Awards, and the terms and conditions of such Awards (subject to the terms of the 1998 Option Plan). The Options to be awarded to employees pursuant to the Option Plan may or may not qualify as incentive stock options ("ISOs") that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and that do not result in tax deductions to the Company unless optionees fail to comply with Section 422 of the Code.

          Subject to the regulatory requirements explained below under the heading "OTS Rules Applicable to the Option Plan and MRP" each Option will have an exercise price not less than 50% of the market value of the underlying shares on the date of the grant, will become exercisable upon terms determined by the Option Committee, and will become immediately exercisable upon a change in control (within the meaning of the Employment Agreement) or an optionee's termination of employment due to retirement, death, or disability. Nevertheless, each Option will expire no later than ten years from the date it is granted, and will expire earlier, unless otherwise determined by the Option Committee, upon
(i) an employee's termination of employment for "just cause" (as defined in the 1998 Option Plan), (ii) the date two years after termination of such service due to the employee's death, (iii) the date one year after an employee terminates service due to disability, or (iv) the date one year after an employee terminates service for a reason other than just cause, death, or disability. Otherwise unexpired Options granted to non-employee directors will automatically expire one year after termination of service on the Board of Directors (two years in the event of death).

          An SAR may be granted in tandem with all or any part of any Option or without any relationship to any Option. Whether or not an SAR is granted in tandem with an Option, exercise of the SAR will entitle the optionee to receive, as the Option Committee prescribes in the grant, all or a percentage of the excess of the then fair market value of the shares of Common Stock subject to the SAR at the time of its exercise over the aggregate exercise price of the shares subject to the SAR was granted. Payment to the optionee may be made in cash or shares of Common Stock, as determined by the Option Committee.

          The Company will receive no monetary consideration for the granting of Awards under the 1998 Option Plan, and will receive no monetary consideration other than the Option exercise price for each share issued to optionees upon the exercise of Options. The Option Committee will have the discretion to impose transfer restrictions, such as a right of first refusal, on the Common Stock subject to Awards. Optionees will be permitted to transfer Awards to family members or trusts under specified circumstances, but awards may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Upon an optionees exercise of an Option, the Company may, if provided by the Option Committee in the underlying Option agreement, pay to the optionee a cash amount up to but not exceeding the amount of dividends, if any, declared on the underlying shares between the date of grant and the date of exercise of the Option.

          It is expected that upon the implementation of the 1998 Option Plan, Mr. Tignor will receive an Award with respect to 25% of the shares of Conversion Stock reserved under the 1998 Option Plan, and each director at that time who is not then an employee will receive an Award with respect to 3.3% of such shares. No SARs are expected to be granted when the 1998 Option Plan becomes effective. At any time following consummation of the Stock Conversion and Reorganization, the Bank or the Company may contribute sufficient funds to a grantor trust to purchase, and such trust may purchase, a number of shares of Common Stock equal to 10% of the shares sold to the public in the Offerings. Such shares would be held by the trust for issuance to Option holders upon the exercise of Options in the event the 1998 Option Plan is implemented. Whether such shares are purchased, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to the Company.

          1998 Management Recognition Plan. The Board of Directors of the Company intends to implement the 1998 MRP more than six months after completion of the Stock Conversion and Reorganization. The purpose of the 1998 MRP is to enable the Company and the Bank to retain personnel of experience and ability in key positions of responsibility.

          A number of shares equal to 4% of the shares of Conversion Stock sold in the Offerings would be reserved for future issuance under the 1998 MRP. The same non-employee directors who are appointed to the Option Committee are expected to act, by majority, as the committee (the "1998 MRP Committee") responsible for selecting the directors and employees who will receive 1998 MRP awards, as well as making general decisions associated with the 1998 MRP's operation. The directors serving as the 1998 MRP Committee are also expected to serve as trustee of the trust associated with the 1998 MRP (the "1998 MRP Trust"). In that capacity, they will have the responsibility to hold and invest all funds contributed to the 1998 MRP Trust. Shares held in the 1998 MRP Trust will be voted by the 1998 MRP trustees as directed by the Board of Directors of the Company, and in the absence of such direction, at the discretion of the 1998 MRP trustees, and will be distributed as the award vests. The compensation expense for the Company for 1998 MRP awards will equal the fair market value of the Common Stock on the date of the grant pro rated over the years during which vesting occurs. The Company's Board of Directors can terminate the 1998 MRP at any time, and, if it does so, any shares not allocated will revert to the Company.

         The shares awarded pursuant to the 1998 MRP will be in the form of awards which may be transferred to family members or trusts under specified circumstances, but may not otherwise be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Subject to the regulatory requirements explained below under the heading "OTS Rules Applicable to the Option Plan and MRP" each 1998 MRP award will vest in accordance with conditions determined by the 1998 MRP Committee, with an acceleration of vesting to 100% upon a participant's death, disability, or retirement or a "change in control" within the meaning of the Employment Agreement. Dividends on unvested shares will be held in the 1998 MRP Trust for payment as vesting occurs. Participants in the 1998 MRP may elect to defer all or a percentage of their 1998 MRP awards that would have otherwise been transferred to the participants upon vesting of said awards. If, however, a participant terminates employment before becoming fully vested in an 1998 MRP award, he or she forfeits all rights to the allocated shares under restriction.

         It is expected that upon the implementation of the 1998 MRP, Mr. Tignor will receive an award with respect to 25% of the shares reserved for 1998 MRP awards, and each director who is not an employee but is a director on the effective date shall receive an award with respect to 3.3% of such shares. At any time following consummation of the Stock Conversion and Reorganization, the Bank or the Company will contribute sufficient funds to the 1998 MRP Trust so that the trust can purchase a number of shares of Common Stock equal to 4% of those sold in the Offerings. Whether those shares will be purchased in the open market or newly issued by the Company, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to the Company.

         OTS Rules Applicable to the Option Plan and MRP. Current OTS regulations require that, if the 1998 Option Plan or 1998 MRP is implemented within one year following completion of the Stock Conversion and Reorganization,
(i) no employee will receive awards covering more than 25% of the shares subject to the plan, (ii) non-employee directors will not receive awards exceeding 30% in the aggregate, and 5% individually, of such shares, (iii) awards will vest over a period of at least five years and vesting will not accelerate upon an individual's retirement or a corporate change in control, (iv) the exercise price for Options will at least equal the fair market value of the underlying shares on its grant date, and (v) the plan will not be implemented before, or in the absence of, its receipt of stockholder approval, and no awards will be made prior to the receipt of such approval.

         Deferred Compensation Plan. The Company's Board of Directors has established a Deferred Compensation Plan (the "Deferred Compensation Plan") for its directors, including Mr. Tignor. Before each calendar year begins, each non-employee director may elect to defer receipt of all or part of the fees that the Bank or the Company would otherwise have provided, and Mr. Tignor may elect to defer receipt of up to 25% of his future compensation. In addition, the Company will make a one-time credit of $207,730 to Mr. Tignor's account. Of this amount, $100,000 will vest pro-rata over ten years of Mr. Tignor's future service, and $107,730 will be 50% vested immediately and vest 25% per year over the following two years of Mr. Tignor's future service. For the $107,730 portion of the credit only, Vesting accelerates to 100% if Mr. Tignor is terminated without "just cause" and not in connection with a "change in control" (as these terms are defined in the Employment Agreement). In addition, Mr. Tignor will receive a $100,000 credit to his account if he is terminated without just cause at a time when a validly executed employment agreement is not in force between Mr. Tignor and the Bank or the Company.

         Deferred amounts will be credited at the end of the calendar year to a bookkeeping account in the participant's name along with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, between the measures selected by the Company's directors. Initially, those measures are expected to include, at a minimum, the dividend-adjusted rate of return on Common Stock and the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive benefit distributions either in a lump sum or in annual installments over a period up to ten years. The Company will recognize the plan's compensation expense on a quarterly basis for both (i) the annual credits and investment returns on Deferred Compensation Plan amounts and (ii) as vesting occurs on the one-time credit of $207,730 to Mr. Tignor's account.

         The Company expects to make annual contributions to a grantor trust in an amount equal to the financial expense associated with the Deferred Compensation Plan. The trust's assets would remain subject to the claims of the Company's general creditors, and be available for eventual payments to participants.

         Employment Agreement. In February 1997, the Bank entered into an employment agreement (the "Employment Agreement" ) with Howard W. Tignor (the "Employee") who became the Bank's President and Chief Executive Officer. The Employment Agreement has been restated in its entirety in connection with the Stock Conversion and Reorganization. In addition, the Company has entered into an agreement guaranteeing the Bank's obligations under the Employment Agreement. Overall, the Boards of the Bank and the Company believe that these agreements assure fair treatment of the Employee by assuring him of some financial security. The material terms of the restated Employment Agreement are as follows.

         The term of the Employment Agreement is three years, and may be extended for additional one-year periods, on an annual basis beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such term should be extended. The Employment Agreement entitles the Employee to receive an annual base salary equal to $65,000, with a salary review by the Board of Directors not less often than annually, and with annual salary increases at least equal to the average annual increase in the Consumer Price Index. The Employee is entitled to participate in the Bank's plans and programs for bonuses, retirement, medical, and customary fringe benefits. He will also be reimbursed for his expenses incurred in moving from Waynesboro, Tennessee to Lexington, Tennessee.

         The Bank may at any time terminate the Employment Agreement for "just cause" (as defined therein), in which case no severance benefits are available. The Employee is able to voluntarily terminate his Employment Agreement by providing 90 days' written notice to the Bank's Board of Directors, in which case he will receive only his compensation, vested rights, and benefits up to the date of termination. The Employment Agreement terminates automatically upon the Employee's death, in which case his estate will receive his salary through the last day of the calendar month in which the Employee's death occurred.

         If the Employment Agreement is terminated due to the Employee's "disability" (as defined in the Employment Agreement), the Employee will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event that the Employee prevails or obtains a written settlement in any legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

         Under the Employment Agreement, the Employee will receive the greater of $100,000, or the amount to be paid under the remaining term of the Agreement in the event of either (i) his involuntary termination of employment other than
                ------
for his "disability" or "just cause" or (ii) his voluntary termination within 90
                                     --
days due to specified events, such as a significant reduction in salary, benefits, duties or authority.

         The Employment Agreement also provides that, within 10 days of a "Change in Control" (as defined below), the Employee will receive $50,000. In addition, he will be paid $100,000 in the event of either (i) his involuntary
                                                   ------
termination of employment other than for "just cause " during the period beginning six months before a Change in Control and ending on the later of the first anniversary of the Change in Control or the expiration date of the Employment Agreement (the "Protected Period") or (ii) his voluntary termination
                                              --
due to certain specified events within the Protected Period. The Employee also receives the greater of $100,000, or the amount remaining to be paid under the Agreement in the event of his involuntary termination in the event of circumstances other than a Change in Control. The Bank will also pay for long-term disability for the Employee, and provide medical benefits under the provisions of COBRA for 18 months. Payments made to or on behalf of the Employee would be limited to the extent necessary to avoid the golden parachute penalties imposed by Code Section 280G. The term "Change in Control" generally means an event of a nature that (I) must be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); or (II) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and associated OTS regulations, as in effect on the date hereof; or (III) involves a transaction by which (a) any "person" is or becomes the "beneficial owner" (as these terms are defined under the Exchange
Act) of securities of the Bank or the

Company representing twenty percent (20%) or more of their combined voting power. Exclusive of any securities purchased by the Bank's ESOP; or (b) individuals who constitute the Board of the Bank or the board of directors of the Company on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) the occurrence of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity.

         The Employment Agreement further provides that within ten business days of a Change in Control, the Bank shall fund, or cause to be funded, a grantor trust in the amount of the severance benefit, that could become payable to the Employee. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. The aggregate payment that would be made to the Employee assuming his termination of employment under the foregoing circumstances at December 31, 1996 would have been approximately $150,000. For more information, see "Certain Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws".

Pension Plan

         The Association annually contributes an amount to the Retirement Plan as necessary to fund the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the year ended September 30, 1991, the Retirement Plan was completely funded. Upon the normal retirement age, at or after age 65, a participant is entitled to an annual retirement benefit in the amount equal to 1.5% of the participant's average annual compensation (as defined in the Retirement Plan) multiplied by the participant's years of benefit service at normal retirement. Under the Retirement Plan, employees may participate in the Retirement Plan after one year of employment with the Association. Benefits are also payable under the Retirement Plan for termination due to disability, early retirement and upon death. Benefits become vested after a participant completes five years of service.

         The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.


   Highest Five           5 Years       10 Years       20 Years        25 Years       30 Years        35 Years     40 Years
   Years Average          Benefit        Benefit        Benefit         Benefit        Benefit         Benefit      Benefit
   Compensation           Service        Service        Service         Service        Service         Service      Service
   ------------           -------        -------        -------         -------        -------         -------      -------
      $10,000              $1,000         $2,000         $4,000          $5,000         $6,000          $7,000       $8,000
       15,000               1,500          3,000          6,000           7,500          9,000          10,500       12,000
       25,000               2,500          5,000         10,000          12,500         15,000          17,500       20,000
       35,000               3,500          7,000         14,000          17,500         21,000          24,500       28,000
       45,000               4,500          9,000         18,000          22,500         27,000          31,500       38,000
       55,000               5,500         11,000         22,000          27,500         33,000          38,500       44,000
       65,000               6,500         13,000         26,000          32,500         39,000          45,500       52,000
       75,000               7,500         15,000         30,000          37,500         45,000          52,500       60,000

Transactions with Certain Related Persons

         During the fiscal year ended December 31, 1996, certain loans made by the Bank were outstanding in an amount exceeding $60,000 to certain directors and executive officers and associates of directors and executive officers. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The Bank owns an office building which rents space to the law firm of Director Richard Walker and Bank Attorney Kenneth Walker for which it charges rent of $550 per month. This rent, which totaled $3,300 for fiscal 1996, is consistent with rents charged in the local area. In addition, the Walker law office received approximately $18,000 in legal fees from Bank borrowers for services provided to them in connection with loans originated by the Bank and for assisting the Bank with foreclosures on certain properties.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

Beneficial Ownership of Bank Common Stock

         The following table includes, as of March 31, 1997, certain information as to the Bank Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Bank to be the beneficial owner of more than 5% of the issued and outstanding Bank Common Stock, (ii) the directors of the Bank and (iii) all directors and executive officers of the Bank as a group. For information concerning proposed subscriptions by directors and executive officers and the anticipated ownership of Common Stock by such persons upon consummation of the Stock Conversion and Reorganization, see " -- Proposed Subscriptions by Directors and Executive Officers."

                                                            Amount              Percent of Total
                                                         Beneficially              Outstanding
Name                                                        Owned                Common Stock (1)
----                                                        -----                ----------------
Pat Carnal                                                 19,750                     8.8568%
Stephen Lowry                                               2,227                     0.9987
Stephen Milam                                               2,727                     1.2229
Pope Thomas                                                 2,727                     1.2229
Robert C. Thomas                                            1,227                     0.5502
Arba Milam Taylor                                           8,881                     3.9826
Howard W. Tignor                                            2,694                     1.2081
Charlie H. Walker                                           5,978                     2.6808
Richard Walker                                              2,727                     1.2229
                                                           ------                    -------
                                                           48,938                    21.9460%

Lexington First Federal Mutual
    Holding Company                                       135,000                      60.54%
    19 Natchez Trace Drive
    Lexington, Tennessee

All Directors and Executive Officers
as a group (9 persons)                                     48,938                    21.9460%

---------------
(1) Shown as percent of total outstanding Lexington First Common Stock before Conversion or 222,993 shares.

Proposed Subscriptions by Directors and Executive Officers

         The following table sets forth, for each of the Bank's directors and executive officers and for all of the directors and executive officers as a group, (1) the number of Exchange Shares to be held upon consummation of the Stock Conversion and Reorganization, based upon their beneficial ownership of Bank Common Stock as of March 31, 1997, (2) the proposed purchases of Conversion Stock, assuming sufficient shares are available to satisfy their subscriptions, and (3) the total amount of Common Stock to be held upon consummation of the Stock Conversion and Reorganization, in each case assuming that 260,300 shares of Conversion Stock are sold, which is the midpoint of the Valuation Price Range.


                                                   Proposed Purchases of               Total Common Stock
                                                      Conversion Stock                    to be Held
                             Number of            ------------------------      -----------------------------
                           Exchange Shares                        Number         Number            Percentage
Name                         to be Held           Amount         of Shares      of Shares           of Total
----                    --------------------      ------         ---------      ---------         -----------
Pat Carnal                    21,497              $                                                         %
Stephen Lowry                  4,454
Stephen Milan                  5,454
Pope Thomas                    5,454
Robert C. Thomas               2,454
Arba Milam Taylor             17,762
Howard W. Tignor               5,388
Charlie H. Walker             11,956
Richard Walker                 5,454
                             -------
    Total                     79,873

All Directors and
Executive Officers
as a group (9 persons)        79,873              $                                                         %


                                THE CONVERSION

         The Boards of Directors of the Mutual Holding Company, the Bank and the Company have approved the Plan of Conversion, as has the OTS, subject to approval by the Members of the Mutual Holding Company and the Stockholders of the Bank entitled to vote on the matter and the satisfaction of certain other conditions. Such OTS approval, however, does not constitute a recommendation or endorsement of the Plan by such agency.

General

         The Boards of Directors of the Mutual Holding Company and the Bank unanimously adopted the Plan as of April 12, 1997, and subsequently adopted the Plan, as amended. The Plan has been approved by the OTS, subject to, among other things, approval of the Plan by the Members of the Mutual Holding Company and the Stockholders of the Bank. The Members' Meeting and the Stockholders' Meeting have been called for this purpose on _____________, 1997.

         The following is a brief summary of the material aspects of the Plan, the Stock Conversion and Reorganization and the Bank Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan, which is available for inspection at Lexington First's office and at the offices of the OTS. The Plan also is filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

Business Purposes

         The Mutual Holding Company, as a federally chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the Stock Conversion and Reorganization, and the subsequent Bank Conversion, the Company will be structured in the form used by holding companies of national banks, commercial banks, most business entities and a growing number of savings institutions. The portion of the net proceeds from the sale of Conversion Stock to be distributed to the Bank (and the National Bank) by the Company will substantially increase the Bank's (and the National Bank's) capital position which in turn will increase the amount of funds available for lending and investment and provide greater resources to support both current operations and future expansion by the National Bank, although there are no current agreements or understandings for such expansion. The holding company structure will provide greater flexibility than the Bank alone would have for diversification of business activities and geographic expansion. Management believes that this increased capital and operating flexibility will enable the National Bank to compete more effectively with other types of financial service organizations. As a holding company, the Company will have the ability to diversify the Company's and the National Bank's business activities through acquisition of, or mergers with, both stock savings institutions and commercial banks, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Stock Conversion and Reorganization and Bank Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

         In their decision to pursue the Conversion, the Mutual Holding Company and the Bank considered various regulatory uncertainties associated with the mutual holding company structure as well as the general uncertainty regarding a possible elimination of the thrift charter.

         The Conversion also will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Bank, the National Bank and Company and by enhancing their future access to capital markets, ability to diversify into other financial services related activities, and ability to provide services to the public. Although the Bank currently has the ability to raise additional capital through the sale of additional shares of Bank Common Stock, that ability is limited by the mutual holding company structure which, among other things, requires that the Mutual Holding Company hold a majority of the outstanding shares of Bank Common Stock.

         The Conversion also will result in an increase in the number of outstanding shares of Common Stock following the Stock Conversion and Reorganization, as compared to the number of outstanding shares of Public Bank Shares prior to the Stock Conversion and Reorganization, which will increase the likelihood of the development of an active and liquid trading market for the Common Stock. See "Market for the Common Stock."

         An additional benefit to the Stock Conversion and Reorganization will be an increase in the accumulated earnings and profits of the Bank for federal income tax purposes. When the Bank in its mutual form transferred substantially all of its assets and liabilities to the Bank in connection with the MHC Reorganization, its accumulated earnings and profits tax attribute was not able to be transferred to the Bank because a non tax-free reorganization was involved. Accordingly, this tax attribute was retained by the Bank in its mutual form when it converted its charter to that of a mutual holding company, even though the underlying retained earnings were transferred to the Bank. The Stock Conversion and Reorganization has been structured to re-unite the accumulated earnings and profits and tax attributes retained by the Mutual Holding Company in the MHC Reorganization with the retained earnings of the Bank by merging the Mutual Holding Company (following its conversion to an interim federal stock savings association) with and into the Bank in a tax-free reorganization.

         If the Bank in its mutual form had undertaken a standard conversion involving the formation of a stock holding company in 1992, applicable OTS regulations would have required a greater amount of Common Stock to be sold than the amount of net proceeds raised in the Bank's initial public offering. In addition, if a standard conversion had been conducted in 1992, management of the Bank in its mutual form believed that it would have been difficult to profitably invest the larger amount of capital that would have been raised, when compared to the amount of net proceeds raised in the Bank's initial public offering. A standard conversion in 1992 also would have immediately eliminated all aspects of the mutual form of organization.

         In light of the foregoing, the Boards of Directors of the Bank and the Mutual Holding Company believe that the Stock Conversion and Reorganization and the subsequent Bank Conversion are in the best interests of such companies and their respective stockholders and Members.

Description of the Stock Conversion and Reorganization

         On April 12, 1997, the Boards of Directors of the Bank and the Mutual Holding Company adopted the Plan. The Plan was subsequently adopted as amended on July 12, 1997. On July __, 1997 the Bank organized the Company under Tennessee law as a first-tier wholly owned subsidiary of the Bank. Pursuant to the Plan: (i) the Mutual Holding Company will convert to an interim Federal stock savings bank and simultaneously will merge with and into the Bank, pursuant to which the Mutual Holding Company will cease to exist and the shares of Bank Common Stock held by the Mutual Holding Company will be canceled; and
(ii) Interim will then merge with and into the Bank. As a result of the merger of Interim with and into the Bank, the Bank will become a wholly owned subsidiary of the Company operating under the name "Lexington First Federal Savings Bank" and the Public Bank Shares will be converted into the Exchange Shares pursuant to the Exchange Ratio, which will result in the Public Stockholders owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Stock Conversion and Reorganization (i.e., the Conversion Stock and the Exchange Shares) as the percentage of Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Stock Conversion and Reorganization, before giving effect to (a) the payment of cash in lieu of issuing fractional Exchange Shares, (b) any shares of Conversion Stock purchased by the Public Stockholders in the Offerings, and (c) any exercise of dissenters' rights.

         The following diagram outlines the current organizational structure of the parties and their respective ownership interests:

---------------------------------           ---------------------------------

      Lexington First Federal
      Mutual Holding Company                        Public Stockholders

---------------------------------           ---------------------------------



                   60.54%                          39.46%
            ---------------------------------------------------






                        ---------------------------------

                             Lexington First Federal
                                  Savings Bank

                        ---------------------------------



                                      100%


                       ---------------------------------

                               Community National
                                   Corporation

                       ---------------------------------



                                      100%


                       ---------------------------------

                                     Interim
                                 (to-be-formed)

                       ---------------------------------

         The following diagram reflects the Stock Conversion and Reorganization, including (i) the merger of the Mutual Holding Company (following its conversion to an interim federal stock savings association) with and into the Bank, (ii) the merger of Interim with and into the Bank, pursuant to which the Public Bank Shares will be converted into Exchange Shares, and (iii) the offering of Conversion Stock. The diagram assumes that there are no dissenters' rights exercised and fractional shares and does not give effect to purchases of Conversion Stock by holders of Public Bank Shares or the exercise of outstanding stock options.

---------------------------------         ---------------------------------

       Purchasers of Stock                   Holders of Exchange Shares
        in the Conversion                   (Former Public Stockholders)

---------------------------------         ---------------------------------


                      60.54%                     39.46%


                   ------------------------------------------





                       ---------------------------------

                               Community National
                                   Corporation

                       ---------------------------------



                                      100%


                       ---------------------------------

                             Lexington First Federal
                                  Savings Bank

                       ---------------------------------



         Pursuant to OTS regulations, consummation of the Stock Conversion and Reorganization (including the offering of Conversion Stock in the Offerings, as described below) is conditioned upon the approval of the Plan by: (i) the OTS;
(ii) at least a majority of the total number of votes eligible to be cast by Members of the Mutual Holding Company at the Members' Meeting; and (iii) holders of at least two-thirds of the shares of the outstanding Bank Common Stock at the Stockholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting and the exercise of dissenters' rights of appraisal by the holders of less than 10% of the outstanding shares of Bank Common Stock.

Description of the Bank Conversion

         Following consummation of the Stock Conversion and Reorganization, the Board of Directors of the Bank intends to effectuate the Bank Conversion by converting the Bank to the National Bank. Upon completion of the Bank Conversion, the corporate existence of the Bank shall not cease, but the National Bank shall be deemed to be a continuation of the Bank, and shall succeed to all the rights, interests, duties and obligations of the Bank as in existence as of immediately prior to the consummation of the Bank Conversion, including but not limited to all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed. The National Bank will be a wholly owned subsidiary of the Company.

         As part of the Bank Conversion, national bank articles of association and bylaws will be adopted to allow the National Bank to operate as a national bank. By approving the Plan, the Members of the Mutual Holding Company and the Public Stockholders will thereby approve such articles of association and bylaws. The Company, as the sole stockholder of the Bank, shall approve the Bank Conversion and the Bank shall take such actions as may be necessary to consummate the Bank Conversion. The effective date of the articles of association and bylaws of the National Bank shall be the date of the consummation of the Bank Conversion. The Plan provides that the Board of Directors of the Bank may, at any time, elect not to proceed with the Bank Conversion. It is presently the intent of the Bank's Board of Directors to proceed with both the Stock Conversion and Reorganization and the Bank Conversion. The Bank has applied to the OTS and the OCC for approval of the conversion of the Bank to a national bank, and the Company has applied to the Federal Reserve Board for approval of the Company's continued ownership of 100% of the stock of the National Bank following the Bank Conversion. Consummation of the Bank Conversion requires the approval of the OCC and the Federal Reserve Board. Such approvals have not been received to date, and there can be no assurance that such approvals will be received. See "Risk Factors -- Potential Delay in Completion or Denial of Bank Conversion."

         After the Bank Conversion, the National Bank will be subject to comprehensive examination, supervision and regulation by the OCC and the FDIC. Each person holding a deposit account at the Bank immediately prior to the consummation of the Bank Conversion shall have a deposit account in the National Bank equal in dollar amount and on the same terms and conditions as in effect as of immediately prior to the consummation of the Bank Conversion. All deposit accounts will continue to be insured by the FDIC up to the maximum limits provided by law. All loans shall retain the same status after the Bank Conversion as these loans had prior to the Bank Conversion. In addition, the National Bank will continue to be a member of the Federal Home Loan Bank System.

Effects of the Conversion

         General. Prior to the Stock Conversion and Reorganization, each depositor in the Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the Mutual Holding Company based upon the balance in his account, which interest may only be realized in the event of a liquidation of the Mutual Holding Company. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the Mutual Holding Company, which is lost to the extent that the balance in the account is reduced.

         Consequently, the depositors of the Bank normally have no way to realize the value of their ownership interest in the Mutual Holding Company, which has realizable value only in the unlikely event that the Mutual Holding Company is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the Mutual Holding Company after other claims are paid.

         Upon consummation of the Stock Conversion and Reorganization, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Company. The Common Stock of the Company is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the Bank.

         Continuity. While the Stock Conversion and Reorganization is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. Following the Bank Conversion, and the National Bank will be subject to regulation by the OCC and the FDIC and the FDIC insurance of accounts will continue without interruption. After the Conversion, the Bank and the National Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The directors and officers serving the Bank at the time of the Stock Conversion and Reorganization will continue to serve a directors and officers of the Bank after the Stock Conversion and Reorganization and then the National Bank after the Bank Conversion. The directors and officers of the Company consist of individuals currently serving as directors and officers of the Mutual Holding Company and the Bank, and they generally will retain their positions in the Company after the Conversion.

         Effect on Public Bank Shares. Under the Plan, upon consummation of the Stock Conversion and Reorganization, the Public Bank Shares shall be converted into Common Stock based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of the Public Bank Shares, Common Stock will be issued in exchange for such shares. See " -- Delivery and Exchange of Certificates."

         Upon consummation of the Stock Conversion and Reorganization, the Public Stockholders of the Bank, a federally chartered savings bank, will become stockholders of the Company, a Tennessee corporation. For a description of certain changes in the rights of stockholders as a result of the Stock Conversion and Reorganization, see "Comparison of Stockholders' Rights" below.

         Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of the Stock Conversion and Reorganization will automatically continue as a depositor after the Stock Conversion and Reorganization and the Bank Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase Conversion Stock to be issued in the Offerings. Each such account will be insured by the FDIC to the same extent as before the Stock Conversion and Reorganization and the Bank Conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from the Bank nor the National Bank will be affected by the Stock Conversion and Reorganization and Bank Conversion, respectively, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Stock Conversion and Reorganization and the Bank Conversion.

         Effect on Voting Rights of Members. At present, all depositors of the Bank and borrower members are members of, and have voting rights in, the Mutual Holding Company as to all matters requiring membership action. Upon completion of the Stock Conversion and Reorganization, depositors will cease to be members and will no longer be entitled to vote at meetings of the Mutual Holding Company. Upon completion of the Stock Conversion and Reorganization, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank, and of the National Bank following the Bank Conversion. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors of the Bank will not have voting rights in the Company after the Stock Conversion and Reorganization, except to the extent that they become stockholders of the Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Company, subject to the provisions of the Company's Charter.

         After the Bank Conversion, exclusive voting rights with respect to the Company shall remain vested in the holders of the Common Stock, depositors and obligors on loans of the National Bank will not have any voting rights in the Company except and to the extent that such persons become stockholders of the Company, and the Company will have exclusive voting rights with respect to the National Bank's capital stock.

         Tax Effects. Consummation of the Stock Conversion and Reorganization is conditioned on prior receipt by the Primary Parties of rulings or opinions with regard to federal income taxation which indicate that the adoption and implementation of the Plan set forth herein will not be taxable for federal income tax purposes to the Primary Parties or the Bank's Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, Public Shareholders except as discussed below. See " -- Tax Aspects" below.

         Effect on Liquidation Rights. Were the Mutual Holding Company to liquidate, all claims of the Mutual Holding Company's creditors would be paid first. Thereafter, if there were any assets remaining, members of the Mutual Holding Company would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at the Bank immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after the Stock Conversion and Reorganization or the National Bank were to liquidate after the Bank Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the "liquidation account" to certain depositors (see " -- Liquidation Rights" below), with any assets remaining thereafter distributed to the Company as the holder of the Bank's or the National Bank's capital stock. Pursuant to the rules and regulations of the OTS, a merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation for this purpose and, in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

The Offerings

         Subscription Offering. In accordance with the Plan, rights to subscribe for the purchase of Conversion Stock have been granted under the Plan to the following persons in the following order of descending priority: (1) Eligible Account Holders; (2) tax-qualified employee stock benefit plans ("the ESOP");
(3) Supplemental Eligible Account Holders; (4) Other Members; (5) Directors, Officers and Employees; and (6) Public Stockholders. Although the Plan provides for the purchase of Conversion Stock by the ESOP, the Company currently has no plans to implement the ESOP and as a result, the ESOP will not purchase any shares of Conversion Stock in the Stock Conversion and Reorganization. All subscriptions received will be subject to the availability of Conversion Stock after satisfaction of all subscriptions by all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan and as described below under " -- Limitations on Conversion Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock at the maximum of the Valuation Price Range, and which, when combined with Exchange Shares received, does not exceed on an aggregate basis, 5% of the shares of Common Stock outstanding upon consummation of the Conversion, (ii) one-tenth of one-percent (0.10%) of the total offering of shares of Conversion Stock in the Subscription Offering, and
(iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits for all Eligible Account Holders, in each case as of the close of business on December 31, 1995 (the "Eligibility Record Date"), subject to the overall purchase limitations. See " -- Limitations on Conversion Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares first will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, unallocated shares will be allocated to subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. The subscription rights of Eligible Account Holders who are also directors or officers of the Mutual Holding Company or the Bank and their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding the Eligibility Record Date.

         Priority 2: ESOP. Had the Company implemented the ESOP, under the terms of the Plan, the ESOP would have received, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of the shares of Common Stock to be issued in the Stock Conversion and Reorganization, including any increase in the number of shares of Conversion Stock after the date hereof as a result of an increase of up to 15% in the maximum of the Valuation Price Range.

         Priority 3: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock at the maximum of the Valuation Price Range, and which, when combined with Exchange Shares received, does not exceed on an aggregate basis, 5% of the shares of Common Stock outstanding upon consummation of the Conversion, (ii) one-tenth of one percent (0.10%) of the total offering of shares of Conversion Stock in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on June 30, 1997 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations. See " -- Limitations on Conversion Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions of Supplemental Eligible Account Holders after filling all of the subscriptions of Eligible Accounts Holders, shares first will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, unallocated shares will be allocated to subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all such subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

         Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority, nontransferable subscription rights to subscribe for Conversion Stock in the Subscription Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock at the maximum of the Valuation Price Range, and which, when combined with Exchange Shares received, does not exceed on an aggregate basis, 5% of the shares of Common Stock outstanding upon consummation of the Conversion, and (ii) one-tenth of one percent (0.10%) of the total offering of shares of Conversion Stock in the Subscription Offering, subject to the overall purchase limitations. See " -- Limitations on Conversion Stock Purchases."

         In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and Supplemental Eligible Account Holders, is in excess of the total number of shares of Conversion Stock offered in the Subscription Offering, shares first will be allocated so as to permit each subscribing Other Member to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among subscribing Other Members on a pro rata basis in the same proportion as each Other Member's subscription bears to the total subscriptions of all subscribing Other Members, provided that no fractional shares shall be issued.

         Priority 5: Directors, Officers and Employees. To the extent there are sufficient shares remaining after satisfaction of all subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, directors, officers and employees of the Bank will receive, without payment therefor, fifth priority, nontransferable subscription rights to subscribe for Conversion Stock in the Subscription Offering in an amount equal to 5,000 shares of Conversion Stock per qualifying deposit or loan account (or if no account, per person), provided that the aggregate maximum number of shares of Conversion Stock that may be purchased by any person, together with associates, or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock at the maximum of the Valuation Price Range, and which, when combined with Exchange Shares received, does not exceed on an aggregate basis, 5% of the shares of Common Stock outstanding upon consummation of the Conversion. The ability of directors, officers and employees to purchase Conversion Stock under this category is in addition to rights which are otherwise available to them under the Plan, which generally allows such persons to purchase in the aggregate up to 35% of the total number of shares of Conversion Stock sold in the Offerings.
See " -- Limitations on Conversion Stock Purchases."

         In the event that directors, officers and employees subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, is in excess of the total number of shares of Conversion Stock offered in the Subscription Offering, shares will be allocated among the directors, officers and employees on a point system basis, whereby such individuals will receive subscription rights in the proportion that the number of points assigned to each of them bears to the total points assigned to all directors, officers and employees, provided that no fractional shares will be issued. One point will be assigned for each year of employment and for each salary increment of $5,000 per annum and five points for each office held in the Mutual Holding Company and the Bank, including a directorship. If any such director, officer or employee does not subscribe for his or her full allocation of shares, any shares not subscribed for may be purchased by other directors, officers and employees in proportion to their respective subscriptions, provided that no fractional shares shall be issued. For information as to the number of shares proposed to be purchased by certain of the directors and officers, see "Beneficial Ownership of Capital Stock -- Proposed Subscriptions by Directors and Executive Officers."

         Priority 6: Public Stockholders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and Directors, Officers and Employees, each Public Stockholder as of the Stockholder Voting Record Date will receive, without payment therefor, sixth priority, nontransferable subscription rights to subscribe for Conversion Stock in the Subscription Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account (or if no such account, per person), provided that the aggregate number of shares of Conversion Stock that may be purchased by any person, together with associates or groups of persons acting in concert in the Offerings is 5% of the shares sold in the Offerings, or 14,968 shares of Conversion Stock after maximum of the Valuation Price Range and which, when combined with Exchange Shares received, does not exceed on an aggregate basis, 5% of the shares of Common Stock outstanding upon consummation of the Conversion, and (ii) one-tenth of one percent (0.10%) of the total offering of shares of Conversion Stock in the Subscription Offering, subject to the overall purchase limitations. See " -- Limitations on Conversion Stock Purchases."

         In the event the Public Stockholders as of the Stockholder Voting Record Date subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and Directors, Officers and Employees, is in excess of the total number of shares of Conversion Stock offered in the Subscription Offering, available shares will be allocated among subscribing Public Stockholders as of the Stockholder Voting Record Date on a pro rata basis in the same proportion as each Public Stockholder's subscription bears to the total subscriptions of all subscribing Public Stockholders, provided that no fractional share shall be issued.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire at __:__ p.m., Central Time, on _____________, 1997, unless extended by the Primary Parties to up to 45 days after the commencement of the Subscription Offering or for such longer period as may be permitted by the OTS. Such extensions may not be extended beyond ____________, 199_. Subscription rights which have not been exercised prior to the Expiration Date will become void.

         The Primary Parties will not execute orders until at least the minimum number of shares of Conversion Stock (221,225 shares) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within

45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Expiration Date is granted, the Primary Parties will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

         Community Offering. To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, Directors, Officers and Employees and Public Stockholders, the Primary Parties may offer shares pursuant to the Plan to certain members of the general public, with preference given to natural persons residing in the Local Community (such natural persons referred to as "Preferred Subscribers"). The occurrence of the Community Offering is subject to the availability of shares of Conversion Stock for purchase after satisfaction of all orders received in the Subscription Offering. The Community Offering, if any, may commence without notice at any time after the commencement of the Subscription Offering and may terminate at any time without notice, but may not terminate later than ____________, 1997. The right of any person to purchase shares in the Community Offering, if any, is subject to the absolute right of the Primary Parties to accept or reject such purchases in whole or in part. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to 5,000 shares of Conversion Stock, provided that the number of shares which, when combined with shares subscribed for or purchased by associates and persons acting in concert, does not exceed 5.0% of the shares of Conversion Stock to be sold in the Offerings (14,969 shares at the maximum of the Valuation Price Range), and which, when combined with Exchange Shares received, does not exceed on an aggregate basis, 5% of the shares of Common Stock outstanding upon consummation of the Conversion, subject to the maximum purchase limitations. See " -- Limitations on Conversion Stock Purchases." This amount may be increased at the sole discretion of the Primary Parties.

         If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the Subscription and Community Offerings, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Primary Parties, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose orders remain unsatisfied in the same proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all Preferred Subscribers whose subscription remains unsatisfied. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the Community Offering applying the same allocation described above for Preferred Subscribers.

         Syndicated Community Offering. The Plan provides that, if feasible, all shares of Conversion Stock not purchased in the Subscription and Community Offerings may be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed. No person will be permitted to subscribe in the Syndicated Community Offering for more than 5,000 shares of Conversion Stock, subject to the maximum purchase limitations. The Primary Parties have the right to reject orders in whole or part in their sole discretion in the Syndicated Community Offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of Conversion Stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts to assist the Bank in the sale of shares in the Syndicated Community Offering.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send funds to the Bank for deposit in a segregated account. If such alternative procedure is employed, purchasers' funds are not required to be in their accounts with selected dealers until the debit date.

         The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless extended by the Primary Parties with the approval of the OTS. See " -- Stock Pricing, Exchange Ratio and Number of Shares to be Issued" below for a discussion of rights of subscribers, if any, in the event an extension is granted.

Stock Pricing, Exchange Ratio and Number of Shares to be Issued

         The Plan requires that the purchase price of the Conversion Stock must be based on the appraised pro forma market value of the Conversion Stock, as determined on the basis of an independent valuation. The Primary Parties have retained Ferguson & Co. to make such valuation. For its services in making such appraisal, plus the preparation of a business plan, and any expenses incurred in connection therewith, Ferguson & Co. will receive a maximum fee of $25,000 plus out-of-pocket expenses. The Primary Parties have agreed to indemnify Ferguson & Co. and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Ferguson & Co.'s liability results from its negligence or bad faith.

         The Appraisal has been prepared by Ferguson & Co. in reliance upon the information contained in this Prospectus, including the Financial Statements. Ferguson & Co. also considered the following factors, among others: the present and projected operating results and financial condition of the Primary Parties and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly traded companies located in Tennessee and other regions of the United States; the aggregate size of the offering of the Conversion Stock; the impact of the Stock Conversion and Reorganization on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for the Bank Common Stock and securities of comparable companies and general conditions in the market for such securities.

         On the basis of the foregoing, Ferguson & Co. has advised the Primary Parties that in its opinion the estimated pro forma market value of the Bank and the Mutual Holding Company on a combined basis was $4.3 million as of June 20, 1997. Because the holders of the Public Bank Shares will continue to hold the same aggregate percentage ownership interest in the Company as they currently hold in the Bank (before giving effect to additional purchases in the Offerings and fractional shares), the Appraisal was multiplied by the Mutual Holding Company's percentage interest in the Bank (i.e., 60.54%) to determine the midpoint of the valuation ($4,300,000), and the minimum and maximum of the valuation were set at 15% below and above the midpoint, respectively, resulting in a range of $3,655,000 to $4,945,000. The Boards of Directors of the Primary Parties determined that the Conversion Stock would be sold at $10.00 per share, resulting in a range of 221,255 to 299,370 shares of Conversion Stock being offered. Upon consummation of the Stock Conversion and Reorganization, the Conversion Stock and the Exchange Shares will represent approximately 60.54% and 39.46%, respectively, of the Company's total outstanding shares. The Boards of Directors of the Primary Parties reviewed Ferguson & Co.'s appraisal report, including the methodology and the assumptions used by Ferguson & Co., and determined that the Valuation Price Range was reasonable and adequate. The Boards of Directors of the Primary Parties also established the formula for determining the Exchange Ratio based on the OTS policy that requires the holders of the Public Bank Shares prior to the Stock Conversion and Reorganization to receive Exchange Shares in an amount that will result in them owning in the aggregate approximately the same percentage of the Company as they owned of the Bank. Based upon such formula and the Valuation Price Range, the Exchange Ratio ranged from a minimum of 1.639 to a maximum of 2.218 Exchange Shares for each Public Bank Share, with a midpoint of 1.928. Based upon these Exchange Ratios, the Company expects to issue between 144,220 and 195,170 shares of Exchange Shares to the holders of Public Bank Shares outstanding immediately prior to the consummation of the Stock Conversion and Reorganization. The Valuation Price Range and the Exchange Ratio may be amended with the approval of the OTS, if required or if necessitated by subsequent developments in the financial condition of any of the Primary Parties or market conditions generally. In the event the Appraisal is updated to below $3.65 million or above $5.68 million (the maximum of the Valuation Price Range, as adjusted by 15%), such Appraisal will be filed with the SEC by post-effective amendment.

         Based upon current market and financial conditions and recent practices and policies of the OTS, in the event the Company receives orders for Conversion Stock in excess of $2.99 million (the maximum of the Valuation Price Range) and up to $3.44 million (the maximum of the Valuation Price Range, as adjusted by 15%), the Company may be required by the OTS to accept all such orders. No assurances, however, can be made that the Company will receive orders for Conversion Stock in excess of the maximum of the Valuation Price Range or that, if such orders are received, that all such orders will be accepted because the Company's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from Ferguson & Co. which reflects such an increase in the valuation and the approval of such increase by the OTS. There is no obligation or understanding on the part of management to take and/or pay for any shares of Conversion Stock in order to complete the Offerings.

         The following table sets forth, based upon the minimum, midpoint, maximum and 15% above the maximum of the Valuation Price Range, the following:
(i) the total number of shares of Conversion Stock and Exchange Shares to be issued in the Stock Conversion and Reorganization, (ii) the percentage of the total Common Stock represented by the Conversion Stock and the Exchange Shares, and (iii) the Exchange Ratio. The table assumes that there is no cash paid in lieu of issuing fractional Exchange Shares and there are no shares for which the holders perfect appraisal rights.

                           Conversion Stock          Exchange Shares                Total
                            to be Issued              to be Issued             Common Stock to       Exchange
                        ---------------------     ---------------------
                        Amount        Percent     Amount        Percent         be Outstanding         Ratio
                        ------        -------     ------        -------         --------------         -----
Minimum..............    221,255      60.54%      144,220        39.46%            365,475             1.639
Midpoint.............    260,300      60.54       169,650        39.46             429,950             1.928
Maximum..............    299,370      60.54       195,170        39.46             494,540             2.218
15% above maximum        344,275      60.54       224,380        39.46             568,655             2.550

         Ferguson & Co.'s valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. Ferguson & Co. did not independently verify the Financial Statements and other information provided by the Bank and the Mutual Holding Company, nor did Ferguson & Co. value independently the assets or liabilities of the Bank. The valuation considers the Bank and the Mutual Holding Company as going concerns and should not be considered as an indication of the liquidation value of the Bank and the Mutual Holding Company. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Conversion Stock or receiving Exchange Shares in the Stock Conversion and Reorganization will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

         No sale of shares of Conversion Stock or issuance of Exchange Shares may be consummated unless prior to such consummation Ferguson & Co. confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of a share of Common Stock upon consummation of the Stock Conversion and Reorganization. If such is not the case, a new Valuation Price Range may be set, a new Exchange Ratio may be determined based upon the new Valuation Price Range, a new Subscription and Community Offering and/or Syndicated Community Offering may be held or such other action may be taken as the Primary Parties shall determine and the OTS may permit or require.

         Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of shares of Conversion Stock to be issued in the Offerings may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Valuation Price Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Valuation Price Range or more than 15% above the maximum of such range purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any increase or decrease in the number of shares of Conversion Stock will result in a corresponding change in the number of Exchange Shares, so that upon consummation of the Stock Conversion and Reorganization the Conversion Stock and the Exchange Shares will represent approximately 60.54% and 39.46%, respectively, of the Company's total outstanding shares of Common Stock.

         An increase in the number of shares of Conversion Stock would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares of Conversion Stock would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholders' equity on an aggregate basis. See "Risk Factors -- Possible Dilutive Effect of Issuance of Additional Shares" and "Pro Forma Data."

         The appraisal report of Ferguson & Co. has been filed as an exhibit to this Registration Statement and Application for Conversion of which this Prospectus is a part and is available for inspection in the manner set forth under "Additional Information."

Persons in Nonqualified States or Foreign Countries

         The Primary Parties will make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Primary Parties are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (i) the number of persons otherwise eligible to subscribe for shares under the Plan who reside in such jurisdiction is small; (ii) the granting of subscription rights or the offer or sale of shares of Conversion Stock to such persons would require any of the Primary Parties or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent, or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (iii) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, the Primary Parties will base their decision as to whether or not to offer the Conversion Stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares, or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

Limitations on Conversion Stock Purchases

         The Plan includes the following limitations on the number of shares of Conversion Stock which may be purchased:

                  (1) No less than 25 shares of Conversion Stock may be purchased, to the extent such shares are available;

                  (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of the Common Stock that may be purchased by any person, together with associates, or group of persons acting in concert in the Offerings is 5% of the Conversion Stock (14,969 shares at the maximum of the Valuation Price Range), (ii) one-tenth of 1% (0.10%) of the total offering of shares of Conversion Stock in the Subscription Offering and
         (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (6) below;

                  (3) Although the Plan provides that the ESOP may purchase in the aggregate up to 10% of the shares of Common Stock to be issued in the Stock Conversion and Reorganization, including any additional shares issued in the event of an increase in the Valuation Price Range, the Company currently has no plans to implement the ESOP. As a result, no shares of Conversion Stock will be purchased by the ESOP.

                  (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account, provided that the aggregate maximum number of shares of the Common Stock that may be purchased by any person, together with associates, or group of persons acting in concert in the Offerings is 5% of the Conversion Stock , (ii) one-tenth of 1% (.10%) of the total offering of shares of Conversion Stock in the Subscription Offering and
         (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (6) below;

                  (5) Each Other Member, Public Stockholder or any other Person purchasing shares of Conversion Stock in the Subscription Offering, Community Offering or in the Syndicated Community Offering may subscribe for and purchase in the respective Offering up to the greater of (i) 5,000 shares of Conversion Stock per qualifying deposit or loan account (or 5,000 shares of Conversion Stock per person, for persons purchasing in the Community Offering or Syndicated Community Offering), provided that the aggregate maximum number of shares of the Common Stock that may be purchased by any person, together with associates, or group of persons acting in concert in the Offerings is 5% of the Conversion Stock and (ii) one-tenth of 1% (.10%) of the total offering of shares of Conversion Stock in the Subscription Offering, subject to the overall limitation in clause (6) below;

                  (6) Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and Public Stockholders may purchase stock in the Subscription Offering, Community and Syndicated Community Offerings subject to the purchase limitations described above, provided that, the maximum number of shares of Common Stock subscribed for or purchased in all categories by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed the number of shares of Conversion Stock that when combined with Exchange Shares received exceed 5.0% of the total number of shares of Common Stock outstanding upon consummation of the Conversion. Such percentage may be increased but to no greater than 9.9% of the total number of shares of Common Stock outstanding upon consummation of the Conversion provided that: (a) each person who has subscribed for the maximum number of shares of Conversion Stock shall have been offered the opportunity to increase his subscription to such percentage of Conversion Stock, subject to the purchase limitations by category in the Subscription Offering and (b) the aggregate number of shares subscribed for by all subscribers in excess of 5.0% does not exceed 10.0% of the total number of shares of Conversion Stock to be sold in the Offerings; and

                  (7) No more than 35% of the total number of shares sold in the Offerings including Exchange Shares received may be purchased by directors and officers of the Mutual Holding Company and the Bank and their associates in the aggregate.

         For purposes of the purchase limitations set forth in the Plan of Conversion, Exchange Shares will be valued at the same price that shares of Conversion Stock are issued in the Offerings.

         In the event of an increase in the total number of shares of Conversion Stock offered in the Conversion due to an increase in the Valuation Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in an order of priority in accordance with the Plan. Although the Plan provides that the ESOP be granted the first priority in the allocation of the Adjusted Maximum number of shares, the Company has no plans to implement the ESOP. Therefore, under the terms of the Plan, the additional shares will be allocated in the following order of priority: (i) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders, inclusive of the Adjusted Maximum; (ii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, inclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members, inclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Public Stockholders, to fill unfulfilled subscriptions of Public Stockholders, inclusive of the Adjusted Maximum; and (v) to fill unfulfilled subscriptions in the Community Offering, inclusive of the Adjusted Maximum.

         The term "associate" of a person is defined to mean (i) any corporation or other organization (other than the Primary Parties or a majority-owned subsidiary of the Bank of the Holding Company) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Primary Parties or any of their subsidiaries.

         Notwithstanding anything to the contrary contained in the Plan, no Public Stockholder will be required to sell any Bank Common Stock or be limited in receiving Exchange Shares provided that their aggregate ownership of Common Stock including Conversion Stock purchased in the Offerings and Exchange Shares received would not exceed 5.0% of the total number of shares of Common Stock outstanding immediately following the Stock Conversion and Reorganization. Such percentage may be increased, but to no greater than 9.9% of the total number of shares outstanding provided: (a) each person who has subscribed for the maximum number of shares of Conversion Stock shall have been offered the opportunity to increase their subscriptions to such percentage of the Conversion Stock (subject to the availability of shares and the limitations on subscriptions in excess of 5.0% described above); and (b) the aggregate number of shares held by all stockholders in excess of 5.0% shall not exceed 10.0% of the total number of shares of Common Stock outstanding immediately following the Stock Conversion and Reorganization. In calculating the percentage ownership of any stockholder for purposes of this limitation, the number of shares outstanding shall be deemed to include any shares which the stockholder has the right to acquire pursuant to presently exercisable options. In the event a Public Stockholder's ownership would exceed the foregoing limitation, the Company shall have the right to reject, limit or revoke acceptance of any subscription or order from such person and/or the right to purchase any excess shares from such person at $10.00 per share.

Marketing Arrangements

         The Primary Parties have engaged Trident Securities as a financial advisor and marketing agent in connection with the offering of the Conversion Stock, and Trident Securities has agreed to use its best efforts to assist the Bank in connection with the offering of shares of Conversion Stock. Trident Securities is a member of the National Association of Securities Dealers, Inc. ("NASD") and a broker-dealer which is registered with the SEC. Trident Securities will provide various services including, but not limited to: (i) training and educating the Bank's employees who will be

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performing certain ministerial functions in the Offerings regarding the mechanics and regulatory requirements of the stock sales process; (ii) providing its employees to staff the Stock Information Center to assist the Bank's customers and internal stock purchasers and to keep records of orders for shares of Conversion Stock; (iii) targeting the Company's sales efforts, including preparation of marketing materials; and (iv) assisting in the solicitation of proxies of Members and Stockholders for use at the Members' Meeting and the Stockholder's Meeting, respectively. Based upon negotiations between the Primary Parties and Trident Securities, Trident Securities will receive a fixed fee of $65,000. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee to selected broker-dealers for shares sold by such NASD member firms pursuant to a selected dealers agreement in an amount to be agreed upon jointly by Trident Securities and the Bank to reflect market requirements at the time of any Syndicated Community Offering. Fees to Trident Securities and to any other broker-dealer may be deemed to be underwriting fees, and Trident Securities and such broker-dealers may be deemed to be underwriters. Trident Securities also will be reimbursed for its' reasonable legal fees and expenses not to exceed $10,000 and its reasonable out-of-pocket expenses not to exceed $10,000. The Primary Parties have agreed to indemnify Trident Securities for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act.

         Directors and executive officers of the Primary Parties may participate in the solicitation of offers to purchase Conversion Stock. Other employees of the Bank may participate in the Offerings in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Conversion Stock or provide advice regarding the purchase of Conversion Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. The Company will rely on Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Conversion Stock. No officer, director or employee of the Primary Parties will be compensated in connection with his solicitations or other participation in the Offerings or the Exchange by the payment of commissions or other remuneration based either directly or indirectly on transactions in the Conversion Stock and Exchange Shares, respectively.

Procedure for Purchasing Shares in the Offerings

         To ensure that each purchaser receives a Prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery of the Prospectus in accordance with Rule 15c2-8. Order forms will only be distributed with a Prospectus.

         To purchase shares in the Offerings, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at the Bank (which may be given by completing the appropriate blanks in the order form), must be received by the Bank at any of its offices by __:__ p.m., Central Time, on the Expiration Date. In addition, the Primary Parties will require a prospective purchaser to execute a certification in connection with any sale of Conversion Stock and will not accept order forms unless such a certification is executed. Order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank will not accept orders submitted or photocopied or facsimiled order forms nor order forms unaccompanied by an executed certification form. The Primary Parties have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Primary Parties, unless the Offerings have not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (December 31, 1995) or the Supplemental Eligibility Record Date (June 30, 1997) and depositors as of the close of business on the Voting Record Date (__________, 1997) and borrowers as of _________, 199_ whose loans are still

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

outstanding on the Voting Record Date must list on the order form all accounts in which they have an ownership interest, giving all names in each account and the account numbers.

         Payment for subscriptions may be made (i) in cash if delivered in person at any office of the Bank, (ii) by check or money order or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. The Primary Parties also may elect to receive payment for shares of Conversion Stock by wired funds. Funds from payments made by cash, check or money order will be deposited in a segregated account at the Bank and will earn interest at the Bank's passbook rate of interest from the date payment is received until completion or termination of the Stock Conversion and Reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Stock Conversion and Reorganization, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Stock Conversion and Reorganization.

         If a subscriber authorizes the Bank to withdraw the aggregate amount of the purchase price from a deposit account, the Bank will do so as of the effective date of the Stock Conversion and Reorganization. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

         Owners of self-directed Individual Retirement Accounts ("IRAs"), Keogh or similar accounts may use the assets of such accounts to purchase shares of Conversion Stock in the Offerings, provided that such accounts are not maintained at the Bank. Persons with such accounts maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Conversion Stock in the Subscription and Community Offerings. In addition, ERISA provisions and IRS regulations require that officers, directors and 10% stockholders who use self- directed IRA, Keogh and similar account funds to purchase shares of Conversion Stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the accounts. Any interested parties wishing to use such funds for stock purchases are advised to contact the Stock Information Center for additional information.

Restrictions on Transfer of Subscription Rights and Shares

         Pursuant to the rules and regulations of the OTS, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Conversion Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares.

         The Primary Parties will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

Regulation Restrictions on Acquisition of Common Stock

         Current federal regulations prohibit any person from making an offer, announcing an intent to make an offer, entering into any other arrangement to purchase Common Stock or acquiring Common Stock or subscription rights in the Company from another person prior to completion of the Stock Conversion and Reorganization. Further, no person may make an offer or an announcement of an offer to purchase shares or actually acquire shares in the Company at any time after the date of completion of the Stock Conversion and Reorganization, if, upon the completion of such offer or acquisition, that person would become the beneficial owner of more than 10% of the Company's outstanding stock, without the prior written approval of the OTS. The OTS has defined the word "person" to include any individual, group

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

acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to the Company or underwriters or members of a selling group acting on behalf of the Company for resale to the general public are exempt. The regulations also provide civil penalties for willful violation or assistance of any such violation of the regulation by any person connected with the management of the Company following the Stock Conversion and Reorganization. The Charter of the Company includes a similar 10% beneficial ownership limitation, and, moreover, provides that when any person, directly or indirectly, acquires beneficial ownership of more than 10% of the Company's capital stock following the Stock Conversion and Reorganization without the prior approval by a two-thirds vote of the Continuing Directors of the Company, the shares in excess of 10% shall be counted as only a one-hundredth (1/100th) of a vote. See "Comparison of Stockholders' Rights."

         In addition to the foregoing restrictions, any person or group of persons acting in concert who propose to acquire 10% or more of the Company's outstanding shares may be presumed under OTS or federal regulations, as the case may be, to be acquiring control of the Company and will be required to submit prior notice to the OTS or the Federal Reserve Board under the Change in Bank Control Act and the Federal Reserve Board regulations thereunder. Furthermore, following the Bank Conversion, the acquisition of control of the Company by any company will be subject to the prior approval of the Federal Reserve Board under the BHCA. See "Restrictions on Acquisition of the Company."

Liquidation Rights

         In the unlikely event of a complete liquidation of the Mutual Holding Company in its present mutual form, each depositor of the Bank would receive his pro rata share of any assets of the Mutual Holding Company remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Stock Conversion and Reorganization, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank or the Company above that amount.

         The Plan provides for the establishment of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Bank upon the completion of the Stock Conversion and Reorganization and in the National Bank after the Bank Conversion, in an amount equal to the amount of any dividends waived by the Mutual Holding Company plus the greater of (i) the Bank's retained earnings of $2.6 million at March 31, 1992, the date of the latest balance sheet contained in the final offering circular utilized in the Bank's initial public offering, or (ii) 60.54% of the Bank's total stockholders' equity as reflected in its latest balance sheet contained in the final Prospectus utilized in the Offerings. As of the date of this Prospectus, the initial balance of the liquidation account would be $3.9 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the Stock Conversion and Reorganization or upon a complete liquidation of the National Bank after the Bank Conversion, to an interest in the liquidation account prior to any payment to the Company as the sole stockholder of the Bank or the National Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Bank at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on Supplemental Eligibility Record Date, as the case may be bore to the balance of all deposit accounts in the Bank (or the National
Bank) on such date.

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

         If, however, on any December 31 annual closing date of the Bank, commencing December 31 for Eligible Account Holders and December 31 for Supplemental Eligible Account Holders, the amount in any deposit account is less than the amount in such deposit account on December 31, 1995 or June 30, 1997, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank and following the Bank Conversion, as the sole stockholder of the National Bank.

         The Bank Conversion shall not be deemed to be a complete liquidation of the Bank for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account, and all rights and obligations of the Bank in connection therewith shall be assumed by the National Bank. The liquidation account shall be maintained by the National Bank, under the same rules and conditions applicable to the Bank, subsequent to the Bank Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their deposit accounts in the National Bank.

Tax Aspects

         Consummation of the Stock Conversion and Reorganization is expressly conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Tennessee tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Bank, the Company or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. This condition may not be waived by the Primary Parties.

         Housley Kantarian & Bronstein, P.C., Washington, D.C., has issued an opinion to the Company and the Bank to the effect that, for federal income tax purposes: (1) the conversion of the Mutual Holding Company from mutual to stock form and the simultaneous merger of the Mutual Holding Company with and into the Bank, with the Bank being the surviving institution, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; (2) no gain or loss will be recognized by the Bank upon the receipt of the assets of the converted Mutual Holding Company in such merger; (3) the merger of Interim with and into the Bank, with the Bank being the surviving institution, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; (4) no gain or loss will be recognized by Interim upon the transfer of its assets to the Bank; (5) no gain or loss will be recognized by the Bank upon the receipt of the assets of Interim; (6) no gain or loss will be recognized by the Company upon the receipt of Bank Common Stock solely in exchange for Common Stock; (7) no gain or loss will be recognized by the Public Stockholders upon the receipt of Common Stock solely in exchange for their Public Bank Shares; (8) the basis of the Common Stock to be received by the Public Stockholders will be the same as the basis of the Public Bank Shares surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional shares; (9) the holding period of the Common Stock to be received by the Public Stockholders will include the holding period of the Public Bank Shares, provided that the Public Bank Shares were held as a capital asset on the date of the exchange; (10) no gain or loss will be recognized by the Company upon the sale of shares of Conversion Stock in the Offerings; (11) the Eligible Account Holders and Supplemental Eligible Account Holders will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Bank following the Stock Conversion and Reorganization, interests in the liquidation account and nontransferable subscription rights to purchase Conversion Stock, but only to the extent of the value, if any, of the subscription rights; and (12) the tax basis to the holders of Conversion Stock purchased in the Offerings will be the amount paid therefor, and the holding period for the shares of Conversion Stock will begin on the date of consummation of the Offerings if purchased through the exercise of subscription rights and on the day after the date of purchase if purchased in the Community Offering or Syndicated Community Offering.

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

         Arnold, Spain & Co., P.C., Jackson, Tennessee has issued an opinion to the Company and the Bank to the effect that the income tax consequences of the Stock Conversion and Reorganization and Bank Conversion are substantially the same under Tennessee laws as they are under the Code.

         In the opinion of Ferguson & Co., which opinion is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Conversion Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Conversion Stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of such rights likely would be taxable only to those eligible subscribers who exercise the subscription rights (either as a capital gain or ordinary income) in an amount equal to such value, and the Primary Parties could recognize gain on such distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

         Unlike private rulings, an opinion is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

Delivery and Exchange of Certificates

         Conversion Stock. Certificates representing Conversion Stock issued in connection with the Offerings will be mailed by the Company's transfer agent for the Common Stock to the persons entitled thereto at the addresses of such persons appearing on the stock order form for Conversion Stock as soon as practicable following consummation of the Stock Conversion and Reorganization. Any certificates returned as undeliverable will be held by the Company until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for Conversion Stock are available and delivered to subscribers, subscribers may not be able to sell such shares.

         Exchange Shares. After consummation of the Stock Conversion and Reorganization, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Bank Common Stock (other than the Mutual Holding Company), upon surrender of the same to an agent, duly appointed by the Company, which is anticipated to be the transfer agent for the Common Stock (the "Exchange Agent"), will be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Common Stock for which the shares of Bank Common Stock theretofore represented by the certificate or certificates so surrendered will have been converted based on the Exchange Ratio. The Exchange Agent will promptly mail to each such holder of record of an outstanding certificate which immediately prior to the consummation of the Stock Conversion and Reorganization evidenced shares of Bank Common Stock, and which is to be exchanged for Common Stock based on the Exchange Ratio as provided in the Plan, a form of letter of transmittal (which will specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Stock Conversion and Reorganization and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Common Stock. The Bank's stockholders should not forward Bank Common Stock certificates to the Bank or the Exchange Agent until they have received the transmittal letter.

         No holder of a certificate theretofore representing shares of Bank Common Stock shall be entitled to receive any dividends in respect of the Common Stock into which such shares shall have been converted by virtue of the Stock Conversion and Reorganization until the certificate representing such shares of Bank Common Stock is surrendered in exchange for certificates representing shares of Common Stock. In the event that dividends are declared and paid by the Company in respect of Common Stock after the consummation of the Stock Conversion and Reorganization but prior to surrender of certificates representing shares of Bank Common Stock, dividends payable in respect of shares of Common Stock not then issued will accrue (without interest). Any such dividends will be paid (without interest) upon surrender of the certificates representing such shares of Bank Common Stock. The Company will be entitled, after the consummation of the Stock Conversion and Reorganization, to treat certificates representing shares of Bank Common Stock as evidencing ownership of the number of full shares of Common Stock into which the shares of Bank Common Stock represented by such certificates will have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

         The Company shall not be obligated to deliver a certificate or certificates representing shares of Common Stock to which a holder of Bank Common Stock would otherwise be entitled as a result of the Stock Conversion and Reorganization until such holder surrenders the certificate or certificates representing the shares of Bank Common Stock for exchange as provide above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Company. If any certificate evidencing shares of Common Stock is to be issued in a name other than that in which the certificate evidencing Bank Common Stock surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

Required Approvals

         Various approvals of OTS are required in order to consummate the Stock Conversion and Reorganization. The OTS has approved the Plan, subject to approval by the Mutual Holding Company's Members and the Bank's Stockholders. In addition, consummation of the Stock Conversion and Reorganization is subject to OTS approval of the application of the Company to acquire control of the Bank and the applications with respect to the merger of the Mutual Holding Company (following its conversion to an interim federal stock savings association) into the Bank and the merger of Interim into the Bank, with the Bank being the surviving entity in both mergers. Applications for these approvals have been filed and approved by the OTS subject to certain conditions. The Bank has also applied to the OTS and OCC for approval of the conversion of the Bank to a national bank and the Company has applied to the Federal Reserve Board for the Company's continued ownership of 100% of the capital stock of the National Bank. The Bank Conversion is contingent upon the approval of the OCC and Federal Reserve Board.

         Pursuant to OTS regulations, the Plan also must be approved by (1) at least a majority of the total number of votes eligible to be cast by Members of the Mutual Holding Company at the Members' Meeting, and (2) holders of at least two-thirds of the outstanding Bank Common Stock at the Stockholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Stock Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting.

Dissenters' Rights of Appraisal

         Holders of Bank Common Stock are entitled to appraisal rights under
Section 552.14 of the OTS regulations as a result of the merger of the Mutual Holding Company (following its conversion to a federal interim stock savings institution) with and into the Bank and the merger of the Bank with and into Interim, with the Bank to be the surviving entity in both mergers. A holder of shares of Bank Common Stock wishing to exercise his appraisal rights must deliver to the Secretary of the Bank, before the vote on the Plan at the Stockholders' Meeting, a writing which identifies such stockholder and which states his intention to demand appraisal of and payment for his shares of Bank Common Stock. Such demand must be in addition to and separate from any proxy or vote against the Plan. Any such stockholder who wishes to exercise such appraisal rights should review carefully the discussion of such rights in the Bank's proxy statement, including Appendix A thereto, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under Section 552.14. All written demands for appraisal should be sent or delivered to the attention of the Secretary of the Bank, 19 Natchez Trace Drive, Lexington, Tennessee 40965 so as to be received prior to the vote at the Stockholders' Meeting with respect to the Plan. Pursuant to the Plan, consummation of the Stock Conversion and the Reorganization is conditioned upon holders of less than 10% of the outstanding Bank Common Stock exercising appraisal rights, which condition may, in the sole discretion of the Primary Parties, be waived.

         In determining whether or not to exercise appraisal rights, current Public Stockholders should review the comparison of their rights as Public Stockholders with their rights as stockholders of the Company following consummation of the Stock Conversion and Reorganization. Such comparison is contained in the Bank's proxy statement to its stockholders under "The Conversion -- Comparison of Stockholders' Rights." Because the Company is governed by the Tennessee Business Corporation Act and the Bank is governed by federal law, including OTS regulations, there are material differences between the rights of stockholders of the Bank and stockholders of the Company.

Certain Restrictions on Purchase or Transfer of Shares after the Stock Conversion and Reorganization

         All shares of Conversion Stock purchased in connection with the Stock Conversion and Reorganization by a director or an executive officer of the Primary Parties will be subject to a restriction that the shares not be sold for a period of one year following the Stock Conversion and Reorganization, except in the event of the death of such director or executive officer or pursuant to a merger or similar transaction approved by the OTS. Each certificate of restricted shares will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to the Company's transfer agent. Any shares of Common Stock issued within this one-year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Company will also be subject to the insider trading rules promulgated pursuant to the Exchange Act.

         Purchases of Conversion Stock of the Company by directors, executive officers and their associates during the three-year period following completion of the Stock Conversion and Reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of the Company's outstanding Common Stock or to the purchase of stock pursuant to any tax qualified employee stock benefit plan, by any non-tax qualified employee stock benefit plan, or to any transaction occurring after the consummation of the Bank Conversion unless OTS approval of the Bank Conversion otherwise requires.

         If the Bank Conversion is not consummated, pursuant to OTS regulations, the Company will generally be prohibited from repurchasing any shares of Common Stock within one year following consummation of the Stock Conversion and Reorganization. During the second and third years following consummation of the Stock Conversion and Reorganization, the Company may not repurchase any shares of its Common Stock other than pursuant to: (i) an offer to all stockholders on a pro rata basis which is approved by the OTS; (ii) the repurchase of qualifying shares of a director, if any; (iii) purchases in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan; or (iv) purchases that are part of an open-market program not involving more than 5% of its outstanding capital stock during a 12-month period, if the repurchases do not cause the Bank to become undercapitalized and the Bank provides to the Regional Director of the OTS no later than ten days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. However, the Regional Director has authority to permit repurchases during the first year following consummation of the Stock Conversion and Reorganization and to permit repurchases in excess of 5% during the second and third years upon the establishment of exceptional circumstances (i.e., where such repurchases would be in the best interests of the institution and its stockholders). Well-capitalized institutions have received their Regional Directors' permission to engage in repurchases during the first year following consummation of a conversion.

         However, upon consummation of the Bank Conversion, the Company's ability to repurchase its capital stock will be governed by the Federal Reserve Board's regulations. Under the Federal Reserve Board's regulations, any bank holding company that is not well-capitalized and not in generally satisfactory condition must notify the Federal Reserve Board before purchasing or redeeming its equity securities if the gross consideration for the purchase or redemption, when aggregated with the net consideration paid by the company for all purchases and redemptions during the preceding 12 months, is equal to 10% or more of the company's consolidated retained earnings. The Federal Reserve Board may

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disapprove a proposed purchase or redemption if it finds that the proposal would constitute an unsafe or unsound practice or would violate any directive of, condition imposed by or written agreement with, the Federal Reserve Board. Under the Federal Reserve Board's regulations, no such prior notice of repurchases is required to be given by a bank holding company that has received one of the two highest examination ratings at its most recent supervisory inspection, is not the subject of any unresolved supervisory issues and is, and after giving effect to the proposed repurchase will continue to be, well-capitalized.


                      COMPARISON OF STOCKHOLDERS' RIGHTS

General

         As a result of the Stock Conversion and Reorganization, holders of the Bank Common Stock will become stockholders of the Company, a Tennessee corporation. There are certain differences in stockholder rights arising from distinctions between the Bank's and the Company's Charter and Bylaws and between Tennessee law and federal law.

         The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the respective Charter and Bylaws of the Company and Lexington First and the Tennessee Business Corporation Act.

Authorized Capital Stock

         The Company's authorized capital stock consists of 8,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, whereas the Bank's authorized capital stock consists of 8,000,000 shares of Bank Common Stock and 2,000,000 shares of preferred stock (the "Bank Preferred Stock"). The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Stock Conversion and Reorganization to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with its fiduciary duty, to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duties, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board currently has no plan for the issuance of additional shares, other than the possible issuance of additional shares pursuant to stock benefit plans.

Issuance of Capital Stock

         Pursuant to applicable laws and regulations, the Mutual Holding Company is required to own not less than a majority of the outstanding Bank Common Stock. There will be no such restriction applicable to the Company following consummation of the Stock Conversion and Reorganization.

         The Charter of the Company does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of the Company. Thus, stock-related compensation plans such as stock option plans could be adopted by the Company without stockholder approval and shares of Company capital stock could be issued directly to directors or officers without stockholder approval. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. In addition, it is a condition to OTS approval of the Stock Conversion and Reorganization that the Company not take any action that would cause the

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Common Stock to be delisted from the Nasdaq Stock Market if it were so listed.
The rules of the Nasdaq Stock Market generally require approval of new stock benefit plans and other large stock issuances. The Company plans to submit the new stock compensation plans discussed herein to it stockholders for approval.

Voting Rights

         Stockholders of the Bank currently may cumulate votes in elections of directors. Under Tennessee law, unless a corporation's charter so provides, stockholders are not entitled to cumulate their votes in the election of directors. The Company's Charter does not provide for cumulative voting. The restriction against cumulative voting will help to ensure continuity and stability of both the Company's and the Bank's board of Directors, respectively, and the policies adopted by each, and possibly by delaying, deterring or discouraging proxy contests.

         Neither the Bank's Charter nor the Charter of the Company contain any specification of or limitation on the circumstances under which separate class voting rights may be provided to a particular class or series of either Bank or Company Preferred Stock.

         For additional information relating to voting rights, see " -- Limitations on Acquisitions of Voting Stock and Voting Rights" below.

Payment of Dividends

         The ability of the Bank to pay dividends on its capital stock is restricted by OTS regulations. See "Regulation -- Depository Institution Regulation -- Dividend Limitations." Although the Company is not subject to these restrictions as a Tennessee corporation, such restrictions will indirectly affect the Company because dividends from the Bank will be a primary source of funds of the Company for the payment of dividends to stockholders of the Company.

         The Tennessee Business Corporation Act generally provides that, subject to any restrictions in the corporation's charter, a Tennessee corporation may make a distribution to its stockholders unless, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus (unless the charter permits otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Board of Directors

         The Bank's Bylaws require that the Board of Directors of the Bank be divided into three classes, as nearly equal in number as possible, with the members of each class elected for a term of three years and until their successors are elected and qualified. The Company's Charter also requires the Board of Directors of the Company to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under the Bank's Bylaws, vacancies on the Board of Directors may be filled by the affirmative vote of a majority vote of the then remaining directors, even though less than a quorum. Under the Company's Charter, vacancies are generally required to be filled by a two-thirds vote of the directors then in office, even though less than a quorum and any director so chosen shall be elected for the unexpired term of his predecessor in office and until such director's successor shall have been elected and qualified. Any director so chosen may serve only until the next election of one or more directors by the stockholders.

         Under the Bank's Bylaws a director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Under the Company's Charter, directors may generally be removed

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only with cause by an affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, except as otherwise required by law.

Limitations on Liability

         The Company's Charter provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a directors except for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act. The Company's Charter further provides that if the Tennessee Business Corporation Act is ever amended or other Tennessee law enacted to permit further elimination of liability, then the liability of directors of the Company shall be eliminated or limited to the fullest extent permitted by law.

         Neither the Bank's Charter nor Bylaws contains any similar provision.

Indemnification of Directors, Officers, Employees and Agents

         The Bank's Charter and Bylaws do not contain any provision relating to indemnification of directors and officers of the Bank. Pursuant to OTS regulations, however, the Bank is required to indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the institution for (i) any amount for which that person becomes liable under a judgment in such action and (ii) reasonable costs and expenses, including reasonable attorney's, actually paid and incurred by that person in defending or settling such action, or in enforcing his or her rights to indemnification, provided that he or she attains a favorable judgment in such enforcement action. In order to be eligible for such indemnification, however, a person must obtain a final judgment in his or her favor or, in the case of (i) settlement, (ii) final judgment against him or her or (iii) a final judgment in his or her favor but not on the merits, indemnification will only be available if a majority of the disinterested directors of the institution determine that he or she was acting in good faith, within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the institution. The Bank is permitted by regulation to authorize payment of reasonable costs and expenses, including reasonable attorney's fees prior to the conclusion of the action upon a finding by the majority of the directors that, in connection with an action, the person ultimately may become entitled to indemnification under the above-described standards. Before making such advance payment, however, the institution must obtain an agreement that it will be repaid if the person on whose behalf payment is made is later determined not to be entitled to indemnification.

         The Company's Charter provides that the Company shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, if: (i) he conducted himself in good faith; (ii) he reasonably believed, (A) in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interests and (B) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company's Charter also requires that the Company indemnify any director and any officer who was wholly successfully, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the Company, against reasonable expenses incurred by him in connection with the proceeding.

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

Special Meetings of Stockholders

         Pursuant to the Bank's Bylaws, Special Meetings of stockholders may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors, and must be called upon the written request of the holders of not less than one-tenth or all the outstanding capital stock of the Bank. The Company's Charter contains a provision pursuant to which special meetings of stockholders of the Company only may be called by the Board of Directors or a committee thereof. Stockholders will not have the right to call Special Meetings.

Stockholder Nominations and Proposals

         The Bank's Bylaws provide that nominations and proposals by shareholders must be made in writing and delivered to the secretary at the principal offices of the Bank at least five days prior to the date of the annual meeting.

         The Company's Charter provides that all nominations for election to the Board of Directors and proposals for any new business, other than those made by the Board or a committee thereof, shall be made by a stockholder who has complied with the notice provisions in the Charter. To be timely, a stockholder's notice generally must be delivered to, or mailed to the secretary of the Company at the principal executive offices of the Company (i) not fewer than 30 days nor more than 60 days prior to the annual meeting of stockholders of the Company; provided, however, that if notice or public disclosure of the meeting is effected fewer than 40 days before the meeting, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice must set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of the Company's stock which are beneficially owned by such nominee, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act, including, but not limited to, such person's written consent to be named in the proxy statement as a nominee and to serving as a director, if elected; and (B) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books and (ii) the class and number of shares of the Company stock which are beneficially owned by such stockholder.

         The Company's Charter provides that stockholder proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Company and not less than 30 nor more than 60 days prior to the annual meeting of stockholders of the Company. Such stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of the Company's stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such proposal.

         The procedures regarding stockholder nominations and proposals are intended to provide the Board of Directors of the Company with the information deemed necessary to evaluate a stockholder proposal or nomination and other relevant information, such as existing stockholder support, as well as the time necessary to consider and evaluate such information in advance of the applicable meeting. Generally, the Company's Board of Directors determines whether there has been compliance with these requirements. The proposed procedures will give incumbent directors advance notice of a business proposal or nomination. This may make it easier for the incumbent directors to defeat a stockholder proposal or nomination, even when certain stockholders view such proposal or nomination as in the best interests of the Company or its stockholders.


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

Inspectors of Election

         The Bank's Bylaws provide that the Board of Directors may appoint any persons other than nominees for office as inspectors of election. The number of inspectors are required to be either one or three. If inspectors of election are not so appointed, the chairman of the board or the president may, or on request of not fewer than 10% of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed.

         The Company's Bylaws provide that the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman of the board or president.

Limitations on Voting Rights

         Article XIV of the Company's Charter provides that, if at any time following the effective date of the completion of the Stock Conversion and Reorganization, any person acquires beneficial ownership of more than 10% of any class of equity security of the Company without the prior approval of two-thirds of the "Continuing Directors" (as defined below), then the record holders of the voting stock of the Company beneficially owned by such acquiring person shall have only voting rights, with respect to each share in excess of 10%, equal to one one-hundredth (1/100th) of a vote. The aggregate voting power of such record holders will be allocated proportionately among such record holders by multiplying the aggregate voting power, as so limited, of the outstanding shares of voting stock of the Company beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented the shares of voting stock of the Company owned of record by such person (and which are beneficially owned by such acquiring person) and whose denominator is the total number of votes represented by the shares of voting stock of the Company that are beneficially owned by such acquiring person. A person who is the record owner of shares of voting stock of the Company that are beneficially simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under
Article XIV. "Continuing Directors" are defined in the Company's Charter to be those members of the board of directors who are unaffiliated with any "Related Person" (as defined below) and who were members of the board of directors prior to the time that a "Related Person" (as defined below) became a "Related Person" and any successor to such directors who are recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. The term "Related Person" is defined as any individual, corporation, partnership or other person or entity which, together with its affiliates, beneficially owns in the aggregate 10% or more of the outstanding shares of Common Stock and any affiliate of such individual, corporation, partnership or other person or entity.

         Currently, the Charter of the Bank does not contain any provision which imposes the same restrictions with respect to the voting of Bank Common Stock.

Mergers and Certain Dispositions of Assets

         To approve mergers and similar transactions, the Tennessee Business Corporation Act generally requires the approval of the Board of Directors of the corporation and of the holders of a majority of all the votes entitled to be cast, unless the Charter or the Board of Directors requires a greater vote. The Tennessee Business Corporation Act permits a corporation to merge with another corporation without obtaining the approval of its stockholders (unless the Charter provides otherwise) if: (i) the corporation's separate corporate existence will not cease as a result of the merger and, except for certain types of amendments, its charter will not differ from its charter before the merger;
(ii) each stockholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective date of the merger; (iii) the voting power of the shares outstanding immediately after the merger, plus the voting power of the shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than twenty percent (20%) the voting power of the total shares of the corporation outstanding immediately before the merger or exchange; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger) will not exceed more than twenty percent (20%) the total number of participating shares outstanding immediately before the merger.

         The Tennessee Business Corporation Act also provides that any sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets not made in the usual and regular course of business may be made in the following manner: (i) the board of directors may adopt a resolution recommending that such a transaction be approved by stockholders, unless the board of directors for any reason determines that it should not make such a recommendation, in which case the board may adopt a resolution directing that the transaction be submitted to stockholders without a recommendation; (ii) the board of directors may submit the proposed transaction for authorization by the company's stockholders at an annual or special meeting of stockholders; (iii) written notice of such meeting shall be given to stockholders of record, stating that the purpose, or one of the purposes of the meeting is to propose the transaction; (iv) at such meeting the stockholders may authorize the transaction, upon the affirmative vote of a majority of all the votes entitled to be cast on the transaction, unless the board of directors or the corporation's charter requires a greater vote or voting by voting groups; and
(v) after such authorization by vote of the stockholders, the board of directors may nevertheless abandon such transaction, subject to the rights of third parties under any contract, without further action or approval by the stockholders.

         As the holder of all the outstanding Bank Common Stock after consummation of the Stock Conversion and Reorganization, the Company generally will be able to authorize a merger, consolidation or other business combination involving the Bank without the approval of the stockholders of the Company. In addition to the provisions of Tennessee law, the Company's Charter requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock, and a majority of such shares not including shares deemed beneficially owned by a Related Person, to approve certain "Business Combinations," as defined therein. The Charter requires the approval of the stockholders in accordance with the increased voting requirements in connection with any such transactions except in cases where the proposed transaction has been approved in advance by at least two-thirds of the Company's Continuing Directors. These provisions of the Charter apply to any "Business Combination" which generally is defined to include: (i) any merger, share exchange or consolidation of the Company with or into a Related Person; (ii) any sale, lease, exchange, transfer or other disposition of, including without limitation, the granting of any mortgage, pledge or any other security interest in, all or any substantial part of the assets of the Company (including, without limitation, any voting securities of a subsidiary) or of a subsidiary to a Related Person or proposed by or on behalf of a Related Person; (iii) any sale, lease, exchange, transfer or other disposition of, including without limitation, a mortgage, pledge or any other security interest in, all or any substantial part of the assets of a Related Person to the Company or a subsidiary; (iv) the issuance or transfer by the Company or a subsidiary of any securities of the Company or a subsidiary to a Related Person other than pursuant to a dividend or distribution made pro rata to all stockholders of the Company; (v) the acquisition by the Company or a subsidiary of any securities of a Related Person or of any securities convertible into securities of a Related Person; (vi) any transaction proposed by or on behalf of a Related Person or pursuant to an agreement, arrangement or understanding with a Related Person which has the effect, directly or indirectly, of increasing the Related Person's proportionate ownership of voting securities of the Company or a subsidiary thereof or of securities that are convertible to, exchangeable for or carry the right to acquire such voting securities; (vii) the adoption of any plan or proposal of liquidation or dissolution of the Company any reincorporation of the Company in another state or jurisdiction, any reclassification of the Common Stock, or any recapitalization involving the Common Stock proposed by or on behalf of a Related Person; (viii) any loans, advances, guarantees, pledges, financial assistance, security arrangements, restrictive covenants or any tax credits or other tax advantages provided by, through or to the Company or any subsidiary thereof as a result of which a Related Person receives a benefit, directly or indirectly, other than proportionately as a stockholder; and (ix) any agreement, contract or other arrangement providing for any of the transactions described in
(i) - (viii) above.

         Neither the Bank's Charter, Bylaws nor federal laws and regulations contains a provision which restricts business combinations between the Bank and Related Persons in the manner set forth in the Company's Charter.

Dissenters' Rights

         A federal regulation which is applicable to the Bank generally provides that a stockholder of a federally chartered savings institution which engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings institution with stock which is listed on a national securities exchange or quoted on the Nasdaq System are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq System or any combination of such shares of stock and cash.

         After the Stock Conversion and Reorganization, the rights of appraisal of dissenting stockholders of the Company will be governed by the Tennessee Business Corporation Act. The Tennessee Business Corporation Act provides that stockholders of a Tennessee corporation have a right to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions: (i) consummation of a plan of merger requiring stockholder approval or involving a subsidiary that is merged into its parent; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the entire proceeds of the sale will be distributed to stockholders within one year after the date of sale; (iv) an amendment to the charter that materially and adversely affects rights in respect of a dissenter's shares because it: (A) alters or abolishes a preferential right of the shares,
(B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (C) alters or abolishes a preemptive right of the holders of the shares to acquire shares or other securities, (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (E) reduces the number of shares owned by the stockholder to a fraction of a shares, if the fractional share is to be acquired for cash under
(SS)48-16-104 of the Tennessee Business Corporation Act; or (v) any corporation action taken pursuant to a stockholder vote to the extent the charter, bylaws, or a resolution of the board of directors providing that voting or nonvoting stockholders are entitled to dissent and obtain payment of their shares. Notwithstanding the foregoing, no stockholder of a Tennessee corporation may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Exchange Act or is a "national market system security," as defined in rules promulgated pursuant to the Exchange Act.

Amendment of Governing Instruments

         No amendment of the Company's Charter may be made unless it is first approved by the Board of Directors of the Company, recommended to the stockholders for approval and thereafter is approved by the holders of a majority of the shares of the Company entitled to be cast. An 80% vote of the shares of the Company is required to amend, adopt, alter, change or repeal any provision inconsistent with Article VIII (setting quorum and voting requirements), Article IX (setting the requirements for the Board of Directors, including classification of the Board and vacancies), Article X (setting the procedures for nomination of directors and stockholder proposals), Article XI (removal of directors), Article XII (elimination of director liability), Article XIII (indemnification), Article XIV (restrictions on voting rights of certain holders), Article XV (approval of Business Combinations), Article XVI (evaluation of Business Combinations), Article XIX (amendment of Bylaws) and
Article XX (amendment of Charter)

Statutory Anti-Takeover Provisions

         The Tennessee Business Corporation Act contains several provisions described below which may be applicable to the Company upon consummation of the Stock Conversion and Reorganization. The Bank, as a federally chartered institution is governed by federal laws and regulations. There are no similar provisions applicable to the Bank.

         Business Combination Act. The Tennessee Business Combination Act (the "Business Combination Act") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities and similar transactions) by a "resident domestic corporation" (as defined below) or a subsidiary with an "Interested Shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of the corporation's stock then outstanding) for a period of five years after the date the person becomes an Interested Shareholder unless, prior to such date, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder and the business combination satisfies any other applicable requirements imposed by law or by the corporation's charter or bylaws. The Business Combination Act also limits the extent to which a "resident domestic corporation" which has a class of voting stock traded on any national securities exchange or registered pursuant to
Section 12(g) of the Exchange Act or any of its officers or directors could be held liable for resisting any business combination.

         For purposes of the Business Combination Act, the term "resident domestic corporation" is defined as an issuer of voting stock which, as of the share acquisition date in question, is organized under the laws of Tennessee and meets two or more of the following requirements: (i) the corporation has more than 10,000 or 10% of its stockholders resident in Tennessee or more than 10% of its shares held by stockholders who are Tennessee residents; (ii) the corporation has its principal office or place of business located in Tennessee;
(iii) the corporation has the principal office or place of business of a significant subsidiary, representing not less than 25% of the corporation's consolidated net sales located in Tennessee; (iv) the corporation employs more than 250 individuals in Tennessee or has a combined annual payroll paid to Tennessee residents which is in excess of $5.0 million; (v) the corporation produces goods and services in Tennessee which result in annual gross receipts in excess of $10.0 million; or (vi) the corporation has physical assets and/or deposits, including those of any subsidiary located within Tennessee which exceed $10.0 million in value. The Company does not expect that it will initially meet the definition of a resident domestic corporation although it is possible that it will meet the definition in the future and will be entitled to the anti-takeover protection afforded by the Business Combination Act.

         Control Share Acquisitions. The Tennessee Control Share Acquisition Act (the "Control Share Acquisition Act") generally provides that any person or group that acquires the power to vote more than certain specified levels (one-fifth, one-third or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation and employees and directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional stockholder approval is required when a stockholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition.

         Pursuant to the Control Share Acquisition Act, the provisions of such Act will only apply to a Tennessee corporation if its charter or bylaws so provides and which has: (i) 100 or more stockholders; (ii) its principal place of business, its principal office or substantial assets within Tennessee; and
(iii) either (A) more than 10% of its stockholders resident in Tennessee, (B) more than 10% of its shares owned by stockholders resident in Tennessee, or (C) 10,000 or more stockholders resident in Tennessee. Neither the Company's Charter nor its Bylaws contains a provision declaring that the Company will be subject to the provisions of the Control Share Acquisition Act, although the Company could amend its Charter or Bylaws in the future to include such a provision. The Company cannot determine at this time whether it would otherwise meet the requirements to be subject to the provisions of the Control Share Acquisition Act.

         Anti-Greenmail Statute. The Tennessee Greenmail Act (the "Greenmail Act") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered pursuant to
Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless: (i) such purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or (ii) the corporation makes an offer, at least equal value per share, to all holders of shares of such class. For purposes of the Greenmail Act, market value is defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation.

         The Common Stock will be registered pursuant to Section 12(g) of the Exchange Act. As such, the Company will be subject to the restrictions of the Greenmail Act upon consummation of the Stock Conversion and Reorganization.

         Investor Protection Act. The Tennessee Investor Protection Act (the "Investor Protection Act") prohibits any party owning, directly or indirectly, 5% or more of any class of equity securities of an "offeree company" (as defined below), any of which were purchased within one year before the proposed takeover offer, unless the offeror: (i) before making such purchase, had made a public announcement of his intention to change or influence the management or control of the "offeree company"; (ii) has made a full, fair and effective disclosure of such intention to the persons from whom he acquired such securities; and (iii) has filed with the Tennessee Commissioner of Commerce and Insurance and with the "offeree company" a statement signifying such intentions and containing such additional information as the Commissioner may require. For purposes of the Investor Protection Act, an "offeree company" is defined as a corporation or other issuer of equity securities which is incorporated or organized under the laws of Tennessee or has its principal office in Tennessee, has substantial assets located in Tennessee and which is or may be involved in a takeover offer relating to any class of its equity securities.

         The Investor Protection Act also prohibits any offeror from making a takeover offer which is not made to the holders of record or beneficial owners of the equity securities of an offeree company who reside in Tennessee on substantially the same terms as the offer is made to holders residing elsewhere. The Investor Protection Act also imposes certain other restrictions on takeover offers involving offeree companies. Although the Company is a Tennessee corporation, it is not anticipated at this time that the Company would satisfy the requirement of having substantial assets located in Tennessee and therefore would not be deemed an offeree company and entitled to the protections of the Investor Protection Act. It is possible that the Company could satisfy this requirement in the future and parties seeking to make a takeover offer would be subject to the requirements of the Investor Protection Act.

                  RESTRICTIONS ON ACQUISITION OF THE COMPANY

Restrictions in the Company's Charter and Bylaws

         Certain provisions of the Company's Charter and Bylaws which deal with matters of corporate governance and rights of stockholders might be deemed to have a potential anti-takeover effect. These provisions, which are described under "Comparison of Stockholders' Rights" above, provide, among other things:
(i) that the Board of Directors of the Company shall be divided into classes;
(ii) that special meetings of stockholders may only be called by the Board of Directors of the Company or a committee thereof; (iii) that stockholders generally must provide the Company advance notice of stockholder nominations for director and proposals and provide certain specified related information; (iv) that the voting rights of any person who acquires more than 10% of the issued and outstanding shares of any class of an equity security of the Company will be reduced to 1/100th of a share of every share owned in excess of 10%; (v) the authority to issue shares of authorized but unissued Common Stock and Preferred Stock and to establish the terms of any one or more series of Preferred Stock, including voting rights; and (vi) restrictions on the Company's ability to engage in certain Business Combinations with "Related Persons."

         The foregoing provisions of the Charter and Bylaws of the Company could have the effect of discouraging an acquisition of the Company or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the Common Stock.

         The Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of the Company. The Board of Directors believes that these provisions are in the best interests of the Company and its future stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Company and its future stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transactions at prices reflective of the true value of the Company and where the transaction is in the best interests of all stockholders.

Restrictions in Tennessee Law

         Certain provisions of the Tennessee Business Corporation Act, which may be applicable to the Company upon consummation of the Stock Conversion and Reorganization or in the future may be deemed to have an anti-takeover effect. These provisions, which are described under "Comparison of Stockholders' Rights" above include (i) restrictions on business combinations with Interested Shareholders; (ii) restrictions on control share acquisitions; (iii) a prohibition on the payment of greenmail; and (iv) a prohibition on certain types of tender offers.

Change in Bank Control Act and Bank Holding Company Act

         In connection with the Bank Conversion, the Change in Bank Control Act and the Bank Holding Company Act, together with the regulations of the Federal Reserve Board under those Acts, require that the consent of the Federal Reserve Board be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the company has registered securities under Section 12 of the Exchange Act or
(ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the Federal Reserve Board or obtain Federal Reserve Board approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Company. See " -- Regulation of the Company Following the Bank Conversion."

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

General

         The Company is authorized to issue 8,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Company currently expects to issue up to a maximum of 568,655 shares of Common Stock, including 344,275 shares of Conversion Stock and 224,380 Exchange Shares, and no shares of Preferred Stock in the Stock Conversion and Reorganization. Each share of the Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the

Conversion Stock and the issuance of the Exchange Shares in accordance with the Plan, all such stock will be duly authorized, fully paid and nonassessable.

         The Common Stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

         Dividends. The Company can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon completion of the Stock Conversion and Reorganization, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such matters as are required to be presented to them under Tennessee law or the Company's Charter or as are otherwise presented to them by the Board of Directors. Following the Bank Conversion, exclusive voting rights in the Company shall remain vested in the holders of Common Stock. Except as discussed in "Comparison of Stockholders' Rights -- Limitations on Acquisitions of Voting Stock and Voting Rights," each holder of Common Stock will be entitled to one vote per share. Under the Company's Charter, cumulative voting is prohibited. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

         None of the shares of the Company's authorized Preferred Stock will be issued in the Stock Conversion and Reorganization. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management impeding an unfriendly takeover or attempted change in control.

                                    EXPERTS

         The Financial Statements of Lexington First at December 31, 1996 and 1995 appearing in this Prospectus and included in the Registration Statement on Form SB-2 filed with the SEC and the Application for Conversion filed with the OTS, have been audited by Arnold, Spain & Company, P.C. independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         Ferguson & Co. has consented to the publication herein of the summary of its report to the Company and the Bank setting forth its opinion as to the estimated pro forma market value of the Common Stock to be outstanding upon completion of the Stock Conversion and Reorganization and its opinion with respect to subscription rights.

                                 LEGAL MATTERS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Company and the Bank by Housley Kantarian & Bronstein, P.C., Washington, D.C., special counsel to the Company and the Bank. The Tennessee income tax consequences of the Stock Conversion and Reorganization will be passed upon for the Company and Lexington First by Arnold, Spain & Co., P.C., Jackson, Tennessee. Certain legal matters will be passed upon for Trident Securities by Malizia, Spidi, Sloane & Fisch, P.C.

                            ADDITIONAL INFORMATION

         The Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-______) under the Securities Act with respect to the Conversion Stock and the Exchange Shares offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 75 Park Place, Fourteenth Floor, New York, New York 10007 and Room 3190, John C. Kluczynski Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address for the SEC's Website is "http://www.sec.gov". The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Mutual Holding Company has filed an Application for Conversion with the OTS with respect to the Stock Conversion and Reorganization. This Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Central Regional Office of the OTS located at 200 West Madison Avenue, Suite 1300, Chicago, Illinois 60606.

         In connection with the Stock Conversion and Reorganization, the Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting requirements and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion and Regulation.



                         INDEX TO FINANCIAL STATEMENTS

                                                                                       Page
                                                                                       ----
Independent Auditor's Report                                                           F-1

Consolidated Statements of Financial Condition as of March 31, 1997                    F-2
   (unaudited) and December 31, 1996 and 1995

Consolidated Statements of Operations for the Three Months Ended March 31, 1997        20
   and 1996 (unaudited) and the Years Ended December 31, 1996 and 1995

Consolidated Statements of Stockholders' Equity for the Three Months Ended             F-4
   March 31, 1997 (unaudited) and the Years Ended December 31, 1996 and 1995

Consolidated Statement of Cash Flows for the Three Months Ended March 31, 1997         F-5
   and 1996 (unaudited) and the Years Ended December 31, 1996 and 1995

Notes to the Consolidated Financial Statements                                         F-6


Schedules - All schedules are omitted because the required information is not applicable or is presented in the consolidated financial statements or accompanying notes.


     All financial statements of Community National Corporation have been omitted because Community National Corporation has not yet issued any stock, has no assets and no liabilities and has not conducted any business other than of an organizational nature.

                         ARNOLD, SPAIN & COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                           914 NORTH HIGHLAND AVENUE
                           JACKSON, TENNESSEE 38301

BILLY SPAIN, C.P.A.              _____________      MEMBERS:
WINSTON TRUETT, C.P.A.                              AMERICAN INSTITUTE OF
MICHAEL HEWITT, C.P.A.           901- 427-8571      CERTIFIED PUBLIC ACCOUNTANTS
   ________________            FAX 901- 424-5701
                                                    TENNESSEE SOCIETY OF
KRISTI MCNEILL, C.P.A.                              CERTIFIED PUBLIC ACCOUNTANTS
AMY CREIGHTON, C.P.A.
GRADY ARNOLD, C.P.A., RETIRED
                                                    AICPA DIVISION OF FIRMS


                          Independent Auditor's Report



    To the Board of Directors
    Lexington First Federal Mutual Holding Company
    Lexington, Tennessee

    We have audited the accompanying consolidated balance sheets of Lexington First Federal Mutual Holding Company and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lexington First Federal Mutual Holding Company and subsidiary as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                        /s/ Arnond, Spain & Company, P.C.

                                        Certified Public Accountants

    Jackson, Tennessee
    February 24, 1997

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                              December 31,
                                          March 31,     ------------------------
                                            1997          1 9 9 6      1 9 9 5
                                         -----------    -----------  -----------
                 ASSETS                  (Unaudited)
                 ------
Cash and cash equivalents                 $ 1,573,491   $   542,045  $   611,572
Time deposits                                 250,000       850,000    1,150,000
Investment securities:
 Securities held-to-maturity
  (estimated market value of
  $2,266,639 (1997), $2,278,896
  (1996) and $2,395,166 (1995)              2,256,989     2,256,805    2,351,056
 Securities available-for-sale, at
   estimated market value                   1,568,434     1,802,059    3,103,833
Mortgage-backed and related securities:
 Securities held-to-maturity
 (estimated market value $655,141
 (1997), $681,255 (1996) and
 $835,178 (1996)                              649,608       678,175      829,489
 Securities available-for-sale, at
   estimated market value                   2,556,190     2,664,334    2,823,218
Loans receivable, net                      16,429,207    16,205,224   14,511,627
Accrued interest receivable                   127,243       105,365      116,273
Real estate held for investment                   671           671        1,006
Stock in Federal Home Loan Bank,
 at cost                                      250,100       245,900      229,700
Premises and equipment                        263,193       254,702      199,412
Other assets                                   17,357        17,979       18,175
                                          -----------   -----------  -----------

Total Assets                              $25,942,483   $25,623,259  $25,945,361
============                              ===========   ===========  ===========




(Continued)

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                        March 31,           December 31,
                                       -----------   -------------------------
                                         1 9 9 7       1 9 9 6       1 9 9 5
                                       -----------   -----------   -----------
                                       (Unaudited)

             LIABILITIES AND STOCKHOLDERS' EQUITY
             ------------------------------------
LIABILITIES
  Deposits                             $20,883,870   $20,637,964   $20,981,665
  Advance from FHLB                        949,283       955,393       970,700
  Advances from borrowers for taxes
    and insurance                            3,400         2,630         1,391
  Accrued interest payable                 154,777       155,765       162,818
  Income taxes:
    Current                                (15,729)      (26,303)        7,481
    Deferred                                20,434        14,326        25,108
  Other liabilities                         23,789        22,084        27,117
                                       -----------   -----------   -----------
  Total Liabilities                    $22,019,824   $21,761,859   $22,176,280
  -----------------                    -----------   -----------   -----------

STOCKHOLDERS' EQUITY
  Common stock of $1.00 par value,
    authorized 8,000,000 shares,
    (1997 and 1996) 222,993; (1995)
    222,997 issued and outstanding     $   222,993   $   222,993   $   222,997
  Additional paid-in capital               483,106       483,106       483,166
  Retained earnings - substantially
    restricted                           3,244,635     3,200,683     3,073,894
  Unrealized gain (loss) on securities
    available-for-sale                     (28,075)      (45,382)      (10,976)
                                       ------------  ------------  ------------

  Total Stockholders' Equity           $ 3,922,659   $ 3,861,400   $ 3,769,081
  --------------------------           -----------   -----------   -----------

  Total Liabilities and
  ---------------------
    Stockholders' Equity               $25,942,483   $25,623,259   $25,945,361
    --------------------               -----------   -----------   -----------




The accompanying notes are an integral part of the financial statements.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                           Unrealized
                                                                                                           gain (loss)
                                                                                                           on securities
                                                                                                           available for
                                                                                                           sale net of
                                                                                            Retained       Applicable
                                                         Common Stock         Additional    Earnings       Deferred      Total
                                                    ----------------------     Paid-In      Substantially  Income     Stockholders'
                                                      Shares       Amount      Capital      Restricted       Taxes        Equity
                                                    ---------     --------    ---------     ----------     ---------    ----------
Balance at December 31, 1994                          222,997     $222,997     $483,166     $2,919,833     $(124,912)   $3,501,084
                                                    ---------     --------     --------    -----------     ---------    ----------
Change in unrealized gain (loss) on securities
 available-for-sale, net of applicable deferred
 income taxes of $58,695                                                                                     113,936       113,936
Net income - year ended December 31, 1995                                                      224,459                     224,459
Cash dividends, $.20 per share, per quarter,                                                   (70,398)                    (70,398)
                                                    ---------     --------     --------     ----------     ---------     ----------

Balance at December 31, 1995                          222,997     $222,997     $483,166     $3,073,894     $ (10,976)   $3,769,081
Purchase and retire 4 shares of common stock               (4)          (4)         (60)                                       (64)
Change in unrealized gain (loss) on securities
 available-for-sale, net of applicable deferred
 income taxes of $23,378                                                                                     (34,406)      (34,406)
Net income - year ended December 31, 1996                                                      197,184                     197,184
Cash dividends, $.20 per share, per quarter                                                    (70,395)                    (70,395)
                                                    ---------     --------     --------     ----------     ---------     ----------

Balance at December 31, 1996                          222,993     $222,993     $483,106     $3,200,683     $ (45,382)   $3,861,400
Change in unrealized gain (loss) on securities
 available-for-sale, net of applicable
 deferred income taxes of $18,987 (unaudited)                                                                 17,307        17,307
Net income for the period ended March 31, 1997
 (unaudited)                                                                                    61,551                      61,551
Cash dividends, $.20 per share, per quarter
 (unaudited)                                                                                   (17,599)                    (17,599)
                                                    ---------     --------     --------     ----------     ---------    ----------

Balance at March 31, 1997 (unaudited)                 222,993     $222,993     $483,106     $3,244,635    $  (28,075)   $3,922,659
                                                    =========     ========     ========     ==========    ==========    ==========




    The accompanying notes are an integral part of the financial statements.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS





                                                                                    March 31,                 December 31,
                                                                            ------------------------   -------------------------
                                                                              1 9 9 7      1 9 9 6       1 9 9 6       1 9 9 5
                                                                            ----------   -----------   -----------   -----------
                                                                                 (Unaudited)
OPERATING ACTIVITIES
  Net income                                                                $   61,551   $    75,243   $   197,184   $   224,459
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Provision for loan losses                                                  6,229         7,500        30,000        30,000
      Provision for depreciation                                                 2,263         2,512        25,742        17,879
      Amortization of investment securities
        premiums and discounts (net)                                             1,311           671         1,750         4,963
      (Gain) loss on sale of investments                                                                      (935)       (1,156)
      Stock in FHLB received as dividends                                       (4,200)       (3,900)      (16,200)      (14,900)
      Changes in operating assets and liabilities:
        (Increase) Decrease interest receivable                                (21,878)       (5,572)       10,908       (17,233)
        (Increase) Decrease in other assets                                        622       (11,751)          196        (3,175)
        Increase (Decrease) in interest payable                                   (988)      (12,668)       (7,053)       37,109
        Increase (Decrease) in income taxes                                     21,162        30,421       (26,840)        1,009
        Increase (Decrease) in other liabilities                                 1,705         1,253        (5,036)       (8,341)
                                                                            ----------   -----------   -----------   -----------
      Net Cash Provided by Operating Activities                             $   67,777   $    83,709   $   209,716   $   270,614
      -----------------------------------------                             ----------   -----------   -----------   -----------

INVESTING ACTIVITIES
  Net (increase) decrease in time deposits                                  $  600,000   $   550,000   $   300,000   $  (205,000)
  Net (increase) decrease in loans                                            (230,212)     (533,273)   (1,723,597)     (718,300)
  Additions to premises and equipment                                          (10,754)       (8,970)      (81,034)       (5,784)
  Purchase of mortgage-backed securities                                                    (321,698)     (827,573)     (796,327)
  Proceeds from collection of mortgage-backed securities                       129,948       181,193     1,139,640       702,965
  Purchase of investment securities                                                         (550,000)   (1,145,000)   (2,657,838)
  Proceeds from maturities of investment securities                            251,720       400,000     2,486,549     1,597,738
                                                                            ----------   -----------   -----------   -----------
      Net Cash Provided by (Used in) Investing Activities                   $  740,702   $  (282,748)  $   148,985   $(2,082,546)
      ---------------------------------------------------                   ----------   -----------   -----------   -----------

FINANCING ACTIVITIES
  Net increase (decrease) in demand deposits, NOW accounts,
    passbook savings accounts, and certificates of deposit                  $  245,906   $   169,300   $  (343,701)  $ 1,732,281
  Advances received from Federal Home Loan Bank                                                            120,000        75,000
  Payments on advances from Federal Home Loan Bank                              (6,110)       (6,121)     (135,307)      (93,722)
  Net increase (decrease) in mortgage escrow funds                                 770         2,008         1,239        (1,127)
  Purchase of common stock                                                                                     (64)
  Dividends paid                                                               (17,599)      (17,599)      (70,395)      (70,398)
                                                                            ----------   -----------   -----------   -----------
      Net Cash Provided by (Used in) Financing Activities                   $  222,967   $   147,588   $  (428,228)  $ 1,642,034
      ---------------------------------------------------                   ----------   -----------   -----------   -----------

      Increase in Cash and Cash Equivalents                                 $1,031,446   $   (51,451)  $   (69,527)  $  (169,898)
      -------------------------------------

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                               542,045       611,572       611,572       781,470
                                                                            ----------   -----------   -----------   -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $1,573,491   $   560,121   $   542,045   $   611,572
                                                                            ==========   ===========   ===========   ===========

SUPPLEMENTAL INFORMATION
  Interest paid                                                             $  292,165   $   292,292   $ 1,109,707   $ 1,054,003
  Taxes paid                                                                     9,416         7,100       131,849       150,856
  Non-cash investing and financing activities
    consisted of the following:
      Loans transferred to real estate owned during the year                                                45,000        26,537
      Stock dividends received from Federal Home Loan Bank                       4,200         3,900        16,200        14,900
      Total net increase (decrease) in unrealized loss on
        securities available-for-sale                                          (17,307)       30,802        34,406      (172,631)



The accompanying notes are an integral part of the financial statements.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                         NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1997 AND 1996 (UNAUDITED)
                          DECEMBER 31, 1996, AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Lexington First Federal Savings and Loan Association ("Lexington First" or the "Association") commenced operations in 1961 as a federally-chartered mutual savings association. Its deposits have been federally insured up to applicable limits, and it has been a member of the Federal Home Loan Bank ("FHLB") system since that time.

On December 14, 1992, the Association completed its reorganization to a mutual holding company known as "Lexington First Federal Mutual Holding Company" (the "Mutual Holding Company"). On that date, Lexington First Federal Savings Bank (the "Savings Bank") Completed its organization through the sale of a total of 215,000 shares of common stock, of which 135,000 shares were sold to the Mutual Holding Company in exchange for the transfer to the Savings Bank of all but $100,000 of the assets and liabilities of the Association, and 80,000 shares were sold to persons other than the Mutual Holding Company at a price of $10.00 per share for gross proceeds of $800,000, and net proceeds of $626,193, after deducting expenses of $173,807. The following is a description of the more significant accounting policies that Lexington First Federal Mutual Holding Company and subsidiary (the "Company") follow in presenting their consolidated financial statements.

The consolidated statement of financial condition as of March 31, 1997 and the related consolidated statements of income, equity and cash flows for the three months ended March 31, 1997 and the related statements of income and cash flows for the three months ended March 31, 1996 are unaudited and have been prepared in accordance with the requirements for a presentation of interim financial statements and are in accordance with generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for fair presentations of the interim periods, have been reflected.

(a)  Principles of Consolidation.  The accompanying consolidated financial
     ---------------------------
     statements include the accounts of Lexington First Federal Mutual Holding Company and Lexington First Federal Savings Bank, its wholly-owned subsidiary. The accounts of the bank include Lexington First Federal Savings Corporation, the bank's wholly-owned subsidiary.

(b)  Cash and Cash Equivalents.  Cash consists of currency on hand and
     -------------------------
     demand deposits with other financial institutions. Cash equivalents are short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rate. Only investments with maturities of less than three months at the time of purchase are considered as cash equivalents.

(c)  Investment Securities.  Effective January 1, 1994, the Savings Bank
     ---------------------
     implemented FASB Statement 115-Accounting for Certain Investments in Debt and Equity Securities, which required the Savings Bank to classify

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(c)  Investment Securities (Cont.)
     -----------------------------

     its investment securities into three categories: Trading, Available-for-Sale, and Held-to-Maturity. Investment securities that are held for short-term resale are classified as trading securities and carried at fair value. Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Gains and losses on the sale of investment securities are determined using the specific-identification method.

(d)  Mortgage-Backed Securities.  Effective January 1, 1994, the Savings
     --------------------------
     Bank implemented FASB Statement 115 and classified its mortgage-backed securities into three categories: Trading, Available-for-Sale, and Held to Maturity. Please see the above paragraph listed under the caption Investment Securities for a complete discussion of the effect of this statement.

     Gains and losses on mortgage-backed securities are recognized based on the specific identification method. All sales are made without recourse.

(e)  Loans Receivable.  Loans receivable are stated at unpaid principal
     ----------------
     balances, less the allowance for possible loan losses, and net deferred loan-origination fees.

(f)  Allowance for Losses.  Provision for losses on loans receivable and
     --------------------
     foreclosed real estate are charged to operations when the loss becomes probable based on management's judgement. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Material estimates that are particularly susceptible to significant change in the short term are a necessary part of this process.

     Uncollectible interest on loans is charged off, or an allowance is established, when management is uncertain on the collectibility of the loan. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that payments are received until,

                 LEXINGTON FIST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(f)  Allowance for Losses (cont.)
     ----------------------------

     in management's judgement, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status. At March 31, 1997, and December 31, 1996 and 1995, $1,862 and $7,448 and $7,608, respectively, of interest had been charged to the allowance per management's evaluation.

(g)  Loan-Origination Fees and Related Costs.  Loan fees are accounted for
     ---------------------------------------
     in accordance with FASB Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the company's historical prepayment experience.

(h)  Real Estate Held for Investment and Foreclosured Real Estate.  Real
     ------------------------------------------------------------
     estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure. Real estate properties held for investment are carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or net realizable value. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

     Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated net realizable value.

(i)  Income Taxes.  Under the deferred method applied in 1992 and prior
     ------------
     years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income-tax purposes using the tax rate applicable to the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

     In February, 1992, the Financial Accounting Standards Board (FASB) issued SFAS No. 109, Accounting for Income Taxes, SFAS No. 109 requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The company has adopted SFAS No. 109 in 1993 and this change did not have a material effect on the financial statements.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(j)  Premises and Equipment.  Land is carried at cost.  Buildings and
     ----------------------
     furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Buildings and furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.

(k)  Use of Estimates.  The preparation of financial statements in
     ----------------
     conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(l)  Fair Value of Financial Instruments.  Statement of Financing Accounting
     -----------------------------------
     Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

     The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

        Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

        Time deposits: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

        Investment securities (including trading account securities and mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available fair values are based on quoted market prices of comparable instruments.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(l)  Fair Value of Financial Instruments (Cont.)
     -------------------------------------------

         Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

         Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair value for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

         Long-term borrowings: Rates currently available to the Bank for borrowings with similar terms and remaining maturities are used to estimate fair value of existing borrowings.

(m)  Reclassification.  Certain prior year amounts have been reclassified to
     ----------------
     conform to the current year financial statement presentation.

NOTE 2 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents are summarized below:

                                               March 31,       December 31,
                                              ----------  --------------------
                                                1 9 9 7    1 9 9 6    1 9 9 5
                                              ----------  ---------  ---------
Cash on hand                                  $   34,150  $  20,150  $  20,150
Demand deposits                                  120,655    169,148    197,178
Interest Bearing Deposits                      1,418,686    352,747    394,244
                                              ----------  ---------  ---------
                                              $1,573,491  $ 542,045  $ 611,572
                                              ==========  =========  =========


                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated market value of investments and mortgage-backed securities are as follows:

                                                  March 31, 1997
                              --------------------------------------------------
                              Amortized     Unrealized    Unrealized    Market
                                 Cost          Gain          Loss       Value
                              ----------   ------------  -----------  ----------
Securities held-to-maturity
consist of the following:
 U. S. government and
  federal agencies            $1,599,707   $        961  $   (6,143)  $1,594,525
 Obligations of state &
  political subdivisions         657,282         14,832                  672,114
                              ----------   ------------  -----------  ----------
                              $2,256,989   $     15,793  $   (6,143)  $2,266,639
                              ==========   ============  ===========  ==========

Securities available-for-
sale consist of the following:
 U.S. government and
  federal agencies            $1,107,054   $      1,358  $  (40,753)  $1,067,659
 Obligations of states &
  political subdivisions         510,942                    (10,167)     500,775
                              ----------   ------------  -----------  ----------

                              $1,617,996     $    1,358  $  (50,920)  $1,568,434
                              ==========   ============  ===========  ==========

                                                December 31, 1996
                              --------------------------------------------------
                              Amortized     Unrealized    Unrealized    Market
                                 Cost          Gain          Loss       Value
                              ----------   ------------  -----------  ----------
Securities held-to-maturity
consist of the following:
 U.S. government and
  federal agencies            $1,599,592   $      5,082  $   (4,204)  $1,600,470
 Obligations of states &
  political subdivisions         657,213         21,213                  678,426
                              ----------   ------------  -----------  ----------
                              $2,256,805   $     26,295  $   (4,204)  $2,278,896
                              ==========   ============  ===========  ==========

Securities available-for-
sale consist of the
following:
 U.S. government and
  federal agencies            $1,358,305   $      1,159  $  (63,481)  $1,295,983
 Obligations of states &
  political subdivisions         512,906            626      (7,456)     506,076
                              ----------   ------------  -----------  ----------
                              $1,871,211   $      1,785  $  (70,937)  $1,802,059
                              ==========   ============  ===========  ==========

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 3 - INVESTMENT SECURITIES (Cont.)

                                               December 31, 1995
                              --------------------------------------------------
                              Amortized     Unrealized    Unrealized    Market
                                 Cost          Gain          Loss       Value
                              ----------   ------------  -----------  ----------
Securities held-to-maturity
consist of the following:
 U.S. Treasury securities
  and obligations             $1,694,122   $   20,954    $    (471)   $1,714,605
 Obligations of states &
  political subdivisions         656,934       23,627                    680,561
                              ----------   ----------    ----------   ----------
                              $2,351,056   $   44,581    $    (471)   $2,395,166
                              ==========   ==========    ==========   ==========

Securities available-for-
 sale consist of the
 following:
  U.S. Government and
   federal agencies           $2,810,674   $   18,338    $ (33,256)   $2,795,756
  Obligations of states
   and political
   subdivisions                  307,835          242                    308,077
                              ----------   ----------    ----------   ----------

                              $3,118,509   $   18,580    $ (33,256)   $3,103,833
                              ==========   ==========    ==========   ==========

The following is a summary of securities held-to-maturity and available-for-sale as of December 31, 1996:

                                     Securities                Securities
                                  Held-to-Maturity         Available-for-Sale
                              -----------------------    -----------------------
                                            Estimated                  Estimated
                              Amortized      Market      Amortized      Market
                                Cost         Value         Cost         Value
                              ----------   ----------    ----------   ----------
Amounts maturing in:
 One year or less             $  999,918   $1,005,000    $  250,108   $  250,000
 After one year through
  five years                     499,674      495,470       840,350      840,062
 After five years through
  ten years                      397,213      406,432       617,556      547,760
 After ten years                 360,000      371,994       163,197      164,237
                              ----------   ----------    ----------   ----------
                              $2,256,805   $2,278,896    $1,871,211   $1,802,059
                              ==========   ==========    ==========   ==========

Through March 31, 1997 and during 1996 and 1995, the Savings Bank did not sell any investment securities.

Investment securities with a carrying amount of approximately $1,300,000 at March 31, 1997 and December 31, 1996, and $501,000 at December 31, 1995, were pledged to secure deposits as required or permitted by law.

                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 4 - MORTGAGE-BACKED SECURITIES

The amortized cost and estimated market values of mortgage-backed securities are as follows:

                                                March 31, 1997
                              --------------------------------------------------
                              Amortized     Unrealized    Unrealized    Market
                                Cost           Gain          Loss        Value
                              ----------   ------------  -----------  ----------
Securities held-to-maturity
 consist of the following:
  GNMA                        $  649,608   $      5,533  $            $  655,141
                              ==========   ============  ===========  ==========

Securities available-for-sale
 consist of the following:
  FNMA                        $  687,642   $      1,785  $  (11,693)  $  677,734
  GNMA                           744,334          5,878      (3,754)     746,458
  FHLMC                        1,130,428         12,919     (11,349)   1,131,998
                              ----------   ------------  -----------  ----------
                              $2,562,404   $     20,582  $  (26,796)  $2,556,190
                              ==========   ============  ===========  ==========

                                                December 31, 1996
                              --------------------------------------------------
                              Amortized     Unrealized    Unrealized    Market
                                Cost           Gain          Loss        Value
                              ----------   ------------  -----------  ----------
Securities held-to-maturity
 consist of the following:
 GNMA                         $  678,175   $      3,080  $         0  $  681,255
                              ==========   ============  ===========  ==========

Securities available-for-
sale consist of the
following:
 FNMA                         $  721,067   $      5,870  $   (9,890)  $  717,047
 GNMA                            767,459          4,962      (4,639)     767,782
 FHLMC                         1,175,259         13,384      (9,138)   1,179,505
                              ----------   ------------  -----------  ----------
                              $2,663,785   $     24,216  $  (23,667)  $2,664,334
                              ==========   ============  ===========  ==========

                                                December 31, 1995
                              --------------------------------------------------
                              Amortized     Unrealized    Unrealized    Market
                                Cost           Gain          Loss        Value
                              ----------   ------------  -----------  ----------
Securities held-to-maturity
consist of the following:
 GNMA                         $  829,489   $      5,689  $         0  $  835,178
                              ==========   ============  ===========  ==========

Securities available-for-
sale consist of the
following:
 FNMA                         $  953,697   $      9,972  $   (7,609)  $  956,060
 GNMA                            550,982          5,446      (2,403)     554,025
 FHLMC                         1,320,493          5,631     (12,991)   1,313,133
                              ----------   ------------  -----------  ----------
                              $2,825,172   $     21,049  $  (23,003)  $2,823,218
                              ==========   ============  ===========  ==========

                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 4 - MORTGAGE-BACKED SECURITIES (Cont.)

Through March 31, 1997, no securities had been sold. During 1996, the Savings Bank sold securities available-for-sale for total proceeds of approximately $250,288, resulting in gross realized gains of approximately $935. During 1995, the Savings Bank sold securities available-for-sale for total proceeds of approximately $293,353, resulting in gross realized gains of approximately $1,156.

The average yield for all mortgage-backed securities at March 31, 1997 and December 31, 1996 and 1995, was 6.54%, 6.43% and 6.47%, respectively.

NOTE 5 - LOANS RECEIVABLE

Loans receivable are summarized as follows:

                                        March 31,          December 31,
                                       -----------   -------------------------
                                         1 9 9 7       1 9 9 6       1 9 9 5
                                       -----------   -----------   -----------
First mortgage loans (principally
conventional):
 Principal balances:
  Secured by one-to-four-family        $15,904,497   $15,543,286   $14,263,873
  Secured by other properties              134,060       164,119         8,683
  Construction                             193,300       550,033        75,791
                                       -----------   -----------   -----------

                                       $16,231,857   $16,257,438   $14,348,347

 Less:  Net deferred loan
  origination fees                          26,213        27,179        30,184
        Construction loans-in-
          process                               42       180,078         8,128
                                       -----------   -----------   -----------
                                       $16,205,602   $16,050,181   $14,310,035
Consumer and other loans:
 Principal balances:
  Secured by certificates of deposit   $   321,429   $   296,481   $   324,273
  Consumer loans                            49,843
                                       -----------   -----------   -----------

                                       $   371,272   $   296,481   $   324,273
                                       -----------   -----------   -----------

Total first mortgage and consumer
 loans                                 $16,576,874   $16,346,662   $14,634,308

Less:  Allowance for loan losses           147,667       141,438       122,681
                                       -----------   -----------   -----------
                                       $16,429,207   $16,205,224    14,511,627
                                       ===========   ===========   ===========

Average yield                                8.82%         8.86%         9.09%
                                             =====         =====         =====

                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 6 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

Activity in the allowance for possible loan losses is summarized as follows:

                                                      Periods Ending
                                    ------------------------------------------------
                                          March 31,               December 31,
                                    ----------------------    ----------------------
                                     1 9 9 7      1 9 9 6      1 9 9 6      1 9 9 5
                                    ---------    ---------    ---------    ---------
Balance at beginning of year        $ 141,438    $ 122,681    $ 122,681    $  93,750
Provisions charged to income            6,229        7,500       30,000       30,000
Charge-offs and recoveries, net                                 (11,243)      (1,069)
                                    ---------    ---------    ---------    ---------
Balance at end of year              $ 147,667    $ 130,181    $ 141,438    $ 122,681
                                    =========    =========    =========    =========

The bank's lending efforts have historically focused on residential real estate loans, which comprised approximately $16.2 million, or 95% of the total loan portfolio at March 31, 1997. At December 31, 1996, residential real estate loans comprised $16.3 million or 98% of the total loan portfolio. Generally the loan-to-value ratio does not exceed 80%. This has provided the bank with an adequate collateral coverage in events of default. Nevertheless, Lexington First Federal Mutual Holding Company, as with any lending institution, is subject to the risk that the values of real estate could deteriorate in its primary lending area. For Lexington First Federal Mutual Holding Company this area consists of Henderson County and surrounding counties in the West Tennessee area. Management of Lexington First Federal Mutual Holding Company believes that the real estate values in its primary lending area are stable and such stability will continue in the foreseeable future.

In the ordinary course of business, Lexington First Federal Mutual Holding Company makes loans to officers, directors and employees and their related business interests. Such loans are made on the same terms as those prevailing at the time for unrelated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At March 31, 1997, December 31, 1996 and 1995, the amounts of such loans were $317,595, $235,768 and $433,606, respectively.

NOTE 7 - ACCRUED INTEREST RECEIVABLE

Accrued interest receivable is summarized as follows:

                                  March 31,       December 31,
                                  ---------  --------------------
                                   1 9 9 7    1 9 9 6    1 9 9 5
                                  ---------  ---------  ---------
Investment securities             $ 80,302   $ 62,522   $ 97,589
Mortgage-backed securities          17,573     18,354     20,072
Loans receivable                    29,368     24,489     (1,388)
                                  --------   --------   --------
                                  $127,243   $105,365   $116,273
                                  ========   ========   ========

                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 8 - SPECIAL SAIF ASSESSMENT

The bank paid $127,849 in 1996 as its contribution to the FDIC to recapitalize the Savings Associations' Insurance Fund (SAIF). This was required by the Deposit Insurance Fund Act of 1996.

NOTE 9 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                           March 31,      December 31,
                                           ---------  ---------------------
                                            1 9 9 7    1 9 9 6     1 9 9 5
                                           ---------  ---------   ---------
Cost:
  Land                                     $ 110,122  $ 110,122   $  45,122
  Buildings                                  293,903    292,495     285,786
  Furniture, fixtures and equipment          120,999    111,653     102,681
                                           ---------  ---------   ---------
                                           $ 525,024  $ 514,270   $ 433,571

Less accumulated depreciation               (261,831)  (259,568)   (234,159)
                                           ---------  ---------   ---------
                                           $ 263,193  $ 254,702   $ 199,412
                                           =========  =========   =========


NOTE 10 - DEPOSITS

Deposits are summarized as follows:

                                                                March 31, 1997         December 31, 1996       December 31, 1995
                                                           ----------------------   ----------------------   ----------------------
                                                              Amount      Percent      Amount      Percent      Amount      Percent
                                                           -----------    -------   -----------    -------   -----------    -------
Checking accounts at 2.50% in 1997, 2.00% in 1996
 and 2.25% in 1995                                         $ 1,313,634      6.70    $ 1,086,927      5.27    $ 1,049,007      5.00
Passbook savings at 3.00% in 1997 and 1996 and
 3.75% in 1995                                               1,371,808      6.54      1,362,467      6.60      1,673,003      7.97
                                                           -----------    -------   -----------    -------   -----------    -------
                                                           $ 2,685,442     13.24    $ 2,449,394     11.87    $ 2,722,010     12.97
                                                           -----------    -------   -----------    -------   -----------    -------

Certificates of deposit:
 3% to 4%                                                  $    40,687       .19    $                        $   174,408      0.83
 4% to 5%                                                      323,234      1.54        477,531      2.31    $   580,828      2.77
 5% to 6%                                                   17,834,507     85.03     17,711,039     85.82    $17,504,419     83.43
                                                           -----------    -------   -----------    -------   -----------    -------
                                                           $18,198,428     86.76    $18,188,570     88.13    $18,259,655     87.03
                                                           -----------    -------   -----------    -------   -----------    -------

                                                           $20,883,870    100.00    $20,637,964    100.00    $20,981,665    100.00
                                                           ===========    =======   ===========    =======   ===========    =======
Weighted average cost of deposits                                5.22%                    5.24%                    5.02%

The amount of certificates of deposit with a minimum denomination of $100,000 were $3,846,217, $4,265,636, $4,041,084, respectively, at March 31, 1997,
December 31, 1996 and 1995. Deposits in excess of $100,000 are not insured by the FDIC.

                LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)



  NOTE 10 - DEPOSITS (Cont.)

Maturities of outstanding certificates of deposit are summarized as follows:


Time to Maturity                    March 31,       Dec. 31,       Dec. 31,
----------------                   -----------    -----------    -----------
                                     1 9 9 7        1 9 9 6        1 9 9 5
                                   -----------    -----------    -----------
0 to 1 year                        $16,518,109    $16,609,355    $16,381,545
1 to 2 years                         1,680,319      1,579,215      1,878,110
                                   -----------    -----------    -----------
                                   $18,198,428    $18,188,570    $18,259,655
                                   ===========    ===========    ===========

  Interest expense on deposits is summarized as follows:

                                      March 31,               December 31,
                              ------------------------  ------------------------
                                1 9 9 7      1 9 9 6      1 9 9 6      1 9 9 5
                              -----------  -----------  -----------  -----------
NOW                           $     6,357  $     5,863  $    22,391  $    22,788
Passbook                           10,124       14,729       50,242       59,713
Certificates of deposit           235,296      239,954      954,478      930,998
                              -----------  -----------  -----------  -----------
                              $   251,777  $   260,546  $ 1,027,111  $ 1,013,499
                              ===========  ===========  ===========  ===========

    NOTE 11 - ADVANCES FROM FEDERAL HOME LOAN BANK

    The Savings Bank had outstanding advances from the Federal Home Loan Bank
    (FHLB) at March 31, of $949,283 (1997), $955,393 (1996) and $970,700 (1995).
    In addition to the FHLB stock being pledged as collateral the Savings Bank has executed a blanket mortgage collateral agreement with the FHLB which pledges mortgage loans equal to 1.5 times the amount of advance outstanding or $1,423,925 at March 31, 1997, $1,433,090 at December 31, 1996 and
    $1,456,049 at December 31, 1995. The above loan balance consists of eight installment loans carrying interest rates of 6.75% to 8.85% and monthly installments totalling $8,220 including interest.

    Debt requirements, excluding interest, at March 31, 1997 for all FHLB advances are as follows:

                                           Totals
                                          ---------
                    1998                   $ 28,062
                    1999                     30,119
                    2000                     32,338
                    2001                     34,733
                    2002                     37,317
                    2003-2007               134,674
                    2008-2012               110,325
                    2013-2017               163,058
                    2018-2022               241,402
                    2023-2026               137,255
                                           --------
                                           $949,283
                                           ========

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)

NOTE 12 - INCOME TAXES

                                                       March 31,                              December 31,
                                        ----------------------------------------- -----------------------------------
                                               1 9 9 7              1 9 9 6            1 9 9 6           1 9 9 5
                                        -------------------   ------------------- ----------------   ----------------
                                                     % of                  % of              % of              % of
                                                    Pretax                Pretax            Pretax            Pretax
                                         Amount     Income     Amount     Income   Amount   Income   Amount   Income
                                        --------   --------   --------   -------- -------- -------- -------- --------
Expected income tax expense at
  federal tax rates                     $ 31,372       34.0   $ 38,340     34.0   $ 96,755   32.0   $127,950   34.0
  State income tax, net of
    federal income tax effect              4,363        4.7      3,995      3.5     17,613    5.8     20,867    5.5
Increases (reductions) in taxes
  resulting from:
    Non-taxable income:
     Municipal Bonds                      (6,280)      (6.8)    (6,280)    (5.6)   (20,452)  (6.8)   (11,568)  (3.1)
  Non-deductible expenses:
    Other                                  1,266        1.4      1,466      1.3     11,260    0.4     14,616    1.2
                                        --------       ----   --------     ----   --------   ----   --------   ----
                                        $ 30,721       33.3   $ 37,521     33.2   $105,176   31.4   $151,865   37.6
                                        ========       ====   ========     ====   ========   ====   ========   ====


Deferred tax assets have been provided for taxable temporary differences related to unrealized losses on available-for-sale securities, uncollected interest, and deferred loan fees. Deferred tax liabilities have been provided for temporary differences related to book over tax depreciation and Federal Home Loan Bank Stock Dividends.

                                        March 31,         December 31,
                                        ----------   -----------------------
                                         1 9 9 7      1 9 9 6      1 9 9 5
                                        ----------   ----------   ----------
Stock dividends                         $   49,402   $   47,974   $   42,466
Tax over book depreciation                                 (395)          47
Loan fees reported in different
  periods for tax and financial
  statement purposes                        (8,912)      (9,242)      (9,117)
Uncollected interest - deferred
  on books but reported as
  income on tax return                      (1,069)        (633)      (2,634)
Unrealized losses on available-
  for-sale securities                      (18,987)     (23,378)      (5,654)
                                        ----------   ----------   ----------

  Net Deferred Taxes                    $   20,434   $   14,326   $   25,108
  ==================                    ==========   ==========   ==========

NOTE 13 - PENSION PLAN

The Savings Bank participates in the Financial Institutions Retirement Fund, a multi-employer, defined benefit plan. Generally, all full-time salaried employees are eligible for membership in the fund. No pension expense was paid during the periods ended March 31, 1997 and 1996. Pension expense amounted to $10,150, and $20,925, for the years ended December 31, 1996, and 1995, respectively. At June 30, 1996, which is the most recent date for which this information is available, the net assets available for benefits exceeded the actuarial present value of accumulated plan benefits. Certain other disclosures, which would otherwise be required, regarding the company's individual status are not available because of the multi-employer nature of the fund.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 14 - FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA) AND FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT OF 1989 (FIRREA)

FDICIA was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the promptly corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with their primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary federal regulator, the Office of Thrift Supervision (OTS), or by the Federal Deposit Insurance Corporation (FDIC), including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized," it must generally be placed in receivership or conservatorship within 90 days.

FIRREA was signed into law on August 9, 1989; regulations for savings institutions' minimum capital requirements went into effect on December 7, 1989. In addition to its capital requirements, FIRREA includes provisions for changes in the federal regulatory structure for institutions, including a new deposit insurance system, increased deposit insurance premiums, and restricted investment activities with respect to noninvestment grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing-related assets in order to qualify as a savings institution.

The regulations require institutions to have a minimum regulatory tangible capital equal to 1.5% of adjusted total assets, a minimum 4% core/leverage capital ratio, a minimum 4% tier 1 risk-based ratio, and a minimum 8% total risk-based capital ratio to be considered "adequately capitalized."

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 14 - (Cont.)

The following is a reconciliation of capital amounts for the Savings Bank at March 31, 1997, to the regulatory capital requirements of the bank as mandated by FIRREA:

                                                                Percentage
                                              Amount            of Assets
                                             ----------         ---------
Tangible Capital Requirements:
  GAAP capital                               $3,909,920
  Unrealized losses on securities
    available-for-sale                           28,075
                                             ----------
  Tangible Capital                           $3,937,995            15.2

  Requirements                                  389,130             1.5
                                             ----------            ----

  Excess                                     $3,548,865            13.7
                                             ==========            ====


Core/Leverage Capital Requirements:
  Tangible capital                           $3,937,995            15.2
  Requirements                                  778,260             3.0
                                             ----------            ----
  Core/leverage capital greater
    than requirements                        $3,159,735            12.2
                                             ==========            ====

Risk-Based Capital Requirements:
  Core capital                               $3,937,995            34.4
  Add:  General loan loss valuation
    allowance                                   147,666             1.3
                                             ----------            ----
                                             $4,085,661            35.7
  Requirements                                  908,000             8.0
                                             ----------            ----
  Risk based capital greater than
    excess                                   $3,177,661            27.9
                                             ==========            ====

At March 31, 1997, the institution is in the "well capitalized" category.

NOTE 15 - LOAN COMMITMENTS

The bank had outstanding firm loan commitments as follows:

                                           March 31,      December 31,
                                           ---------  --------------------
                                            1 9 9 7    1 9 9 6    1 9 9 5
                                           ---------  ---------  ---------
   Unused line of credit                   $ 400,000  $          $
   First-mortgage loans                                            109,000
                                           ---------  ---------  ---------
                                           $ 400,000  $       0  $ 109,000
                                           =========  =========  =========

NOTE 16 - CONCENTRATION OF CREDIT RISK

Most of the bank's business activity is with customers located within Henderson and surrounding counties in Tennessee. The loan portfolio is comprised of first-mortgage loans to residential and commercial customers and consumer loans secured by savings accounts maintained by its customers at the company.

             LEXINGTON FIRST FEDERAL SAVINGS MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 17 - REORGANIZATION AND CHANGE OF CORPORATION FORM

On June 6, 1992, the Board of Directors of Lexington First Federal Savings & Loan Bank (Lexington First) adopted a Plan of Reorganization (the Plan or Reorganization) pursuant to which Lexington First proposed to reorganize into a federally-chartered, mutual holding company (the Reorganization). As part of the Reorganization, Lexington First organized Lexington First Federal Savings Bank (the Savings Bank), a federally-chartered, stock savings bank, and transferred substantially all of its assets and liabilities to the Savings Bank.

The reorganization was accounted for as a change in corporate form with the historical basis of Lexington First's assets, liabilities and equity unchanged as a result. Subsequent to the reorganization, the existing rights of Lexington First's depositors upon liquidation as of the effective date was transferred to the company and records are maintained to ensure that such rights receive statutory priority in the event of a future mutual to stock conversion, or in the more unlikely event of the company's liquidation.

See Note 1 for additional information regarding the reorganization.

NOTE 18 - STOCKHOLDERS' EQUITY

Federal regulations impose limitations on the payment of dividends and other capital distributions (including stock repurchases and cash mergers) by the Savings Bank. Under these regulations, a savings institution that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has total capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Institution") is generally permitted without OTS approval to make capital distributions in an amount of (i) up to 100% of its net income to date during the calendar year plus (ii) an amount that would reduce by one-half the amount by which its total capital to assets ratio exceeded its fully phased-in capital requirements to assets ratio at the beginning of the calendar year. The Savings Bank meets its fully phased-in capital requirements and has been authorized to pay dividends in accordance with the provisions of the OTS regulations discussed above as a Tier 1 Institution. In addition to the foregoing, earnings of the Savings Bank appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions to stockholders without payment of taxes at the then-current tax rate by the Savings Bank on the amount of earnings deemed to be removed from the reserves for such distribution.

NOTE 19 - EARNINGS PER SHARE

Net income per share of common stock for the periods ended March 31, 1997 and 1996 of $0.28 and $0.34, and the years ended December 31, 1996 and 1995 of $0.88, and $1.00, was computed by dividing the net income by the weighted average number of shares outstanding for the periods.

             LEXINGTON FIRST FEDERAL SAVINGS MUTUAL HOLDING COMPANY
                               (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 20 - EMPLOYEE STOCK OPTION AND STOCK OWNERSHIP PLANS

In conjunction with the reorganization, the company established a stock option plan under which a total of 7,997 common shares were reserved for options. The plan establishes the exercise price of the options at least equal to the market value of the company's common stock on the date of grant ($10). At December 31, 1995, all shares granted under the stock option plan were exercised and the shares issued.

Also, in conjunction with the reorganization, the company established an Employee Stock Ownership Plan (ESOP), under which the company will make annual contributions to a trust for the benefit of eligible employees. To be eligible, an employee must be 21 years of age and have completed at least one year of service. The contributions may be in the form of cash, or common shares of the company. The amount of the annual contribution is at the discretion of the Board of Directors of the company. Initially, the ESOP acquired 6,400 shares of the company's common stock financed by $64,000 in borrowings by the ESOP.

During the year ended December 31, 1994, the Board of Directors approved the dissolution of the ESOP because of the high cost of administration. The institution made contributions to the plan of $26,000 in 1994, and paid expenses associated with the plan of approximately $12,000. The ESOP plan paid off the note payable outstanding and distributed its assets to the participants in 1996.

NOTE 21 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Savings Bank's financial instruments are as follows:

                                       March 31, 1997
                                ---------------------------
                                  Carrying         Fair
                                   Amount          Value
                                ------------   ------------
Financial Assets:
  Cash & cash
    equivalents                 $  1,573,491   $  1,573,491
  Time deposits                      250,000        250,000
  Investments securities           3,825,423      3,835,073
  Mortgage-backed
    securities                     3,205,798      3,211,331
  Loans, net of
    allowance                     16,429,207     16,866,224
  Accrued interest
    receivable                       127,243        127,243

Financial liabilities:
  Deposits                        20,883,870     20,925,861
  Advances from FHLB                 949,283        954,900
  Accrued interest payable           154,777        154,777

             LEXINGTON FIRST FEDERAL SAVINGS MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 21 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont.)

                                   1 9 9 6                   1 9 9 5
                          ------------------------  ------------------------
                           Carrying       Fair       Carrying       Fair
                            Amount        Value       Amount        Value
                          -----------  -----------  -----------  -----------
Financial Assets:
  Cash and cash
    equivalents           $   542,045  $   542,045  $   611,572  $   611,572
  Time deposits               850,000      850,000    1,150,000    1,150,000
  Investment securities     4,058,864    4,080,955    5,454,889    5,498,999
  Mortgage-backed
    securities              3,342,509    3,345,589    3,652,707    3,658,396
  Loans, net of
    allowance              16,205,224   16,636,283   14,511,627   14,933,199
  Accrued interest
    receivable                105,365      105,365      116,273      116,273

Financial Liabilities:
  Deposits                 20,637,964   20,679,461   20,981,665   21,023,853
  Advances from FHLB          955,393    1,008,458      970,700    1,024,615
  Accrued interest
    payable                   155,765      155,765      162,818      162,818

The carrying amounts in the preceding table are included in the statement of financial condition under the applicable captions.

NOTE 22 - IMPACT OF NEW ACCOUNTING STANDARDS

Accounting by Creditors for Impairment of a Loan and Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. The Bank adopted on January 1, 1995 Statements of Financial Accounting Standards Nos. 118 and 114. SFAS No. 114 requires that a certain impaired loans be measured based on the present value of expected future cash flows discounted at each loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. The Bank had previously measured the allowance for loan losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional provision to the allowance for loan losses was required as of January 1, 1995. Based on the Bank's loan portfolio composition, which primarily consists of one-to-four family residential mortgages, which are exempt from SFAS No. 114 when evaluated collectively for impairment as is done by the Bank, the Bank had no loans designated as impaired under the provisions of SFAS No. 114 at January 1, 1995.

             LEXINGTON FIRST FEDERAL SAVINGS MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 22 - IMPACT OF NEW ACCOUNT STANDARDS (Cont.)

Disclosure of Derivative Financial Instruments. In October, 1994, the Financial Accounting Standards Board ("FASB") issued SFAS No. 119 "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments". This statement addresses the disclosures of derivative financial instruments including the face amount, nature and terms. For derivatives held for trading, disclosure of average and period end fair values and disaggregated gains and losses is required. For derivatives held for purposes other than trading, disclosure of objectives, strategies, policies on reporting and income recognition method is required. This statement is effective for financial statements for fiscal years ending after December 15, 1995. Currently the Bank does not own any derivative financial instruments and therefore SFAS No. 119 should not have any impact on the financial statements.

Impairment of Long-Lived Assets. In March 1995, the "FASB" issued Statement of Financial Accounting Standards issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This statement establishes accounting standards for the impairment of long-lived assets and certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair values of the assets. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. The impact on the financial statements for implementation of the statement is not expected to be material.

Mortgage Servings Rights. In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." This Statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities" to require that a mortgage banking enterprise recognize as separate assets, rights to service mortgage loans for others, however those servicing rights are acquired. The total cost of the mortgage loans to be sold should be allocated between the mortgage servicing rights and the loans based on their relative fair values if it is practicable to estimate those fair values. If not, the entire cost should be allocated to the mortgage loans. This statement applies prospectively in fiscal years beginning after December 15, 1995. The impact on the financial statements for implementation of the Statement is not expected to be material based on the Bank's current operating activities.

             LEXINGTON FIRST FEDERAL SAVINGS MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                      NOTE TO FINANCIAL STATEMENTS (CONT.)


NOTE 22 - IMPACT OF NEW ACCOUNTING STANDARDS (Cont.)

Accounting for Stock-Based Compensation. In October, 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation to Employees." This Statement encourages entities to adopt the fair value based method of accounting for employee stock options or other stock compensation plan. However, it allows an entity to measure compensation cost for these plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess of the quoted market price of the stock at the grant date over the amount an employee must pay to acquire the stock. Most fixed stock option plans-the most common type of stock compensation plan-have no intrinsic value at grant date and under Opinion No. 25 no compensation cost is recognized for them. Compensation cost is recognized for other types of stock based compensation plans under Opinion No. 25, including plans with variable, usually performance-based features. This Statement requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. This Statement is effective for transactions entered into for fiscal years that begin after December 15, 1995. The Bank has not determined which method it will use to account for the options at this time and has not estimated the effect of adoption on the Bank's financial condition or results of operations.

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June, 1996, the Financial Accounting Standards Board issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which superseded FASB NO.122. SFAS No. 127 defers certain provisions of SFAS No. 125 for one year. FASB No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The Bank will adopt the provision of the Standard on January 1, 1997. Based on the Bank's current operating activities, management does not believe that the adoption of this statement will have a material impact on the Bank's financial condition or results of operations.

             LEXINGTON FIRST FEDERAL SAVINGS MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 23 - THE CONVERSION (UNAUDITED)

On April 12, 1997, the Board of Directors of the Savings Bank and the Mutual Holding Company adopted a Plan of Conversion and Agreement and Plan of Reorganization (Plan). Pursuant to the Plan, (1) the Mutual Holding Company will convert to an interim federal stock savings bank and simultaneously merge into the Savings Bank, the Mutual Holding Company will cease to exist and the 135,000 shares or 60.5% of the outstanding shares of the Savings Bank's common stock held by the Mutual Holding Company will be cancelled, and (2) the Savings Bank will then merge into an interim institution (Interim) to be formed as a wholly-owned subsidiary of Lexington First Federal Mutual Holding Company (the Company), a newly formed Tennessee corporation formed in connection with the reorganization, with the Bank being the surviving entity; and, (3) the outstanding shares of the Bank's common stock (other than those held by the Mutual Holding Company, which will be cancelled) will be converted into shares of common stock of the Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they owned of the Bank. The Company will then offer for sale pursuant to the Plan addition shares equal to 60.5% of the common shares of the Company. Consummation of the Plan is subject to (i) the approval of the members of the Mutual Holding Company, (ii) the stockholders of the Bank, and (iii) various regulatory agencies. Pursuant to the Plan, shares of the Company's common stock are expected to be offered initially for subscription by eligible members of the Company, eligible employee benefit plans of the Company and the Bank, and certain other persons, including stockholders of the Bank, as of specified dates subject to various subscription priorities as provided in the Plan. The common stock will be offered at a price to be determined by the Board of Directors based upon an appraisal to be made by an independent appraisal firm. The exact number of shares to be offered will be determined by the Board of Directors in conjunction with the determination of the price at which the shares will be sold. Any stock not purchased in the subscription offering will be sold in a community offering to be commenced simultaneously with the subscription offering or, if necessary, in a syndicated community offering.

The Plan provides that when the conversion is completed, a "Liquidation Account" will be established in an amount equal to the amount of any dividends waived by the Mutual Holding Company plus the greater of (1) the retained earnings of the Bank as of March 31, 1992, the date of the latest Statement of Financial Condition contained in the final offering circular utilized in the formation of the Mutual Holding Company or (2) 60.5% of the Bank's total stockholders' equity as reflected in its latest statement of financial condition in the final prospectus utilized in the conversion. The Liquidation Account is established to provide a limited priority claim to the assets of the Bank to qualifying depositors as of specified dates (Eligible Account Holders and Supplemental Eligible Account Holders) who continue to maintain deposits in the Bank after the conversion. In the unlikely event of a complete liquidation of the Bank, and only in such an event, Eligible Account Holders and Supplemental Account Holders would receive from the Liquidation Account a liquidation distribution based on their proportionate share of the then total remaining qualifying deposits.

                 LEXINGTON FIRST FEDERAL MUTUAL HOLDING COMPANY
                                (AND SUBSIDIARY)

                     NOTES TO FINANCIAL STATEMENTS (CONT.)


NOTE 23 - THE CONVERSION (Cont.)

Current regulations allow the Bank to pay dividends on its stock after the conversion if its regulatory capital would not thereby be reduced below the amount then required for the aforementioned Liquidation Account. Also, capital distribution regulations limit the Bank's ability to make capital distribution which include dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt, and other transactions charged to the capital account based on their capital level and supervisory condition. Federal regulations also preclude, (i) any repurchase of the stock of the Company for one year after the conversion, and (ii) any repurchase of the stock of the Company, in the second or third year after the conversion unless such repurchase is pursuant to an offer made on a pro rata basis to all stockholders and with prior approval of the Office of Thrift Supervision or pursuant to an open-market stock repurchase program that complies with certain regulatory criteria including such purchases to not more that 5% of the stock of the Company unless otherwise approved by the Office of Thrift Supervision.

The Bank has retained the services of both a financial advisor and legal counsel for the specific purpose of implementing the Plan. Costs relating to the conversion will be deferred and, upon conversion, such costs and any additional costs will be charged against the proceeds from the sale of stock. As of March 31, 1997 the Bank had not incurred any deferred costs related to the conversion. If the conversion is not completed, any deferred costs will be charged to the operations.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information shall not be relied upon as having been authorized by the Company, the Bank or Trident Securities. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Bank since any of the dates as of which information is furnished herein or since the date hereof.

                   Table of Contents

                                                                       Page
                                                                       ----
Summary...................................................              (i)
Selected Financial and Other Data.........................             xiii
Risk Factors..............................................                1
Community National Corporation............................                7
Lexington First Federal Savings Bank......................                8
Lexington First Federal Mutual Holding Company............                9
Community National Bank of Tennessee......................                9
Use of Proceeds...........................................                9
Dividend Policy...........................................               10
Market for the Common Stock...............................               11
Capitalization............................................               12
Regulatory Capital........................................               14
Pro Forma Data............................................               15
Lexington First Federal Savings Bank
  Statements of Operations................................               20
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.....................               21
Business of the Company...................................               32
Business of the Bank......................................               32
Regulation................................................               50
Taxation..................................................               65
Management of the Company.................................               66
Management of the Bank....................................               66
Beneficial Ownership of Capital Stock.....................               74
The Conversion............................................               75
Comparison of Stockholders' Rights........................               98
Restrictions on Acquisition of the Company................              106
Description of Capital Stock of the Company...............              107
Experts...................................................              108
Legal Matters.............................................              109
Additional Information....................................              109
Index to Financial Statements.............................              110

     Until _______, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                              COMMUNITY NATIONAL
                                  CORPORATION

                             (Holding Company for
                            LEXINGTON FIRST FEDERAL
                             FEDERAL SAVINGS BANK
                                   to become
                            COMMUNITY NATIONAL BANK
                                 OF TENNESSEE)






                             Up to _______ Shares

                                 COMMON STOCK







                                 ------------
                                  PROSPECTUS
                                 ------------





                           TRIDENT SECURITIES, INC.





                              ____________, 1997

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

         The directors and officers of the Company are entitled to indemnification in certain circumstances. Such indemnification arises from
Article XIII of the Company's Charter and the Tennessee Business Corporation Act. In addition, the Bank currently maintains a directors and officers liability policy to which the Company will become party.
These provisions are described briefly below.

Article XIII of the Charter

         Article XIII of the Company's Charter provides that directors, officers, employees and agents may be indemnified in certain circumstances against liability which they may incur in their capacities. Article XIII requires that the Company indemnify any director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), because he is or was a director against liability incurred in such proceeding as long as he conducted himself in good faith, he reasonably believed, (i) in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company must also indemnify any director and any officer who is not a director if he was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director or officer of the Company against reasonable expenses incurred by him in connection with the proceeding. However, the Company may not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Article XIII permits the Company to pay the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding as long as: (1) the director furnishes the Company a written affirmation of his good faith belief that he has met the requisite standard of conduct; (2) he provides the Company with a written undertaking to repay such amounts if it is ultimately determined that he is not entitled to indemnification; and (3) a determination is made based on the facts then known, that indemnification is permissible.

         The Company may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the required standards. The determination must be made: (1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) by independent special legal counsel; or
(4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         The Company may indemnify and advance expenses to an officer, employee or agent of the Company who is not a director to the same extent as a director.

Tennessee Business Corporation Act

         The Tennessee Business Corporation Act requires Tennessee corporations such as the Company to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a directors of the corporation against reasonable expenses incurred by him, unless the corporation's charter provides otherwise. The Tennessee Business Corporation Act also generally permits Tennessee corporations to indemnify directors and officers in the same manner as Article XIII of the Company's Charter provides. In no event, however, may a Tennessee corporation indemnify a director if a judgment or other final adjudication adverse to the director establishes his liability: (i) for any breach of the duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for the approval of unlawful distributions.

Directors and Officers Liability Insurance

         Pursuant to its Charter and Tennessee law, the Company is permitted to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company. The Bank currently maintains such a policy and it is intended that the Company will become a party to such policy.

Item 25.  Other Expenses of Issuance and Distribution

         Underwriting Fees and Expenses..................   $   85,000

         Legal Fees and Expenses.........................       90,000
         Printing, Postage and Mailing...................       40,000
         Accounting Fees and Expenses....................       40,000
         Appraisal and Business Plan Fees and Expenses...       30,000
         Blue Sky Filing Fees and Expenses
           (including legal counsel).....................       10,000
         Federal Filing Fees (OTS and SEC)...............       12,000
         Conversion Agent Fees...........................        7,000
         Stock Transfer Agent fees and certificates......        5,000
         Other Expenses..................................       31,000
                                                            ----------
             Total.......................................   $  350,000
                                                            ==========

Item 26.  Recent Sales of Unregistered Securities.

         Not applicable.


Item 27.  Exhibits:

         The exhibits schedules filed as a part of this registration statement are as follows:

*   1.1       Form of Agency Agreement with Trident Securities, Inc.

    1.2       Engagement Letter with Trident Securities, Inc.

    2         Plan of Conversion and Agreement and Plan of Reorganization
              (Exhibit A to Proxy Statement filed as Exhibit 99.2)

    3.1       Charter of Community National Corporation

    3.2       Bylaws of Community National Corporation

    4         Form of Common Stock Certificate of Community National Corporation

    5 Opinion of Housley Kantarian & Bronstein, P.C. regarding legality of securities being registered


    8.1       Form of Federal Tax Opinion of Housley Kantarian & Bronstein, P.C.

*   8.2       State Tax Opinion

    8.3 Opinion of Ferguson & Company as to the value of subscription rights for tax purposes

    10.1      Form of Employment Agreement between Lexington First Federal
              Savings Bank and Howard W. Tignor as Amended and Restated

    10.2      Form of Guaranty Agreement between Community National
              Corporation and Howard W. Tignor

    10.3      Proposed Community National Corporation Deferred Compensation Plan

    10.4      Proposed Community National Corporation 1998 Stock Option and
              Incentive Plan

    10.5      Proposed Community National Corporation 1998 Management
              Recognition Plan and Trust

    23.1      Consent of Arnold, Spain & Company, P.C.

    23.2 Consent of Housley Kantarian & Bronstein, P.C. (in opinion filed as Exhibit 8.1)

    23.3      Consent of Ferguson & Company

    24        Power of Attorney (reference is made to the signature page)

    27        Financial Data Schedule

    99.1 Proxy statement and form of proxy for solicitation of stockholders of Lexington First Federal Savings Bank

    99.2 Proxy Statement and form of proxy for solicitation of members of Lexington First Federal Mutual Holding Company

    99.3      Appraisal Report

    99.4      Form of Stock Order Form and Form of Certification

    99.5      Miscellaneous Marketing Materials

--------------
*   To be filed by amendment.


Item 28.  Undertakings


         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act").

                (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Lexington, State of Tennessee, on July 17, 1997.

                                    COMMUNITY NATIONAL CORPORATION


                                    By: /s/ Howard W. Tignor
                                       -----------------------------------------
                                         Howard W. Tignor
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)

                               POWER OF ATTORNEY

         We, the undersigned Directors of Community National Corporation, hereby severally constitute and appoint Howard W. Tignor with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Howard W. Tignor may deem necessary or advisable to enable Community National Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Community National Corporation common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Howard W. Tignor shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      Signatures                 Title                                 Date
      ----------                 -----                                 ----
/s/ Howard W. Tignor      President and Chief Executive Officer    July 17, 1997
----------------------    (Principal Executive, Financial and
Howard W. Tignor          Accounting Officer)

/s/ Charlie H. Walker     Chairman of the Board                    July 17, 1997
----------------------
Charlie H. Walker

/s/ Arba Milam Taylor     Director, Secretary and Treasurer        July 17, 1997
----------------------
Arba Milam Taylor

/s/ Pope Thomas           Vice President and Director              July 17, 1997
----------------------
Pope Thomas

/s/ Stephen M. Lowry      Director                                 July 17, 1997
----------------------
Stephen M. Lowry

/s/ Stephen M. Milam      Director                                 July 17, 1997
----------------------
Stephen M. Milam

/s/ Robert C. Thomas      Director                                 July 17, 1997
----------------------
Robert C. Thomas

/s/ Richard Walker        Director                                 July 17, 1997
----------------------
Richard Walker

/s/ Pat Carnal            Director                                 July 17, 1997
----------------------
Pat Carnal
